 Filed Pursuant to Rule 424(b)(5)
 Registration Statement Nos.
 333-272449, 333-272449-01,
 333-272449-02, 333-272449-03,
 333-272449-04, and 333-272449-05
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 17, 2024)
$500,000,000
Amcor Group Finance plc
5.450% Guaranteed Senior Notes due 2029
With full and unconditional guarantees as to
payment of principal and interest by each of
Amcor plc
Amcor Finance (USA), Inc.
Amcor UK Finance plc
Amcor Pty Ltd
Amcor Flexibles North America, Inc.
Amcor Group Finance plc (“AGF”) is offering $500,000,000 aggregate principal amount of 5.450% guaranteed senior notes due 2029 (the “Notes”). The Notes will mature on May 23, 2029. AGF will pay interest on the Notes on May 23 and November 23 of each year, commencing on November 23, 2024. AGF may redeem all of the Notes at any time, and some of the Notes from time to time, at the redemption prices set forth in this prospectus supplement under “Description of the Securities — Optional Redemption.” AGF may also redeem all of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date if, as a result of certain changes in respect of withholding taxes, it or any of the Guarantors (as defined below) become obligated to pay any Additional Amounts (as defined below), as described in this prospectus supplement under “Description of the Securities — Redemption for Changes in Withholding Taxes.”
The Notes will be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by each of Amcor plc, Amcor Finance (USA), Inc. (“AFUI”), Amcor UK Finance plc (“Amcor UK”), Amcor Pty Ltd. (“Amcor Australia”) and Amcor Flexibles North America, Inc. (“Amcor Flexibles North America” and, together with Amcor plc, AFUI, Amcor UK and Amcor Australia, the “Guarantors” and, each, a “Guarantor”).
The Notes will be AGF’s general unsecured and unsubordinated obligations and will rank equally with all of AGF’s other existing and future unsecured and unsubordinated obligations (including the EUR Notes (as defined below), if issued), except indebtedness mandatorily preferred by law. The Notes will not have the benefit of all of the covenants applicable to certain of the Guarantors’ existing unsecured senior indebtedness, for which we expect AGF to become a guarantor upon the consummation of this offering. The Notes will be effectively subordinated to any secured indebtedness AGF may have or may incur in the future to the extent of the value of the assets securing any such indebtedness. The Notes will be structurally subordinated to the indebtedness and all other obligations of AGF’s non-guarantor subsidiaries.
Each Guarantee will be a general unsecured and unsubordinated obligation of the applicable Guarantor and will rank equally with all of such Guarantor’s other existing and future unsecured and unsubordinated obligations (including the EUR Notes, if issued), except indebtedness mandatorily preferred by law. Each Guarantee will not have the benefit of all of the covenants applicable to certain of the applicable Guarantor’s existing unsecured senior indebtedness. Each Guarantee will be effectively subordinated to any secured indebtedness such Guarantor may have or may incur in the future to the extent of the value of the assets securing any such indebtedness. Each Guarantee will be structurally subordinated to the indebtedness and all other obligations of such Guarantor’s non-guarantor subsidiaries.
The Notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Currently, there is no public market for the Notes. We intend to apply to list the Notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We expect trading in the Notes on the NYSE to begin within 30 days after the original issue date of the Notes. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time.

Pursuant to a separate prospectus supplement, Amcor UK is offering €500,000,000 aggregate principal amount of 3.950% guaranteed senior notes due 2032 (the “EUR Notes”), which offering is expected to close on or around May 29, 2024. The closing of this offering is not conditioned upon the closing of the offering of the EUR Notes, and the closing of that offering is not conditioned upon the closing of this offering.
Investing in the Securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 7 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per note	Total
Public offering price(1)	99.866%	$499,330,000
Underwriting discount	0.350%	$1,750,000
Proceeds to us (before expenses)	99.516%	$497,580,000

(1)
Plus accrued interest, if any, from May 23, 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Securities for purchase on or about May 23, 2024, which is the second business day following the date of this prospectus supplement, only in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank SA/NV.

Global Coordinators
Citigroup	Wells Fargo Securities
Joint Book-Running Managers
J.P. Morgan Mizuho TD Securities
Deutsche Bank Securities PNC Capital Markets LLC Standard Chartered Bank
The date of this prospectus supplement is May 21, 2024.

Prospectus Supplement
Prospectus
Neither we nor the underwriters have authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to, the reliability of any other information that others may give you. No offer to sell these Securities is being made in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of the date of the document in which the information appears or such other date referred to in such document. Our business, financial condition, results of operations and prospects may have changed after any of such dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with any free writing prospectus prepared by or on behalf of us or to which we have referred you, the documents incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.”
If the description of this offering or the terms of the Securities varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
In this prospectus supplement, we use the terms “AGF” or the “Issuer” to refer to Amcor Group Finance plc (not including its subsidiaries), and the terms “Amcor,” “we,” “us” and “our” and similar terms to refer to Amcor plc and its subsidiaries (including AGF), unless the context otherwise requires. We use the term “Guarantors” to refer to Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc, Amcor Pty Ltd and Amcor Flexibles North America, Inc., the guarantors of the Notes.
All amounts are in United States dollars unless otherwise specified.
IMPORTANT — PROHIBITION OF SALES TO EEA RETAIL INVESTORS
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering and selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
IMPORTANT — PROHIBITION OF SALES TO UK RETAIL INVESTORS
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

S-i

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC file number is 001-38932.
The SEC maintains a web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. You may also access our reports and proxy statements free of charge at our website, www.amcor.com/investors. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. The prospectus supplement and the accompanying prospectus included in this filing are part of a registration statement filed by us with the SEC.
This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain certain estimates, predictions, and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” “commit,” “estimate,” “potential,” “ambitions,” “outlook,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to:
•
changes in consumer demand patterns and customer requirements in numerous industries;

•
the loss of key customers, a reduction in their production requirements or consolidation among key customers;

•
significant competition in the industries and regions in which we operate;

•
an inability to expand our current business effectively through either organic growth, including product innovation, investments, or acquisitions;

•
challenging current and future global economic conditions, including the Russia-Ukraine conflict and inflation;

•
impacts of operating internationally;

•
price fluctuations or shortages in the availability of raw materials, energy and other inputs, which could adversely affect our business;

•
production, supply and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility;

•
pandemics, epidemics, or other disease outbreaks;

•
an inability to attract and retain our global executive management team and our skilled workforce or successfully manage the transition of key roles, including our Chief Executive Officer;

•
costs and liabilities related to environment, health, and safety laws and regulations, as well as changes in the global climate;

•
labor disputes and an inability to renew collective bargaining agreements at acceptable terms;

•
risks related to climate change;

•
cybersecurity risks, which could disrupt our operations or risk of loss of our sensitive business information;

•
failures or disruptions in our information technology systems which could disrupt our operations, compromise customer, employee, supplier, and other data;

•
rising interest rates that increase our borrowing costs on our variable rate indebtedness and could have other negative impacts;

•
a significant increase in our indebtedness or a downgrade in our credit rating could reduce our operating flexibility and increase our borrowing costs and negatively affect our financial condition and results of operations;

•
foreign exchange rate risk;

•
a significant write-down of goodwill and/or other intangible assets;

S-iii

•
a failure to maintain an effective system of internal control over financial reporting;

•
an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the risks we face;

•
an inability to defend our intellectual property rights or intellectual property infringement claims against us;

•
litigation, including product liability claims, or regulatory developments;

•
increasing scrutiny and changing expectations from investors, customers, and governments with respect to our environmental, social, and governance practices and commitments resulting in additional costs or exposure to additional risks;

•
changing government regulations in environmental, health, and safety matters, including climate change;

•
changes in tax laws or changes in our geographic mix of earnings; and

•
other risks and factors discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You are cautioned that the foregoing list of factors is not exclusive or exhaustive. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus speak only as of the date made and, other than as required by law, we do not undertake any obligation to update any forward-looking statements after the date they are made, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in any forward-looking statements which become apparent after the date they are made, except as expressly required by law. All forward-looking statements, express or implied, in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

S-iv

SUMMARY
This summary highlights certain information about AGF, Amcor plc and the offering of the Securities. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes thereto, before making an investment decision.
Amcor plc
Amcor is a global leader in developing and producing responsible packaging for food, beverage, pharmaceutical, medical, home and personal-care, and other products. We work with leading companies around the world to protect their products and the people who rely on them, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures, and services. We are focused on making packaging that is increasingly light-weighted, recyclable and reusable, and made using an increasing amount of recycled content. During fiscal year 2023, Amcor generated $14.7 billion in net sales.
Amcor plc’s principal executive offices are located at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, and the telephone number of that principal executive office is +44 117 9753200.
Amcor Group Finance plc
AGF is a wholly owned subsidiary of Amcor plc. AGF was incorporated in January 2024 under the laws of England and Wales. AGF’s principal executive offices are located at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, and the telephone number of that principal executive office is +44 117 9753200.
EUR Notes Offering
Pursuant to a separate prospectus supplement, Amcor UK is offering €500,000,000 aggregate principal amount of 3.950% guaranteed senior notes due 2032 (the “EUR Notes”), which offering is expected to close on or around May 29, 2024. It is expected that the use of proceeds of the EUR Notes will be similar to the use of proceeds for the Notes. The offering of the EUR Notes is being made pursuant to a separate prospectus supplement and is not conditioned on the completion of this offering. In addition, the closing of this offering is not conditioned upon the closing of the offering of the EUR Notes. We cannot assure you that either or both of the offerings will be completed. The foregoing description and other information regarding the offering of the EUR Notes is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, the EUR Notes.

The Offering
The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Securities, please refer to “Description of the Securities” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.
Issuer . . . . . . . . . . . . . . . . . . . . .
Amcor Group Finance plc
Notes Offered . . . . . . . . . . . . . . .
$500,000,000 aggregate principal amount of 5.450% guaranteed senior notes due 2029.
Maturity Date . . . . . . . . . . . . . . .
May 23, 2029.
Interest Rate . . . . . . . . . . . . . . . .
The Notes will bear interest from and including May 23, 2024 at the rate of 5.450% per annum, payable semi-annually in arrears.
Interest Payment Dates . . . . . . . . .
Interest on the Notes will be payable in arrears on May 23 and November 23 of each year, commencing on November 23, 2024.
Guarantees . . . . . . . . . . . . . . . . .
The Notes will be fully and unconditionally guaranteed by each of Amcor plc, AFUI, Amcor UK, Amcor Australia and Amcor Flexibles North America.
Ranking of the Securities . . . . . . .
The Notes will be unsecured obligations of the Issuer and will rank on a parity basis with all of the Issuer’s other unsecured and unsubordinated obligations (including the EUR Notes, if issued), and each of the Guarantees will be an unsecured obligation of the applicable Guarantor and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Guarantor (including the EUR Notes, if issued), except, in each case, indebtedness mandatorily preferred by law.
The Notes will be effectively subordinated to any existing and future secured obligations of the Issuer to the extent of the value of the assets securing any such obligations, and since the Notes are unsecured obligations of the Issuer, in the event of a bankruptcy or insolvency, the Issuer’s secured lenders will have a prior secured claim to any collateral securing the obligations owed to such secured lenders. Each of the Guarantees will be effectively subordinated to any existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations, and since each of the Guarantees is an unsecured obligation of the corresponding Guarantor, in the event of bankruptcy or insolvency, each such Guarantor’s secured lenders will have a prior secured claim to any collateral securing the obligation owed to such secured lenders. As of March 31, 2024, the Issuer and the Guarantors had no secured indebtedness outstanding.
The Notes and each of the related Guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, whether or not secured, of any subsidiary of Amcor plc (other than AGF) that does not guarantee such Notes (including any subsidiaries that Amcor plc may in the future acquire or establish to the extent they do not guarantee such Notes). Amcor plc, AFUI, Amcor UK, Amcor

Australia and Amcor Flexibles North America will be the initial Guarantors of the Notes. See “Description of the Securities — Guarantees.”
As of March 31, 2024, (i) the Issuer and the Guarantors had $7.1 billion of total indebtedness, other than intercompany indebtedness (of which none was secured) and (ii) the subsidiaries of Amcor plc, other than AGF, that will not guarantee the Notes (the “non-guarantor subsidiaries”), including joint ventures, had $143 million of total indebtedness (of which $81 million was secured). There was $2.9 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities) drawn under the Credit Facilities (as defined below) with total borrowing capacity of approximately $0.9 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities), in each case, as of March 31, 2024. For the nine months ended March 31, 2024, the non-guarantor subsidiaries, including joint ventures, represented 92.7% of Amcor’s net sales.
Optional Redemption . . . . . . . . . .
The Issuer may redeem the Notes, in whole or in part, at its option at any time prior to April 23, 2029 (one month prior to the maturity date of the Notes) at the make whole redemption price for the Notes equal to the greater of the principal amount of the Notes and the make whole redemption price described in the “Description of the Securities — Optional Redemption” plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, the Issuer may redeem the Notes, in whole or in part, at its option at any time on or after April 23, 2029 (one month prior to the maturity date of the Notes) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Additional Amounts . . . . . . . . . .
In the event that certain taxes are payable in respect of payments on the Securities, the Issuer and applicable Guarantors will, subject to certain exceptions, pay such additional amounts as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of the Securities had no such withholding or deduction been required. See “Description of the Securities — Payment of Additional Amounts.”
Redemption for Changes in Withholding Taxes . . . . . . . . . .
The Notes may be redeemed at the option of the Issuer in whole, but not in part, at the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, in certain circumstances in which the Issuer or any Guarantor would become obligated to pay additional amounts under the terms of the Notes. See “Description of the Securities — Redemption for Changes in Withholding Taxes.”
Covenants . . . . . . . . . . . . . . . . . .
The indenture includes certain requirements that must be met if the Issuer or any Guarantor consolidates with, or merges into, or transfers or leases its assets substantially as an entirety to, another entity or person. See “Description of the Securities — Certain Covenants — Consolidation, Merger and Sale of Assets.”
Use of Proceeds . . . . . . . . . . . . . .
We intend to use the net proceeds of this offering to repay a portion of our commercial paper borrowings and the remainder, if any, for general corporate purposes, which may include the repayment of other short- and long-term debt. See “Use of Proceeds.”
Listing and Trading . . . . . . . . . . .
The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the Notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. Accordingly, we cannot provide assurance as to the development or liquidity of any market for the Notes, the ability of holders of Notes to sell their Notes or the prices at which holders may be able to sell their Notes. See “Underwriting.”
Further Issuances . . . . . . . . . . . .
The Issuer may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes. Such additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the outstanding Notes, provided that any additional notes shall be fungible for U.S. federal income tax purposes with the outstanding Notes.
Trustee . . . . . . . . . . . . . . . . . . . .
Deutsche Bank Trust Company Americas.
Governing Law . . . . . . . . . . . . . .
The Securities will be, and the indenture is, governed by the laws of the State of New York.
Conflicts of Interest . . . . . . . . . . .
A portion of the aggregate net proceeds from the sale of the Notes will be used to repay commercial paper borrowings and potentially for the repayment of other short- and long-term debt. To the extent any of the underwriters or their affiliates own our commercial paper or are lenders under our revolving credit facility, such party would receive a portion of the aggregate net proceeds from the sale of the Notes. Accordingly, any such underwriter may have a conflict of interest, in that it has an interest in the offering beyond the underwriting discount it receives in connection with the offering and as a result, this offering is being conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any underwriter with a conflict of interest will not sell the Notes to an account over which it exercises discretion. See “Underwriting (Conflicts of Interest) — Conflicts of Interest; Other Relationships.”

Risk Factors . . . . . . . . . . . . . . . .
See “Risk Factors” in this prospectus supplement, the accompanying prospectus and the section entitled “Risk Factors” in the documents incorporated by reference herein and therein for important information regarding us and an investment in the Securities.
Summary Historical Financial and Operating Data of Amcor plc
The following table sets forth the summary historical consolidated financial and operating data for Amcor plc. The summary historical consolidated financial and operating data as of and for the years ended June 30, 2023, 2022 and 2021 have been derived from Amcor plc’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2023, which is incorporated by reference into this prospectus supplement, and its Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which is not incorporated by reference into this prospectus supplement. The summary historical financial and operating data as of and for the nine months ended March 31, 2024 and 2023 have been derived from Amcor plc’s unaudited condensed consolidated financial statements and related notes thereto contained in Amcor plc’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which is incorporated by reference into this prospectus supplement, and Amcor plc’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, which is not incorporated by reference into this prospectus supplement.
Historical results are not necessarily indicative of the results that may be expected for any future period. This summary historical consolidated financial and operating data should be read in conjunction with (i) “Capitalization,” (ii) Amcor plc’s audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Amcor plc’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, which is incorporated by reference into this prospectus supplement, and Amcor plc’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which is not incorporated by reference into this prospectus supplement, and (iii)Amcor plc’s unaudited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Amcor plc’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which is incorporated by reference into this prospectus supplement, and Amcor plc’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, which is not incorporated by reference into this prospectus supplement. See “Incorporation of Certain Documents by Reference.”
	Nine Months Ended March 31,		Fiscal Year Ended June 30,
($ millions)	2024	2023	2023	2022	2021
Summary Income Statement Data
Net sales	$10,105	$11,021	$14,694	$14,544	$12,861
Net income attributable to Amcor plc	$473	$868	$1,048	$805	$939
Summary Balance Sheet Data
Cash and cash equivalents	$457	$564	$689	$775	$850
Total assets	$16,660	$17,278	$17,003	$17,426	$17,188
Long-term debt less current portion (including capital
lease obligations)	$7,055	$6,804	$6,653	$6,340	$6,186
Total shareholders’ equity	$4,008	$4,308	$4,090	$4,141	$4,821
Other Operating Data
Capital expenditures	$358	$382	$526	$527	$468
Depreciation and amortization	$448	$425	$569	$579	$572

RISK FACTORS
You should carefully consider the risks described below, the risks set forth in the accompanying prospectus and the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. These risks include those set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, which is incorporated by reference into this prospectus supplement, as such risk factors may be updated in our subsequent filings with the SEC, and include risks that could have a material adverse effect on our financial condition, results of operations or cash flows and which could, in turn, impact our ability to perform our respective obligations under the Securities.
Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. The events discussed in the risk factors below, or the risk factors in the accompanying prospectus or the documents incorporated by reference herein or therein, may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading prices of our securities, including the Securities, could decline and you might lose all or part of your investment.
Risks Related to the Notes and the Guarantees
Because the Issuer and each of the Guarantors conducts its operations through other subsidiaries, your right to receive payments on the Notes and any of the Guarantees is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the Issuer or the applicable Guarantor from their respective subsidiaries.
The Issuer and each of the Guarantors conducts its operations through its subsidiaries. Their principal source of income is dividends and interest on intercompany loans they make to their respective subsidiaries and other intercompany transfers, and their ability to meet their respective financial obligations is dependent on the level of dividends, loan repayments and other intercompany transfers of funds they receive from their subsidiaries. In addition, the ability of the directors of a subsidiary of the Issuer or any of the Guarantors to declare dividends or the amount of dividends they may pay will depend on that subsidiary’s operating results and will be subject to applicable laws, which may limit such payments. Therefore, your right to receive payments on the Notes is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the Issuer or the applicable Guarantor from their respective subsidiaries.
Your right to receive payment under the Notes will structurally rank behind the creditors of Amcor plc’s subsidiaries (other than AGF) that are not guaranteeing the Notes.
The Notes will be guaranteed by Amcor plc, the parent company of AGF, and certain of Amcor plc’s subsidiaries. However, a significant majority of Amcor plc’s current and future subsidiaries will not guarantee the Notes. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, the assets of such subsidiary will be used to satisfy the claims of its creditors. Because those non-guarantor subsidiaries have no direct obligations in respect of the Notes, you will not have a direct claim against any such non-guarantor subsidiary and any claims to enforce payment on your Notes (including through Amcor plc’s Guarantee of the Notes) will be structurally subordinated to all of the claims of the creditors of those non-guarantor subsidiaries. As of March 31, 2024, the non-guarantor subsidiaries, including joint ventures, had $143 million of total indebtedness (of which $81 million was secured). For the nine months ended March 31, 2024, the non-guarantor subsidiaries, including joint ventures, represented 92.7% of Amcor’s net sales.
Because the Notes and each of the Guarantees are unsecured, your right to receive payment will be effectively subordinated in right of payment to the Issuer’s and the applicable Guarantors’ secured indebtedness, and thereby may be adversely affected.
The Notes and each of the Guarantees will be unsecured obligations of the Issuer and each Guarantor, respectively, and be effectively subordinated to any of the Issuer’s or the applicable Guarantor’s secured indebtedness to the extent of the value of the assets that secure such indebtedness. Although the Issuer and the Guarantors did not have any secured indebtedness as of March 31, 2024, they may incur such secured indebtedness in the future. In addition, to the extent that the Issuer or any of the Guarantors have granted, or in the future may grant, security interests over their assets, the secured lenders will be entitled to exercise the remedies available to them under applicable laws. Depending on the relevant circumstances and applicable laws, if the Issuer defaults on the Notes or any of the Guarantors default on its respective Guarantee, or after the bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, any assets that are secured will be used to satisfy the obligations they secure before such assets are available for payments on the Notes or the applicable Guarantee. There can be no assurance that there will be sufficient assets to pay amounts due on the Notes or each of the Guarantees. As a result, you may receive a lower amount proportionately than the lenders of our secured indebtedness. If there is not enough collateral to satisfy the secured indebtedness owed by the Issuer or any Guarantor then, subject to the provisions of applicable laws, the amounts remaining unpaid on such secured indebtedness would share equally with all unsubordinated unsecured indebtedness of the Issuer or such Guarantor (including amounts owing under the Notes and the applicable Guarantee).
We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing indebtedness and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our (including AGF’s) liquidity, results of operations and financial condition may be adversely affected.
Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our Credit Facilities. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur. However, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash flows from operations and our access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.
As of March 31, 2024, Amcor plc had two committed credit facilities outstanding: its three-year multi-currency credit facility expiring in April 2025 (which maturity date was extended to April 2026 in April 2024 following the one-year extension of the maturity date of the facility) and its five-year multi-currency credit facility expiring in April 2027 in an aggregate committed amount of $3.75 billion (collectively, the “Credit Facilities” and, each, a “Credit Facility”). The Credit Facilities are available to fund working capital, growth capital expenditures and refinancing obligations. As of March 31, 2024, we had $2.9 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities) drawn under the Credit Facilities with total borrowing capacity of approximately $0.9 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities). At March 31, 2024, we were compliant with the financial covenants contained in the Credit Facilities. However, failure to comply with material provisions of our covenants in the Credit Facilities could result in a default under the Credit Facilities, rendering them unavailable to us and causing a material adverse effect on our (including AGF’s) liquidity, results of operations and financial condition.
Certain of our financing agreements, including the agreements governing the Credit Facilities, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities, and the violation of these covenants could result in an event of default. The Securities will not have the benefit of all of these covenants.
The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. For each of the agreements governing the Credit Facilities, the most significant covenant requires us to maintain a ratio of consolidated net debt to adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). The ratio of consolidated net debt to adjusted EBITDA must not exceed 3.90 to 1.00, subject to certain exceptions. The indenture governing the Securities does not include any similar covenants. Failure to comply with the covenants contained in the Agreements or any of our other existing indebtedness could result in an event of default under either of the Agreements or our other existing indebtedness that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of certain defaults under the Agreements or any of our other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings then-outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under the Credit Facilities or any of our other indebtedness, including the Securities, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of the Securities.”
Our indebtedness could adversely affect our business, financial condition and results of operations, as well as the ability to meet payment obligations under the Securities.
As of March 31, 2024, after giving effect to this offering of the Notes but not the related use of proceeds therefrom (nor the EUR Notes, if issued), we would have had $7.7 billion in total indebtedness outstanding, $81 million of which would have been secured indebtedness. There was $2.9 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities) drawn under the Credit Facilities with total borrowing capacity of approximately $0.9 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities), in each case, as of March 31, 2024. Subject to the limits contained in the agreements governing the Credit Facilities, the indenture and the applicable agreements governing our other existing indebtedness, we may be able to incur substantial additional debt from time to time. If we do so, the risks related to our level of debt could increase. Specifically, our level of debt could have important consequences, including the following:
•
making it more difficult for us to meet our obligations with respect to our debt, including the Securities;

•
reducing the availability of cash flow to fund future working capital, capital expenditures, acquisitions or other general corporate purposes;

•
limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate purposes;

•
requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions or other general corporate purposes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•
placing us at a disadvantage compared to other, less leveraged competitors;

•
increasing our cost of borrowing; and

•
limiting our flexibility in planning for changes in our business and reacting to changes in the industry in which we compete.

Any of these factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes.
Despite our current level of indebtedness, we may be able to incur substantially more debt, which could increase the risks to our financial condition described above.
We may be able to incur substantial additional indebtedness in the future. Although certain of the agreements governing our existing indebtedness, including the indenture, contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. See “Description of the Securities — Certain Covenants.” Additional indebtedness incurred in compliance with these restrictions could be substantial. In addition, the indenture allows the Issuer to issue additional Securities under certain circumstances. See “Description of the Securities — Further Issues.” To the extent new debt is added to our current debt levels, the substantial leverage risks described in the immediately preceding risk factor would increase.

Furthermore, if we incur secured indebtedness and such secured indebtedness is either accelerated or becomes subject to a bankruptcy, liquidation or reorganization, our assets and the assets of any guarantors thereunder would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the Securities. Subject to certain limitations, the indenture does not restrict our non-guarantor subsidiaries from incurring additional debt, which debt would be structurally senior to the Securities. In addition, the indenture does not prevent us and our subsidiaries, including the Issuer, from incurring other liabilities that do not constitute indebtedness.
As of March 31, 2024, we had $2.9 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities) drawn under the Credit Facilities with total borrowing capacity of approximately $0.9 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities).
If either the Issuer defaults on the Notes, or any Guarantor defaults on its applicable Guarantee, your right to receive payments on the Notes or the applicable Guarantee, as the case may be, may be adversely affected by United States, United Kingdom, Jersey and Australian insolvency laws.
AGF is incorporated under the laws of England and Wales and the Guarantors are incorporated under the laws of Jersey (in the case of Amcor plc), Delaware in the United States (in the case of AFUI), Australia (in the case of Amcor Australia), England and Wales (in the case of Amcor UK) and Missouri in the United States (in the case of Amcor Flexibles North America) and, therefore, insolvency proceedings with respect to the Issuer and the Guarantors could proceed under, and be governed by, among others, Jersey, Australian, English or United States insolvency law, as the case may be, and such proceedings may adversely affect your right to receive payments on the Notes or the applicable Guarantees if the Issuer or any Guarantor defaults on its obligations under the Notes or the Guarantees, respectively. An insolvency proceeding relating to the Issuer or a Guarantor, even if brought in the United States, may involve proceedings in other jurisdictions. The procedural and substantive provisions of insolvency laws of jurisdictions outside of the United States may differ materially from comparable provisions of United States federal bankruptcy law or the insolvency laws of other jurisdictions with which the holders of the Notes may be familiar and may not be as favorable to investors as the laws of the United States or other jurisdictions with which investors are familiar. In particular, the procedures for reorganization (e.g., administration under the Australian Act or under the United Kingdom’s Insolvency Act 1986 or analogous procedure under the Companies (Jersey) Law 1991) may be significantly different from Chapter 11 under the United States Bankruptcy Code. The treatment and ranking of holders of the Notes and the Guarantees, of the Issuer’s and the Guarantors’ other creditors and the shareholders of the Issuer and the applicable Guarantors under Jersey, Australian and United Kingdom insolvency law, as the case may be, may be different than the resulting treatment and ranking if the Issuer or the applicable Guarantors were subject to the bankruptcy laws of the United States or other jurisdictions and it is not possible to predict with any certainty the outcome of insolvency or similar proceedings.
Fraudulent conveyance laws or similar provisions or principles have been enacted or exist for the protection of creditors in a number of jurisdictions, including the United States, Jersey, Australia and the United Kingdom, and Guarantees of the Notes by the applicable Guarantors may be subject to claims that they should be subordinated or avoided in favor of direct or other creditors of such Guarantors. To the extent that the Guarantee of a Guarantor is voided as a fraudulent conveyance, a preference, an uncommercial transaction, a transaction at an undervalue or a fraudulent transaction or otherwise held to be unenforceable or capable of being set aside, your claim against that Guarantor could be lost or limited, and you could be required to return payments previously received from that Guarantor. In particular:
Under Jersey law, if a liquidator were to be appointed to Amcor plc (being a Guarantor incorporated under the laws of Jersey), or Amcor plc was declared to be “en désastre,” the liquidator or the Viscount of Jersey, as the case may be, has the power to investigate past transactions entered into by Amcor plc and may seek various court orders, including orders to void certain transactions entered into prior to the winding-up of Amcor plc and for the repayment of money. These transactions are generally known as “voidable transactions” or “vulnerable transactions” and include transactions at an undervalue, preferences, extortionate credit transactions or dispositions with the intention of defrauding creditors.

Similarly, under Australian law, if Amcor Australia resolved to wind-up, or if an order to wind-up were to be made against Amcor Australia (being a Guarantor incorporated under the laws of Australia), and a liquidator were appointed to Amcor Australia, the liquidator would have the power to investigate the validity of past transactions and may seek various court orders, including orders to void certain transactions entered into prior to the winding up of Amcor Australia and for the repayment of money. These include transactions entered into within a specified period prior to the winding up that a court considers an unfair preference, an uncommercial transaction, a creditor-defeating disposition or transactions that have the effect of defeating, delaying or interfering with the rights of creditors. Enforceability of the Guarantee may be affected by other matters under Australian law as described in “Description of the Securities — Fraudulent Conveyance or Transfer and Other Considerations.”
Further, in England, if a liquidator or administrator were appointed in respect of the Issuer or Amcor UK (being a Guarantor incorporated in England), the liquidator or administrator would also have the power to investigate past transactions and can apply to the court (and, in certain circumstances, a creditor might also be able to apply to the court) to reverse or set aside certain transactions, or grant other relief that the court considers appropriate. These transactions include, but are not limited to, transactions entered into for no consideration or at an undervalue and transactions which were intended to prefer one or more creditors over one or more other creditors.
In addition to the matters described above, under the laws of the jurisdictions where the Guarantors are organized, the Guarantees given by those other Guarantors may be set aside, subordinated or otherwise avoided by the application of fraudulent conveyance, financial assistance, bankruptcy, insolvency and administration, statutory management, equitable subordination principles or other similar provisions or principles existing under the laws of the relevant jurisdiction, including as a result of the application of laws in relation to the duties of directors to act in good faith and for proper purposes. In addition, other debts and liabilities of the applicable Guarantors and of the Issuer, such as certain employee entitlements or amounts owed to tax authorities, may rank ahead of claims under the Notes and the Guarantees in the event of administration or insolvency or statutory management or similar proceedings. If one or more of the Guarantees are set aside or otherwise avoided, your claim against the applicable Guarantors giving those Guarantees could be lost or limited and it is possible that you will only have a claim against the Issuer and any remaining Guarantors.
There is no established trading market for the Notes, and one may not develop.
Prior to this offering, there was no established trading market for the Notes. We intend to apply to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. If such listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. If a trading market does not develop or is not maintained for the Notes, you may find it difficult or impossible to resell the Notes. Further, there can be no assurance as to the liquidity of any market that may develop for the Notes, your ability to sell such Notes or the price at which you will be able to sell the Notes. Future trading prices of the Notes will depend on many factors, including, but not limited to:
•
prevailing interest rates;

•
the conditions of the financial markets;

•
our operating results, prospects and credit ratings;

•
the prospects for companies in our industry generally;

•
the number of holders of the Notes;

•
the interest of securities dealers in making a market for the Notes; and

•
the market for similar securities.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity or optional redemption date of the Notes, the outstanding amount of such Notes and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. There can be no assurance as to the liquidity of any trading market for the Notes or that an active public market for the Notes will develop.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
Service of process, enforcement of judgments and bringing of original actions in the United States may be difficult.
AGF is incorporated under the laws of England and Wales and the Guarantors are incorporated under the laws of Jersey, Australia, England and Wales, and Delaware and Missouri in the United States, with substantially all of their respective properties and assets located outside of, and the majority of their respective directors and executive officers and the experts named in this prospectus supplement not residents of, the United States. As a result, you may find it difficult to effect service of process within the United States upon such directors, executive officers or experts so that you may enforce judgments of United States courts against them in the United States based on the civil liability provisions of the United States federal securities laws. In general terms, service of United States proceedings on any non-United States (i.e., foreign) party (including a corporate entity) may also be subject to applicable foreign law (as well as applicable laws in the United States concerning service in a foreign jurisdiction). Likewise, service of foreign proceedings on any United States party may be subject to applicable United States law as well as any rules of the foreign court concerning service outside the court’s territorial jurisdiction. In addition, there may be doubts as to the enforceability in Australia, Jersey, and England and Wales in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities based solely on United States federal securities laws. See also “Enforceability of Civil Liabilities” in the accompanying prospectus.
A lowering or withdrawal of the credit ratings assigned to Amcor plc’s debt securities by rating agencies may adversely affect the market value of the Notes, increase Amcor plc’s future borrowing costs and reduce its access to capital.
Any credit rating assigned to Amcor plc could be lowered or withdrawn entirely by any rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the credit rating, such as adverse changes, so warrant. Real or anticipated changes in Amcor plc’s credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes and may be changed at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Notes.
Any future lowering of Amcor plc’s credit ratings likely would make it more difficult or more expensive for it to obtain additional debt financing. If any credit rating initially assigned to the Securities is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount.
The Notes will initially be held in book-entry form, and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.
The Notes will initially only be issued in global certificated form and held through The Depository Trust Company (“DTC”). Interests in the global notes will trade in book-entry form only, and Notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of Notes. The nominee for DTC will be the sole registered holder of the global notes representing the corresponding Notes. Payments of principal, interest and other amounts owing on or in respect of the global notes representing the corresponding Notes will be made to Deutsche Bank Trust Company Americas, as paying agent, which will make payments to DTC. Thereafter, these payments will be credited to participants’ accounts that hold book-entry interests in the global notes representing the corresponding Notes and credited by such participants to indirect participants. After payment to the nominee of DTC, neither we nor the Trustee or any paying agent for the Notes will have any responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, and if you are not a participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of Notes under the indenture.
Unlike the holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or our requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC. The procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on a timely basis. Similarly, upon the occurrence of an event of default under the indenture with respect to the Notes, unless and until definitive registered Notes of that series are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through DTC. The procedures to be implemented through DTC may not be adequate to ensure the timely exercise of rights under the Notes.
Redemption may adversely affect your return on the Notes.
The Notes are redeemable at the Issuer’s option on the conditions set out in the section entitled “Description of the Securities — Optional Redemption.” The Issuer may elect to redeem the Notes at times when prevailing interest rates are lower than when you invested. Should this occur, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equal to or higher than that applicable to the Notes being redeemed, which would adversely affect your return on the Notes.
The Issuer may not be able to repurchase the Notes upon a change of control.
In certain circumstances following a change of control, the Issuer may be required to offer to repurchase all of the outstanding Notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the Notes will be Amcor plc’s available cash or cash generated from the operations of its subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. The Issuer may not be able to repurchase the Notes upon a change of control because it may not have sufficient financial resources to purchase all of the Notes that are tendered following a change of control. A failure by the Issuer to repurchase the Notes upon a change of control could cause a default under the indenture and could lead to a cross default under Amcor plc’s other outstanding indebtedness.
Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes purchased has occurred following a sale of “substantially all” of the Issuer’s assets.
The definition of change of control in the indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under New York law, the governing law of the Securities and the indenture. Accordingly, the applicability of the requirement that the Issuer offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” (as such terms is used in Section 13(d)(3) of the Exchange Act) may be uncertain. See “Description of the Securities — Certain Covenants — Offer to Repurchase upon Change of Control Triggering Event.”
In the event interest paid on the Notes is treated as non-UK source interest, the beneficial owner may be subject to withholding tax unless the beneficial owner qualifies for a relief or exemption.
In the event that Amcor UK, or any successor thereto, is or becomes domiciled outside the UK, by virtue of its effective management and control being exercised outside the UK, payments of interest may be subject to interest withholding tax. We will not be required to pay any additional amounts with respect to amounts so withheld, unless required by law and as described under “Description of the Securities — Payment of Additional Amounts.”

In the event that AGF lost its UK tax residency a taxable gain could arise on AGF’s assets and liabilities in the UK, and AGF would become subject to a different country’s tax regime, that could impose higher tax charges.
If AGF ceased to be a UK tax resident there would likely (depending on the circumstances and the assets or liabilities in question) be a deemed market value disposal of AGF’s assets and liabilities for UK tax purposes, potentially giving rise to a gain subject to UK corporation tax which, as at the date of this prospectus supplement, would be chargeable at a rate of 25%. Furthermore, AGF would become subject to a new tax regime, that might have less favorable treatment in relation to the Notes and therefore impact the return (for example, if interest withholding tax applied).
The indenture allows us to undertake certain transactions that may have an adverse impact on the holders of the Notes.
Under the terms of the indenture, we are permitted to undertake certain transactions that may not be favorable to, and may have an adverse impact on, the holders of the Notes. For instance, in certain circumstances we may incur liens securing indebtedness of other creditors without providing equal security to the Notes. Additionally, among other exceptions from the covenant restricting secured indebtedness, we are permitted to incur secured indebtedness in a principal amount of up to 10% of our total tangible assets. As such, certain assets that may be owned by us from to time may be secured in favor of creditors other than holders of the Notes, which would give such creditors priority claims in respect of such assets.
Additionally, the terms of the indenture permit us to incur an unlimited amount of secured indebtedness so long as the Notes share equally in that security. In certain circumstances, such as a leveraged buyout or leveraged recapitalization, this may allow us to incur a substantial amount of secured indebtedness that, even if the Notes have the benefit of the same security, may have an adverse impact on the Notes. Furthermore, the terms of the indenture also permit us to incur an unlimited amount of unsecured indebtedness.
Finally, the terms of the indenture generally permit us to enter into sale and leaseback transactions.
There are circumstances other than repayment or discharge of the Notes under which the Guarantees will be released automatically, without your consent or the consent of the trustee.
Under various circumstances, the Guarantees of the Notes will be released automatically. As more fully described in the indenture, any subsidiary of Amcor plc that provides a Guarantee in respect of the Notes (a “Subsidiary Guarantor”) may be released at any time from its Guarantee without the consent of any holder of the Notes if, at such time, no default or event of default has occurred and is continuing, and either (a) such Subsidiary Guarantor is no longer, or at the time of release will no longer be, a subsidiary of Amcor plc or (b) such Subsidiary Guarantor shall not have outstanding a guarantee with respect to any Specified Indebtedness (as defined in “Description of the Securities — Guarantees — Release of Subsidiary Guarantors”) or otherwise be an obligor, co-obligor or jointly liable with respect to any Specified Indebtedness (or shall be released with respect to its Guarantee under the indenture simultaneously with its release under guarantees or other obligations with respect to all Specified Indebtedness). If the Guarantee of any Subsidiary Guarantor is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See “Description of the Securities — Guarantees — Release of Subsidiary Guarantors.”

USE OF PROCEEDS
The net proceeds to us from this offering after deducting the underwriting discount and estimated offering expenses payable by us are expected to be approximately $496 million. We intend to use the net proceeds from this offering to repay a portion of our commercial paper borrowings and the remainder, if any, for general corporate purposes, which may include the repayment of other short- and long-term debt. Our outstanding commercial paper borrowings bear interest at rates between 5.5% and 5.7% per annum and have maturity dates ranging between one week and six months. As of March 31, 2024, there was $2.9 billion in commercial paper borrowings outstanding.

CAPITALIZATION OF AMCOR PLC
The following table sets forth our capitalization as of March 31, 2024, on:
•
an actual basis; and

•
on an as adjusted basis to give effect to this offering, as if it had occurred on such date.

You should read the data set forth in the table below in conjunction with “Summary — Summary Historical Financial and Operating Data of Amcor plc” and “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which is incorporated by reference into this prospectus supplement.
	As of March 31, 2024
	Actual	As Adjusted(1)
		(millions)
Cash and cash equivalents(1)	$457	$457
Indebtedness(2)
Current portion of long-term debt	12	12
Short-term debt	119	119
Total current borrowings(2)	131	131
Long-term debt
Bank loans and commercial paper	2,856	2,360
1.125% Euro bonds due 2027(3)	539	539
4.000% senior unsecured notes due 2025	499	499
3.100% senior unsecured notes due 2026	299	299
3.625% senior unsecured notes due 2026	599	599
4.500% senior unsecured notes due 2028	470	470
2.630% senior unsecured notes due 2030	498	498
2.690% senior unsecured notes due 2031	731	731
5.625% senior unsecured notes due 2033	492	492
5.450% Notes offered hereby	—	496
Other long-term debt(4)	84	84
Total long-term debt, less current portion	7,055	7,055
Total borrowings(2)	7,186	7,186
Equity
Retained earnings	802	802
Total equity attributable to owners of Amcor plc	3,944	3,944
Non-controlling interests	64	64
Total equity	4,008	4,008
Total capitalization	$11,194	$11,194

(1)
Assumes (i) net proceeds of $496 million and (ii) the entirety of the net proceeds of this offering are used to repay a portion of our commercial paper borrowings as of March 31, 2024. Pursuant to a separate prospectus supplement, Amcor UK is offering €500,000,000 aggregate principal amount of 3.950% guaranteed senior notes due 2032, which offering is expected to close on or around May 29, 2024. It is expected that the use of proceeds of the EUR Notes will be similar to the use of proceeds for the Notes. Any such offering, if made, will be pursuant to a separate prospectus supplement and not conditioned on the completion of this offering. In addition, the closing of this offering is not conditioned upon the closing of the offering of the EUR Notes. The “As Adjusted” column does not reflect the impact of the potential offering of the EUR Notes. See “Summary — EUR Notes Offering.”
(2)
All debt balances are presented at an amortized cost basis.

(3)
Represents principal amount of €500 million of 1.125% Euro Senior Notes due June 2027.

(4)
Represents interest rate swap adjustment, finance lease obligations and unamortized discounts and debt issuance costs.

DESCRIPTION OF THE SECURITIES
The following description of the particular terms of the Securities offered by this prospectus supplement supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Securities set forth under the caption “Description of Debt Securities and Guarantees” in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The Issuer will issue $500,000,000 aggregate principal amount of 5.450% guaranteed senior notes due 2029 (the “Notes”) pursuant to the indenture to be dated as of May 23, 2024 among AGF, as issuer, Amcor plc, AFUI, Amcor UK, Amcor Australia and Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The following is a summary of the material provisions of the indenture governing the Securities. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights. The terms of the Securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the indenture may be obtained from the Issuer or the Trustee.
The Issuer will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Issuer may change the paying agent and registrar without notice to holders of the Notes. It is expected that the Issuer will pay principal and interest (and premium, if any) on the Notes (and, as necessary, the Guarantors will pay such amounts in relation to the Guarantees) at the Trustee’s corporate office by wire transfer, if book-entry at DTC, or check mailed to the registered address of holders.
General
The Notes will bear interest from May 23, 2024, payable semi-annually in arrears on May 23 and November 23 of each year, commencing on November 23, 2024, at the rate of 5.450% per year, to the persons in whose names the Notes are registered on the next preceding record date, being May 8 or November 8, respectively. Interest will be paid on the basis of a 360-day year comprised of twelve 30-day months.
Unless earlier redeemed in the circumstances set out below, the Notes will mature on May 23, 2029 at a price equal to 100% of their principal amount.
The Notes are initially being offered in the principal amount of $500,000,000.
In any case where the due date for the payment of the principal amount of, or any premium or interest with respect to, the Notes or the date fixed for redemption of the Notes, shall not be a Business Day, then payment of the principal amount, premium, if any, or interest, including any Additional Amounts payable in respect thereto may be made on the next succeeding Business Day with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.
The Notes will not be entitled to the benefits of any sinking fund. The Notes are subject to defeasance as described under “Description of the Debt Securities and Guarantees — Defeasance and Covenant Defeasance” in the accompanying prospectus.
Currently, there is no public market for the Notes. We intend to file an application to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. If the application is approved, trading of the Notes on the NYSE is expected to begin within 30 days after the original issue date of the Notes. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time.
Further Issues
The indenture provides that the Notes may be issued from time to time without limitation as to aggregate principal amount. Therefore, in the future, the Issuer may, without the consent of the holders of the Notes, create and issue under the indenture additional debt securities having the same terms and conditions as the Notes (except for the issue date and, under certain circumstances, the first date of interest accrual, the first interest payment date and terms relating to restrictions on transfer or registration rights), provided that if such additional debt securities are not fungible with the Notes for U.S. federal income tax purposes, such additional debt securities will have a different CUSIP number from the Notes. We refer to any such additional debt securities, as “Additional Notes”. Any Additional Notes of a series will form a single series of debt securities with the Notes.
Guarantees
Under the Guarantees, each of Amcor plc, AFUI, Amcor UK, Amcor Australia and Amcor Flexibles North America will fully and unconditionally guarantee the due and punctual payment of the principal, interest, premium (if any) and all other amounts due under the indenture and on the Notes when the Notes become due and payable, whether at maturity, pursuant to optional redemption, by acceleration or otherwise, in each case, after any applicable grace periods or notice requirements, according to the terms of the Notes.
The obligations of the Guarantors under the Guarantees will be unconditional, regardless of the enforceability of the Notes, and (other than any release as described below) will not be discharged until all obligations under the Notes and the indenture are satisfied. Holders of the Notes may proceed directly against the Guarantors under the Guarantee if an event of default affecting the Notes occurs without first proceeding against the Issuer.
Additional Subsidiary Guarantors
Amcor plc has covenanted and agreed under the indenture that it will cause each of its Subsidiaries (other than AGF and any Subsidiary that is already a Guarantor under the indenture) that at any time has outstanding a guarantee with respect to any Specified Indebtedness, or is otherwise an obligor, a co-obligor or jointly liable with the Issuer or any applicable Guarantor with respect to any Specified Indebtedness, to execute and deliver to the Trustee a supplemental indenture within 30 days of such Subsidiary guaranteeing, or otherwise becoming an obligor, a co-obligor or jointly liable with the Issuer or any applicable Guarantor in respect of, such Specified Indebtedness, pursuant to which such Subsidiary will guarantee the Notes issued under the indenture on the same terms and subject to the same conditions and limitations as set forth in the indenture.
Any supplemental indenture entered into in accordance with the indenture in connection with the provision of a Guarantee by an additional Subsidiary Guarantor may include a limitation on such Subsidiary Guarantee that is required under the law of the jurisdiction in which such Subsidiary is incorporated or organized, provided that such limitation shall also be contained in any other guarantee provided by such Subsidiary in respect of any Specified Indebtedness.
Release of Subsidiary Guarantors
As more fully described in the indenture, any Subsidiary of Amcor plc that provides a Guarantee in respect of the Notes (a “Subsidiary Guarantor”) may be released at any time from its Guarantee without the consent of any holder of the Notes if, at such time, no Default or Event of Default has occurred and is continuing, and either (a) such Subsidiary Guarantor is no longer, or at the time of release will no longer be, a Subsidiary of Amcor plc or (b) such Subsidiary Guarantor shall not have outstanding a guarantee with respect to any Specified Indebtedness or otherwise be an obligor, co-obligor or jointly liable with respect to any Specified Indebtedness (or shall be released with respect to its Guarantee under the indenture simultaneously with its release under guarantees or other obligations with respect to all Specified Indebtedness).
Ranking
The Notes will be unsecured obligations of the Issuer and will rank on a parity basis with all of the Issuer’s other unsecured and unsubordinated obligations (including the EUR Notes, if issued), and each of the Guarantees will be an unsecured obligation of the applicable Guarantor and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Guarantor (including the EUR Notes, if issued), except, in each case, indebtedness mandatorily preferred by law.
The Notes will be effectively subordinated to any existing and future secured obligations of the Issuer to the extent of the value of the assets securing any such obligations, and since the Notes are unsecured obligations of the Issuer, in the event of a bankruptcy or insolvency, the Issuer’s secured lenders will have a prior secured claim to any collateral securing the obligations owed to such secured lenders. Each of the Guarantees will be effectively subordinated to any existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations, and since each of the Guarantees is an unsecured obligation of the corresponding Guarantor, in the event of bankruptcy or insolvency, each such Guarantor’s secured lenders will have a prior secured claim to any collateral securing the obligation owed to such secured lenders. As of March 31, 2024, the Issuer and the Guarantors had no secured indebtedness outstanding.
The Notes and each of the related Guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, whether or not secured, of any subsidiary of Amcor plc (other than AGF) that does not guarantee such Notes (including any subsidiaries that Amcor plc may in the future acquire or establish to the extent they do not guarantee such Notes). Amcor plc, AFUI, Amcor UK, Amcor Australia and Amcor Flexibles North America will be the initial Guarantors of the Notes. See “— Guarantees.”
As of March 31, 2024, (i) the Issuer and the Guarantors had $7.1 billion in aggregate principal amount of total indebtedness, other than intercompany indebtedness (of which none was secured) and (ii) the non-guarantor subsidiaries, including joint ventures, had $143 million of total indebtedness (of which $81 million was secured). There was $2.9 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities) drawn under the Credit Facilities with total borrowing capacity of approximately $0.9 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of available senior facilities), in each case, as of March 31, 2024. For the nine months ended March 31, 2024, the non-guarantor subsidiaries, including joint ventures, represented 92.7% of Amcor plc’s net sales.
Registration of Transfer and Exchange
General
Subject to the limitations applicable to global notes, the Notes may be presented for exchange for other Notes of any authorized denominations and of a like tenor and aggregate principal amount or for registration of transfer by the holder thereof or his attorney duly authorized in writing and, if so required by the Issuer, the Guarantors or the Trustee, with the form of transfer thereon duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Guarantors or the Registrar duly executed, at the office of the Registrar or at the office of any other transfer agent designated by the Issuer or such Guarantors for such purpose. No service charge will be made for any exchange or registration of transfer of the Notes, but the Issuer or the Guarantors may require payment of a sum by the holder of a Note sufficient to cover any tax or other governmental charge payable in connection therewith.
Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Registrar may decline to accept any request for an exchange or registration of transfer of any Note during the period of 15 days preceding the due date for any payment of interest on, principal of or any other payments on or in respect of the Notes. The Issuer and the Guarantors have appointed the Trustee as Registrar (the “Registrar”). The Issuer and the Guarantors may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided, however, that there shall at all times be a transfer agent in the Borough of Manhattan, The City of New York.
Payment of Additional Amounts
All payments of, or in respect of, principal of, and any premium and interest on, the Notes, and all payments pursuant to the Guarantees, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States (including the District of Columbia and any state, possession or territory thereof), Jersey, Australia, the United Kingdom or any other jurisdiction in which the Issuer or the Guarantors becomes a resident for tax purposes (whether by merger, consolidation or otherwise) or through which the Issuer or any Guarantor makes payment on the Notes or any Guarantee (each, a “Relevant Jurisdiction”) or any political subdivision or taxing authority of any of the foregoing, unless such taxes, duties, assessments or governmental charges are required by the law of the Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted. In that event, the Issuer or the Guarantors, as applicable, will pay such additional amounts (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in the payment to the holder of the Notes of the amounts which would have been payable in respect of such Notes or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:
(1)   any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such holder or beneficial owner of the Notes:
(a)   was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction or otherwise had some connection with the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such Notes or Guarantee;
(b)   presented such Note or Guarantee for payment in any Relevant Jurisdiction, unless such Note or Guarantee could not have been presented for payment elsewhere;
(c)   presented such Note or Guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such Note or Guarantee first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such Note or Guarantee for payment on any day within such period of thirty (30) days; or
(d)   with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a person with a permanent establishment or fixed base in the United States, a “ten percent shareholder” of the Issuer or the Guarantors, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding a Note;
(2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other government charge;
(3)   any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the Notes or the Guarantees thereof;
(4)   any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the holder or beneficial owner of such Note or, in the case of a global note, the beneficial owner of such global note, with a timely request of the Issuer, the Guarantors, the Trustee or any Paying Agent addressed to such holder or beneficial owner, as the case may be, (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or (b) to make or provide any declaration, application or claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of an Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, W-8ECI or W-9);
(5)   any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia (the “Australian Tax Act”) or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or under a similar provision;
(6)   any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the Notes to comply with (a) the requirements of Sections 1471 through 1474 (commonly known as “FATCA”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction; or
(7)   any combination of items (1), (2), (3), (4), (5) and (6);
nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such Note or Guarantee to any such holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment on a Note or Guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the Note or Guarantee.
Whenever there is mentioned, in any context, any payment of or in respect of the principal of, or any premium or interest on, any Notes (or any payments pursuant to the Guarantees thereof), such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture, and any express mention of the payment of Additional Amounts in any provisions of the indenture shall not be construed as excluding Additional Amounts in those provisions of the indenture where such express mention is not made.
Certain other additional amounts may be payable in respect of Notes and Guarantees as a result of certain consolidations or mergers involving, or conveyances, transfer or leases of properties and assets by, the Issuer or the Guarantors. See “— Certain Covenants — Consolidation, Merger and Sale of Assets.”
Amcor plc’s obligations to pay Additional Amounts if and when due will survive the termination of the indenture and the payment of all other amounts in respect of the Notes.
Redemption for Changes in Withholding Taxes
If, as the result of (a) any change in or any amendment to the laws, regulations, or published tax rulings of any Relevant Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application, or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations or published tax rulings either generally or in relation to the Notes or the Guarantees, which change or amendment is proposed and becomes effective on or after the later of (x) the original issue date of the Notes or the Guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of the Issuer or any Guarantor, change in place of payment on the Notes or any Guarantee or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such later date, the Issuer or the applicable Guarantors would be required to pay any Additional Amounts pursuant to the indenture or the terms of any Guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of the Guarantors, a payment in respect of such interest was required to be made by the applicable Guarantor under the Guarantee thereof on such interest payment date and the applicable Guarantor would be unable, for reasons outside their control, to procure payment by the Issuer), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the Issuer or the applicable Guarantor, the Issuer may, at its option, redeem all (but not less than all) of the corresponding Notes, upon not less than 30 nor more than 60 days’ written notice as provided in the indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to, but not including, the date fixed for redemption; provided, however, that:
(1)   no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or the applicable Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes or the applicable Guarantee thereof then due; and
(2)   at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.
Prior to any such redemption, the Issuer, the applicable Guarantor or any Person with whom the Issuer or the applicable Guarantor has consolidated or merged, or to whom the Issuer or the applicable Guarantor has conveyed or transferred or leased all or substantially all of its properties and assets (the successor Person in any such transaction, a “Successor Person”), as the case may be, shall provide the Trustee with an opinion of counsel to the effect that the conditions precedent to such redemption have occurred and a certificate signed by an authorized officer stating that the obligation to pay Additional Amounts cannot be avoided by taking measures that the Issuer, the applicable Guarantor or the Successor Person, as the case may be, believes are commercially reasonable.
Optional Redemption
Prior to April 23, 2029 (one month prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the

“Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other transaction or event.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Governing Law
The indenture is, and the Securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Relationship with the Trustee
The Issuer and the Guarantors have commercial deposits and custodial arrangements with Deutsche Bank Trust Company Americas (“Deutsche Bank”) or its affiliates and may have borrowed money from

Deutsche Bank or its affiliates in the normal course of business. The Issuer and the Guarantors may enter into similar or other banking relationships with Deutsche Bank or its affiliates in the future in the normal course of business. Deutsche Bank may also act as trustee with respect to other debt securities issued by the Issuer and the Guarantors.
Offers to Purchase; Open Market Purchases
Neither the Issuer nor any of the Guarantors is required to make any sinking fund payments or any offers to purchase with respect to the Notes or the Guarantees. The Issuer or the Guarantors may at any time and from time to time purchase Notes in the open market or otherwise.
Certain Covenants
Pursuant to the indenture, the Issuer and each of the Guarantors have covenanted and agreed as follows.
Offer to Repurchase upon Change of Control Triggering Event
The indenture provides that, upon the occurrence of a Change Of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes in accordance with their terms, each holder of the Notes will have the right to require the Issuer to purchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail, a notice to each holder of the Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Trustee at the address specified in the notice, or transfer their Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all corresponding Notes properly tendered and not withdrawn under its offer.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Issuer offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” (as such terms is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
Limitation on Liens
Pursuant to the indenture, for so long as any of the Notes or any of the Guarantees are outstanding, Amcor plc will not, and will not permit any Subsidiary to, create, assume, incur, issue or otherwise have outstanding any Lien upon, or with respect to, any of the present or future business, property, undertaking, assets or revenues (including, without limitation, any Equity Interests and uncalled capital), whether now owned or hereafter acquired (together, “assets”) of Amcor plc or such Subsidiary, to secure any Indebtedness, unless the Notes and applicable Guarantees are secured by such Lien equally and ratably with (or prior to) such Indebtedness, except for the following, to which this covenant shall not apply:
(a)   Liens on assets securing Indebtedness of Amcor plc or such Subsidiary outstanding on the date of the indenture;
(b)   Liens on assets securing Indebtedness owing to Amcor plc or any Subsidiary (other than a Project Subsidiary);
(c)   Liens existing on any asset prior to the acquisition of such asset by Amcor plc or any Subsidiary after the original issue date of the Notes, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets, (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date of such acquisition of such asset and (iv) such Lien shall be discharged within one year of the date of acquisition of such asset or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;
(d)   Liens on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the original issue date of the Notes that existed prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated), (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) and (iv) such Lien shall be discharged within one year of the date such Person becomes a Subsidiary (or is so merged or consolidated) or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;
(e)   Liens created to secure Indebtedness, directly or indirectly, incurred for the purpose of purchasing Equity Interests or other assets (other than real or personal property of the type contemplated by clause (f) below), provided that (i) such Lien shall secure only such Indebtedness incurred for the purpose of purchasing such assets, (ii) such Lien shall apply only to the assets so purchased (and to proceeds and products of, and, in the case of any assets other than Equity Interests, any subsequently after- acquired property that is affixed or incorporated into, the assets so purchased) and (iii) such Lien shall be discharged within two years of such Lien being granted;
(f)   Liens created to secure Indebtedness incurred for the purpose of acquiring or developing any real or personal property or for some other purpose in connection with the acquisition or development of such property, provided that (i) such Lien shall secure only such Indebtedness, (ii) such Lien shall not apply to any other assets of Amcor plc or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the property so acquired or developed and (iii) the rights of the holder of the Indebtedness secured by such Lien shall be limited to the property that is subject to such Lien, it being the intention that the holder of such Lien shall not have any recourse to Amcor plc or any Subsidiaries personally or to any other property of Amcor plc or any Subsidiary;
(g)   Liens for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that (i) such Lien applies only to the assets that are the subject of such import or export contract and (ii) the amount of Indebtedness secured thereby does not exceed the amount so guaranteed or insured;
(h)   Liens for Indebtedness from an international or governmental development agency or authority to finance the development of a specific project, provided that (i) such Lien is required by applicable law or practice and (ii) the Lien is created only over assets used in or derived from the development of such project;
(i)   any Lien created in favor of co-venturers of Amcor plc or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;
(j)   Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;
(k)   Liens arising by operation of law in the ordinary course of business of Amcor plc or any Subsidiary;
(l)   Liens created by Amcor plc or any Subsidiary over a Project Asset of Amcor plc or such Subsidiary, provided that such Lien secures only (i) in the case of a Lien over assets referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by Amcor plc or such Subsidiary or (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of Amcor plc or such Subsidiary;
(m)   Liens arising under any netting or set-off arrangement entered into by Amcor plc or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Amcor plc or any Subsidiary;
(n)   Liens incurred in connection with any extension, renewal, replacement or refunding (together, a “refinancing”) of any Lien permitted in clauses (a) through (m) above and any successive refinancings thereof permitted by this clause (n) (each an “Existing Security”), provided that (i) such Liens do not extend to any asset that was not expressed to be subject to the Existing Security, (ii) the principal amount of Indebtedness secured by such Liens does not exceed the principal amount of Indebtedness that was outstanding and secured by the Existing Security at the time of such refinancing and (iii) any refinancing of an Existing Security incurred in accordance with clauses (c) through (e) above (and any subsequent refinancings thereof permitted by this clause (n)) will not affect the obligation to discharge such Liens within the time frames that applied to such Existing Security at the time it was first incurred (as specified in the applicable clause);
(o)   any Lien arising as a result of a Change in Lease Accounting Standard; and
(p)   other Liens by Amcor plc or any Subsidiary securing Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Indebtedness secured thereby, the aggregate principal amount of all outstanding Indebtedness of Amcor plc and any Subsidiary secured by any Liens pursuant to this clause (p) shall not exceed 10% of Total Tangible Assets at such time.
There are no restrictions in the indenture limiting the amount of unsecured Indebtedness that Amcor plc or any of its Subsidiaries may have outstanding at any time.
Consolidation, Merger and Sale of Assets
The indenture provides that for so long as any of the Notes of any series issued thereunder or Guarantees thereunder are outstanding, neither the Issuer nor any applicable Guarantor may consolidate with or merge into any other Person that is not the Issuer or an applicable Guarantor, or convey, transfer or lease all or substantially all of its properties and assets to any Person that is not the Issuer or an applicable Guarantor, unless:
(1)   any Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or to whom the Issuer or such Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership or trust organized and validly existing under the laws of its jurisdiction of organization, and such Person either is the Issuer or any other applicable Guarantor or assumes by supplemental indenture the Issuer’s or such Guarantor’s obligations, as the case may be, on such Notes or such Guarantees, as applicable, and under the indenture (including any obligation to pay any Additional Amounts);
(2)   immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the Issuer or any applicable Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
(3)   any such Person not incorporated or organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, Jersey, the Commonwealth of Australia or the United Kingdom or any state or territory thereof shall expressly agree by a supplemental indenture:
(a)   to indemnify the holder of each such Note and each beneficial owner of an interest therein against (X) any tax, duty, assessment or other governmental charge imposed on such holder or beneficial owner or required to be withheld or deducted from any, payment to such holder or beneficial owner as a consequence of such consolidation, merger, conveyance, transfer or lease, and (Y) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease; and
(b)   that all payments pursuant to such Notes or such Guarantees in respect of the principal of and any premium and interest on such Notes, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization or residency of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person will pay such additional amounts (“Successor Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder or beneficial owner of a Note of such series of the amounts which would have been received pursuant to such Notes or such Guarantees, as the case may be, had no such withholding or deduction been required, subject to the same exceptions as would apply with respect to the payment by AGF or the applicable Guarantors of Additional Amounts in respect of such Notes or such Guarantees (substituting the jurisdiction of organization of such Person for any Relevant Jurisdiction) (see “— Payment of Additional Amounts”); and
(4)   certain other conditions are met.
The foregoing provisions would not necessarily afford holders of the Notes protection in the event of highly leveraged or other transactions involving the Issuer or the applicable Guarantors that may adversely affect holders of the Notes.
Events of Default
An “Event of Default” is defined in the indenture, with respect to the Notes, as:
(a)   a default in the payment of any principal of, or any premium on, the Notes when due, whether at maturity, upon redemption, pursuant to a Change of Control Offer or otherwise and, provided that if such default is caused solely by technical or administrative error, the continuance of such default for a period of three Business Days;

(b)   a default in the payment of any interest or any Additional Amounts due and payable on the Notes and the continuance of such default for a period of 30 days;
(c)   a default in the performance or breach of any other covenant, obligation or agreement of AGF or any Guarantor in the indenture with respect to the Notes or applicable Guarantee and the continuance of such default or breach for a period of 90 days, after written notice of such default has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes outstanding;
(d)   (i) any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) of AGF, any applicable Guarantor or any applicable Principal Subsidiary becomes due and is required to be paid prior to its contractual maturity date by reason of any event of default or acceleration (however described), (ii) AGF, any applicable Guarantor or any applicable Principal Subsidiary fails (after the expiration of any applicable grace period) to make any payment in respect of any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) on the due date for payment, (iii) any security given by AGF, any applicable Guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) is enforced or (iv) default is made (after the expiration of any applicable grace period) by AGF, any applicable Guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) in making any payment due under any Guarantee and/or indemnity given by it in relation to any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies), unless such Indebtedness is discharged or an event of default or acceleration related to such Indebtedness is waived or rescinded, as applicable;
(e)   one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (or its equivalent in any other currency or currencies), shall be rendered against AGF, any applicable Guarantor or any applicable Principal Subsidiary or any combination thereof and the same shall remain unsatisfied or undischarged for a period of 30 consecutive days, during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon assets of Amcor plc or any applicable Principal Subsidiary to enforce such judgment;
(f)   any applicable Guarantee is held to be unenforceable or invalid in a judicial proceeding or is claimed in writing by AGF or any applicable Guarantor not to be valid or enforceable, or any applicable Guarantee is denied or disaffirmed in writing by AGF or any applicable Guarantor, except, in each case, as permitted in accordance with the terms of such indenture; and
(g)   certain events of bankruptcy or insolvency with respect to AGF, any applicable Guarantor or any applicable Principal Subsidiary, as more fully set out in the indenture.
If an Event of Default (other than certain events of bankruptcy or insolvency) with respect to the Notes occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of such Notes to be due and payable immediately, by a notice in writing to AGF with a copy to the applicable Guarantors (and to the trustee if given by holders). Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable. If certain Events of Default triggered by certain events of bankruptcy or insolvency occur and are continuing, the principal of, Additional Amounts, if any, and any accrued interest on the Notes then outstanding shall become immediately due and payable; provided, however, that any time after a declaration of acceleration with respect to the Notes has been made and before a judgment for payment of money has been obtained by the trustee, the holders of a majority in principal amount of the Notes at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to the Notes, other than the non-payment of the accelerated principal or interest, have been cured or waived as provided in the indenture and certain other actions have been taken by AGF or an applicable Guarantor.
The foregoing provision shall be without prejudice to the rights of each individual holder to initiate an action against AGF or the applicable Guarantors for payment of any principal, Additional Amounts, and/or interest past due on any corresponding debt securities, as the case may be.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the Notes, unless among other things, such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect of the Notes.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder (in each case to the extent otherwise permitted by applicable law), unless:
(a)   such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes;
(b)   the holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request, and such holder or holders have offered indemnity satisfactory to the Trustee to institute such proceeding on behalf of the holders; and
(c)   the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer.
Such limitations do not apply, however, to a suit instituted by a holder of Notes for the enforcement of payment of the principal of or interest on such Notes on or after the applicable due date specified in such Notes.
Fraudulent Conveyance or Transfer and Other Considerations
Australia
Under Australian insolvency laws, a guarantee or payment under a guarantee may be set aside (subject to certain defences) if the guarantor is being wound up and the guarantee or payment is found by a court, on the application of the guarantor’s liquidator, to be an “insolvent transaction.” A transaction of a guarantor is an insolvent transaction if (a) the guarantor was insolvent (unable to pay its debts as they become due) at the time of the transaction or at the time of an act or omission made for the purpose of giving effect to it or became insolvent because of such transaction or act or omission and (b) the transaction is an “unfair preference” given by the guarantor to a creditor or an “uncommercial transaction” of the guarantor.
An “unfair preference” is given by a company to a creditor if a transaction to which the company and the creditor are parties results in the creditor receiving from the company, in respect of an unsecured debt that the company owes to the creditor, more than the creditor would otherwise receive from the company if it were to prove for the debt in a winding up.
An “uncommercial transaction” under the Australian Act is one which a reasonable person in the company’s position would not have entered into, having regard to (i) the benefits, if any, realized by such guarantor of issuing such guarantee, (ii) the detriment to such guarantor of issuing such guarantee, (iii) the respective benefits realized by other parties to the transaction, and (iv) any other relevant matter.
The Issuer believes that the benefits to be realized by the Guarantors upon application of the net proceeds of the offering of the Notes will constitute reasonably equivalent value or fair consideration for the issuance of the Guarantees. In addition, the Issuer believes that at the time of the issuance of the Guarantees, which will occur upon the consummation of the offering of the Notes, the Guarantors will not be insolvent or rendered insolvent thereby. There can be no assurance, however, that a court passing judgment on such questions would reach the same conclusions.
A liquidator is empowered to challenge any insolvent transaction if it was entered into, or an act was done for the purpose of giving effect to it, by the company in the six months ending on the relation back day (which will usually be the date on which any application to the court to wind-up the company was made or where immediately before the winding up order was made the company was under administration, the date of commencement of the administration). Any insolvent transaction which is also an uncommercial transaction of the company may be challenged if it was entered into, or an act was done for the purpose of giving effect to it, by the company in the two years ending on the relation back day. Where a related entity of the company is a party to the insolvent transaction, the period of challenge is four years ending on the relation back day. If the transaction were entered into for a purpose including the purpose of defeating, delaying or interfering with the rights of any or all of the creditors of the company on a winding up, the period of challenge is ten years.
In addition, rights of recovery under the guarantee may be limited in the event the guarantor goes into external administration and/or executes a deed of company arrangement (a “DOCA”). There are a number of moratoria vis-à- vis a company in administration including, for example, limitations on the commencement or continuation of proceedings against the company.
A DOCA binds all creditors of the company, so far as it concerns claims arising on or before the day specified in the deed. Accordingly, in the event that a guarantor enters into a DOCA, noteholders may lose their right to bring a claim against the guarantor and be left with a right to prove any claim against a fund established under a DOCA, which may not be sufficient to satisfy the guarantee.
In addition, an Australian company may enter into a scheme of arrangement with its creditors or a class of its creditors under section 411 of the Australian Act. The terms of a scheme will be binding on all relevant members of the class if approved at a meeting of the relevant class of creditors at which more than 50% by number and 75% by value of creditors present and voting vote in favor of the scheme, and the scheme is subsequently approved by an order of the court. Accordingly, in the event that the guarantor enters into a scheme of arrangement with its creditors, the rights of noteholders to bring a claim against the guarantor may be affected.
Companies not incorporated in Australia can also be subject to the aforementioned Australian insolvency law in certain circumstances.
United States
Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•
intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.
The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required, to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, the Issuer and each Guarantor believes that the Guarantees are being incurred for proper purposes and in good faith and that each Guarantor, after giving effect to its Guarantee of the Notes, will not be insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay those debts as they mature. There can be no assurance, however, that a court passing on such question would reach the same conclusions.
Jersey
Under Article 17 of the Bankruptcy (Désastre) (Jersey) Law 1990, as amended (the “Jersey Bankruptcy Law”) and Article 176 of the Companies (Jersey) Law 1991 (the “Jersey Companies Law”), the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared “en désastre”) or liquidator (in the case of a creditors’ winding up, a procedure which is instigated by shareholders not creditors), set aside a guarantee entered into by a company with any person at an undervalue. There is a five year look back period from the date of commencement of the winding up or declaration of “désastre” during which guarantees are susceptible to examination pursuant to this rule. If the court determines that the transaction was a transaction at an undervalue, the court can make such order as it thinks fit to restore the position to what it would have been in if the transaction had not been entered into. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent unless a beneficiary of the transaction was a connected person or associate of the company, in which case there is a presumption of insolvency and the connected person must demonstrate the Jersey company was not insolvent when it entered the transaction in such proceedings.
Under Article 17A of the Jersey Bankruptcy Law and Article 176A of the Jersey Companies Law, the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared “en désastre”) or liquidator (in the case of a creditors’ winding up), set aside a preference (including a guarantee) given by the company to any person. There is a 12 month look back period from the date of commencement of the winding up or declaration of “désastre” during which guarantees are susceptible to examination pursuant to this rule.
A guarantee will constitute a preference if it has the effect of putting a creditor of the Jersey company (or a surety or guarantor for any of the company’s debts or liabilities) in a better position (in the event of the company going into an insolvent winding up) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. If the court determines that the guarantee constituted such a preference, the court has very wide powers for restoring the position to what it would have been if that preference had not been given. However, for the court to do so, it must be shown that in deciding to give the preference the Jersey company was influenced by a desire to produce the preferential effect. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent at the relevant time and that the company was influenced by a desire to produce the preferential effect, unless the beneficiary of the guarantee was a connected person, in which case there is a presumption that the company was influenced by a desire to produce the preferential effect and the connected person must demonstrate in such proceedings that the company was not influenced by such a desire.
In addition to the Jersey statutory provisions referred to above, there are certain principles of Jersey customary law (for example, a Pauline action) under which dispositions of assets with the intention of defeating creditors’ claims may be set aside.
England and Wales
The relevant English insolvency statutes contain the framework for two main insolvency processes:
(a)   administration, which involves a company being placed under the control of a qualified insolvency practitioner known as an administrator; and
(b)   liquidation, which involves a company being placed under the control of a qualified insolvency practitioner known as a liquidator.

If a company enters administration or goes into a liquidation process, under English insolvency law there are certain circumstances in which certain transactions (including the grant of security and/or guarantees by a company incorporated under the laws of England and Wales) can be challenged.
Transactions at an undervalue
The administrator or liquidator, as applicable, has certain powers to (among other things) apply to the court for such order as the court sees fit (including an order to set aside any transaction) to restore the position to what it would have been if the company had not entered into a transaction with any person at an “undervalue” (as described in the UK Insolvency Act 1986) if the following conditions are met:
1)
The company makes a gift to (or otherwise receives no consideration from) another party, or receives consideration the value of which (in money or money’s worth) is significantly lower than the value of the consideration given by the company.

2)
The transaction was entered into at a time in the period of two years ending with the onset of insolvency, (i.e. before the date that the winding-up petition is presented to court (in a compulsory liquidation), the date the company passes the relevant winding-up resolution (in a voluntary liquidation) or, depending on how the company enters administration, either the date on which the court application for an administration order is issued, the date of the notice of intention to appoint an administrator, or, otherwise, the date the appointment of an administrator takes effect).

3)
The company was unable to pay its debts at the time of the transaction, or became unable to pay its debts as a result.

A court generally will not intervene and make an order to set a transaction aside, however, if it is satisfied that: (i) the company entered into a transaction in good faith and for the purpose of carrying on its business; and (ii) at the time it did so there were reasonable grounds for believing the transaction would benefit the company.
In addition, if it can be shown that a transaction entered into by a company was made at an undervalue and was made for the purpose of putting assets beyond the reach, or otherwise prejudicing the interests, of persons who might claim against it, then the court may make such order as it thinks fit for restoring the position to what it would have been had the transaction not been entered into (including an order to set aside any transaction) and for protecting the interests of “victims” who would be prejudiced or potentially prejudiced by the transaction. Any person who is such a “victim” of the transaction (with the leave of the court), as well as the administrator or liquidator of the company, may assert such a claim. There is no statutory time limit within which a claim must be made, other than relevant limitation periods, and the company need not be insolvent at the time of the transaction or in liquidation or administration. Further, rights of recovery under a guarantee may be limited in the event the guarantor enters English law administration or liquidation.
Preferences
Additionally, if the liquidator or administrator can show that a “preference” was given by a company at a time in the period of six months ending with the onset of insolvency (or two years if the preference is to a “connected person”), a court can make such order as it see fits to restore the position to what it would have been had the preference not been given (including an order to set aside any transaction). Generally, a company gives a preference to a person if it does anything or suffers anything to be done which has the effect of putting a person who is one of the company’s creditors, sureties or guarantors in a position which, in the event of the company’s insolvent liquidation, will be better than the position that person would have been in had that thing not been done. A court will not make an order in respect of a preference to a person unless it is satisfied that the company was influenced in deciding to give the preference by a desire to improve that person’s position in the event of the company’s insolvent liquidation than if that thing had not been done, though this desire is presumed where the preference is to a connected person. A court will only make an order in respect of a preference if, at the time of the relevant transaction or preference, the company was insolvent within the meaning of the UK Insolvency Act 1986 (i.e. insolvent on a cash flow or a balance sheet test basis) or became insolvent as a consequence of the transaction or preference.

In any preference proceedings, it is for the administrator or liquidator to demonstrate that a company was insolvent and that there was such influence unless a beneficiary of the transaction was a connected person, in which case the connected persons must demonstrate in such proceedings that there was no such influence. If a court were to find that the guarantee was a preference, the court would have the power to restore the position to what it would have been if that preference had not been given, which could include reducing payments under the guarantee (although there is protection for a third party who enters into one of the transactions in good faith and without notice of the relevant circumstances).
Statutory moratorium
Under administration and liquidation there is an effective moratorium preventing third parties from enforcing the majority of their rights against the company by way of proceedings without the prior consent of the administrator or liquidator, or order of the English Court. If consent or an order is not obtained, noteholders may only be able to enforce their rights via collective insolvency proceedings. It is noted that recoveries from a guarantor in administration or liquidation could be significantly reduced.
The directors of the guarantor can also apply for a standalone moratorium under the UK Insolvency Act 1986 in certain circumstances, which generally has broadly the same effect as the moratorium under administration and liquidation.
CVAs, schemes of arrangement and restructuring plans
Rights under a guarantee could also be compromised by way of an English law company voluntary arrangement (under the UK Insolvency Act 1986), or a scheme of arrangement or restructuring plan (under the UK Companies Act 2006), all of which can be proposed by the guarantor itself (subject to certain threshold requirements being satisfied). As a result of such compromise, noteholders may lose their right to bring a claim against the guarantor and/or only be able to recover a portion of amounts originally recoverable under the guarantee. Specific voting thresholds must be met for each of a company voluntary arrangement, scheme of arrangement and restructuring plan to be implemented, and schemes of arrangement and restructuring plans require prior sanction by the English Court.
Companies not incorporated in England and Wales can also be subject to the aforementioned English law insolvency processes. In very broad terms, (i) administration and the company voluntary arrangement can be used for a foreign company with its centre of main interests (i.e. where the entity conducts the administration of its interests on a regular basis as ascertainable by third parties) in England and Wales and, (ii) liquidation, the standalone moratorium, the scheme of arrangement and the restructuring plan can be used for a foreign company with a sufficient connection to England and Wales (which is generally a lower threshold to meet than the centre of main interests test).
In addition to the English statutory insolvency provisions which we have focused on above, there may well be provisions in English company law, including certain fraud based offences, under which transactions may be set aside and other rights may be exercisable in the event of an English law insolvency process.
Connected Persons
A “connected person” of a company granting a guarantee for the purposes of transactions at an undervalue or preferences is a party who is: (a) a director of the company; (b) a shadow director; (c) an associate of such director or shadow director; or (d) an associate of the relevant company.
A party is associated with an individual if they are: (a) a relative of the individual; (b) the individual’s husband, wife or civil partner; (c) a relative of the individual’s husband, wife or civil partner; (d) the husband, wife or civil partner of a relative of the individual; or (e) the husband, wife or civil partner of a relative of the individual’s husband, wife or civil partner. A party is associated with a company if they are employed by that company. A company is associated with another company if the same person has control of both companies, or a person has control of one and persons who are his associates, or he and persons who are his associates, have control of the other, or if a group of two or more persons has control of each company and the groups either consist of the same persons or could be regarded as consisting of the same persons by treating (in one or more cases) a member of either group as replaced by a person of whom he is an associate.

A person is to be taken as having control of a company if the directors of the company or of another company which has control of it (or any of them) are accustomed to act in accordance with his directions or instructions, or he is entitled to exercise, or control the exercise of, one third or more of the voting power at any general meeting of the company or of another company which has control of it. Where two or more persons together satisfy either of these conditions, they are to be taken as having control of the company.
Certain Definitions
For purposes of this Description of the Securities:
“Accounts” means the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement of the Group, prepared on a consolidated basis in accordance with U.S. GAAP, together with reports (including directors’ reports and, if applicable, auditors’ reports) and notes attached to or intended to be read with any such consolidated financial statements.
“Australian Act” means the Corporations Act 2001 (Cwlth) of Australia.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, United States, London, United Kingdom, Sydney, Australia or Melbourne, Australia are required or authorized to be closed.
“Change in Lease Accounting Standard” means, and shall be deemed to have occurred, as of the date of effectiveness of the FASB Accounting Standards Codification 842, Leases (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) and, as applicable, the date of effectiveness of the AASB 16 (Leases).
“Change of Control” means the occurrence of any one of the following:
(1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Amcor plc and its Subsidiaries taken as a whole to any person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) other than to Amcor plc or one of its Subsidiaries;
(2)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of Amcor plc, measured by voting power rather than number of shares;
(3)   Amcor plc consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Amcor plc, in any such event pursuant to a transaction in which any of the Voting Stock of Amcor plc or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Amcor plc constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4)   the first day on which the majority of the members of the board of directors of Amcor plc cease to be Continuing Directors; or
(5)   the adoption of a plan relating to the liquidation or dissolution of Amcor plc.
“Change of Control Trigger Period” means, with respect to any Change of Control, the period commencing upon the earlier of (i) the occurrence of such Change of Control or (ii) 60 days prior to the date of the first public announcement of such Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Change of Control Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies engaged by Amcor plc or AGF has publicly announced that it is considering a possible ratings change).

“Change of Control Triggering Event” means with respect to any Change of Control:
(1)   if there are two Rating Agencies engaged by Amcor plc or AGF providing ratings for the Notes issued under the indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, both Rating Agencies engaged by Amcor plc or AGF cease to rate such Notes Investment Grade during such Change of Control Trigger Period; and
(2)   if there are three Rating Agencies engaged by Amcor plc or AGF providing a rating for the Notes issued under the indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, two or more Rating Agencies engaged by Amcor plc or AGF cease to rate such Notes Investment Grade during such Change of Control Trigger Period.
If there are not at least two Rating Agencies engaged by Amcor plc or AGF providing a rating for the Notes issued under the indenture on the first day of any Change of Control Trigger Period, a Change of Control Triggering Event shall be deemed to have occurred. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Director” means, as of any date of determination, any member of the board of directors of Amcor plc who (i) was a member of such board of directors on the date of the issuance of the Notes; or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.
“Finance Lease” means a “finance lease” in accordance with U.S. GAAP under FASB Accounting Standards Codification 842, Leases.
“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A., and its successors.
“Group” means Amcor plc and its Subsidiaries, taken as a whole.
“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Amcor plc or its Subsidiaries shall not be a Hedge Agreement.
“Indebtedness” means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised or otherwise arising in respect of any financial accommodation whatsoever, including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Indebtedness (whether actual or contingent, present or future) of another Person that is guaranteed, directly or indirectly, by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (c) the net amount actually or contingently (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d) liabilities (whether actual or contingent, present or future) in respect of redeemable preferred Equity Interests in such Person or any obligation of such Person incurred to buy back any Equity Interests in such Person, (e) liabilities (whether actual or contingent, present or future) under

Finance Leases for which such Person is liable, (f) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (g) all obligations of such Person in respect of the deferred purchase price of any asset or service and any related obligation deferred (i) for more than 90 days or (ii) if longer, in respect of trade creditors, for more than the normal period of payment for sale and purchase within the relevant market (but not including any deferred amounts arising as a result of such a purchase being contested in good faith), (h) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (i) all obligations of such Person evidenced by debentures, notes, debenture stock, bonds or other financial instruments, whether issued for cash or a consideration other than cash and in respect of which such Person is liable as drawer, acceptor, endorser, issuer or otherwise, (j) obligations of such Person in respect of notes, bills of exchange or commercial paper or other financial instruments and (k) any indebtedness (whether actual or contingent, present or future) for moneys owing under any instrument entered into by such Person primarily as a method of raising finance and that is not otherwise referred to in this definition. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (ii) a rating of BBB — or better by S&P (or its equivalent under any successor rating category of S&P); (iii) a rating of BBB — or better by Fitch (or its equivalent under any successor rating category of Fitch) or (iv) in the event of the Notes being rated by a permitted Substitute Rating Agency, the equivalent of either (i), (ii) or (iii) by such Substitute Rating Agency.
“Lien” means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or capital lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset.
“Limited Recourse Indebtedness” means Indebtedness incurred by Amcor plc or any Subsidiary to finance the creation or development of a Project or proposed Project of Amcor plc or such Subsidiary, provided that, as specified in the terms of such Limited Recourse Indebtedness:
(a)   the Person (the “Relevant Person”) in whose favor such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against Amcor plc or such Subsidiary, as applicable, or against the Project Assets of Amcor plc or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of the Project Assets of Amcor plc or such Subsidiary, as applicable encumbered by such Lien and the amount of Indebtedness secured by such Lien; and
(b)   the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, Amcor plc or any Subsidiary (including for breach of any representation or warranty or obligation), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against Amcor plc or any Subsidiary or (iii) to apply to wind up, or prove in the winding up of, Amcor plc or any Subsidiary, such that the Relevant Person’s only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Subsidiary” means, as of any date, any Subsidiary (including any successor Person of such Subsidiary) that (a) accounts for greater than 5% of the consolidated total assets of Amcor plc and its Subsidiaries as of such date, determined in accordance with U.S. GAAP, or (b) accounted for greater than 5% of the consolidated revenues of the Amcor plc and its Subsidiaries for the immediately preceding financial year of the Amcor plc, determined in accordance with U.S. GAAP.
“Project” means any project or development undertaken or proposed to be undertaken by Amcor plc or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.
“Project Assets” means (a) any asset or property of Amcor plc or any Subsidiary relating to the creation or development of a Project or proposed Project of Amcor plc or such Subsidiary, including any assets or property of Amcor plc or such Subsidiary, as applicable, derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent company of such Subsidiary, provided that (i) such Subsidiary carries on no business other than the business of such Project or proposed Project and (ii) there is no recourse to such direct parent company of such Subsidiary other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests.
“Rating Agency” means each of Moody’s, S&P, Fitch or any Substitute Rating Agency, but only to the extent such Rating Agency is then-engaged by Amcor plc or AGF to provide a rating for the Notes.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Specified Indebtedness” means Indebtedness of AGF or any applicable Guarantor in an outstanding principal amount of at least $150,000,000 (or its equivalent in the relevant currency of payment) issued under any credit facility, indenture, purchase agreement, credit agreement or similar facility.
“Subsidiary” means, with respect any Person, (a) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns or controls sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and (b) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of Amcor plc.
“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of the Exchange Act engaged by Amcor plc to provide a rating of the Notes in the event that Moody’s, S&P or Fitch, or any other Substitute Rating Agency, has ceased to provide a rating of the Notes for any reason other than as a result of any action or inaction by Amcor plc, and as a result thereof there are no longer two Rating Agencies providing ratings of the Notes.
“Total Tangible Assets” means, as of any date, (a) the aggregate amount of the assets (other than intangible assets, goodwill and deferred tax assets) of the Group, as disclosed on the consolidated statement of financial position in the most recent Accounts of the Group, minus (b) the lesser of (i) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (ii) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Accounts of the Group, plus (c) the net cash proceeds received by Amcor plc from any share capital issuance by Amcor plc consummated after the date of the most recent balance sheet included in such Accounts and on or prior to such date.
“U.S. GAAP” means the generally accepted accounting principles in the United States.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the acquisition, ownership, and disposition of the Notes by U.S. Holders and by Non-U.S. Holders (each as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings of the Internal Revenue Service (the “IRS”), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes (or a “U.S. Individual Holder”), (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Notes that is neither a U.S. Holder nor an entity (including an arrangement treated for U.S. federal income tax purposes as an entity) that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity.” If an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” owns Notes, the tax treatment of a member of the entity generally will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” and that owns Notes, and any members of such an entity, are encouraged to consult their own tax advisors.
This summary does not discuss all U.S. federal income tax consequences that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, former citizens or residents of the U.S., banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold Notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons that purchase or sell Notes as part of a wash sale for tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, investors subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any U.S. federal alternative minimum tax consequences, and does not address any aspects of state, local or foreign taxation or any aspects of U.S. federal tax law other than income taxation. This summary only applies to those beneficial owners that purchase Notes in the initial offering at the initial offering price and that hold Notes as “capital assets” within the meaning of Section 1221 of the Code.
U.S. Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental, or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We intend to take the position that the contingencies on the Notes (for example, your right to require us to purchase the Notes upon a Change of Control, as described under “Description of the Securities — Certain Covenants — Offer to Repurchase upon Change of Control Triggering Event,” or our option to redeem the Notes, as described under “Description of the Securities — Optional Redemption”) will not cause the “contingent payment debt instrument” rules of the U.S. Treasury regulations to apply. Our determination that the Notes are not contingent payment debt instruments is binding on a beneficial owner of the Notes unless such beneficial owner discloses a contrary position to the IRS in the manner required by the applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the Notes, and could also cause any gain from the sale or other disposition of a Note to be treated as ordinary income rather than as capital gain. Beneficial owners of the Notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes. The remainder of this summary assumes that the Notes will not be considered to be contingent payment debt instruments.
This summary is included for general information only, may not be applicable depending upon a U.S. Holder’s or Non-U.S. Holder’s particular situation, and is not legal or tax advice. Persons considering the purchase of the Notes are encouraged to consult their own tax advisers concerning the application of the U.S. federal tax laws to their particular situations as well as any state, local, and foreign tax consequences of the acquisition, ownership, and disposition of the Notes.
U.S. Holders
Payments of Stated Interest
The Notes will, for U.S. federal income tax purposes, be accounted for as being issued by the Issuer or one of our non-U.S. affiliates, rather than by a U.S. branch or subsidiary. Assuming this treatment is respected, interest paid by us on such Notes generally will be income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest included in income from sources outside the United States generally will be treated as “passive” income for purposes of computing the foreign tax credit. The remainder of this summary assumes that interest paid by us on the Notes will be income from sources outside the United States.
It is anticipated, and this summary assumes, that the Notes will be issued with a de minimis amount of original issue discount, if any (as determined under the Code). Stated interest on the Notes generally will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting).
Disposition of Notes
In the case of a sale or other taxable disposition (including an exchange, redemption or retirement) of a Note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to the U.S. Holder. Any gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a Note generally will constitute capital gain or loss. Capital gains recognized by an individual upon the sale or other taxable disposition of a Note that is held for more than one year generally are eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other taxable disposition of a Note is subject to limitations.
Unearned Income Medicare Contribution Tax
A 3.8% Medicare contribution tax will be imposed on the “net investment income” of certain United States individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property (such as the Notes), less certain deductions.
U.S. Return Disclosure Requirements for U.S. Individual Holders
U.S. Individual Holders who hold certain specified foreign financial assets, including notes issued by a foreign corporation, that are not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) on the last day of a taxable year, or $75,000 (and in some circumstances, a higher threshold) at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their U.S. federal income tax return for that taxable year. Penalties apply for failure to properly complete and file IRS Form 8938. U.S. Individual Holders are encouraged to consult with their tax advisors regarding the possible application of this disclosure requirement to their investment in our notes.
Backup Withholding and Information Reporting
In general, information reporting requirements will apply with respect to payments of principal and interest on the Notes to a U.S. Holder within the United States, and with respect to payments to a U.S. Holder of any proceeds from a disposition of the Notes effected at a United States office of a broker. In addition, a U.S. Holder may be subject to a backup withholding tax on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.
Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
Payments of Interest
In general, and subject to the discussion below under “— Backup Withholding and Information Reporting”, interest earned on a Note by a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding unless such interest is considered to be effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment or fixed based maintained) within the United States by a Non-U.S. Holder. If a Non-U.S. Holder is engaged in the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment or fixed based maintained) within the United States and the interest is considered to be effectively connected to that trade or business, interest earned on a Note by such Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding.
Disposition of Notes
Subject to the discussion below under “— Backup Withholding and Information Reporting,” any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in “— Non-U.S. Holders — Interest”) recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including an exchange, redemption or retirement) of a Note generally will not be subject to U.S. federal income tax or withholding unless:
•
the gain is considered to be effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment or fixed base maintained) within the United States by the Non-U.S. Holder; or

•
in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.
An individual Non-U.S. Holder described in the second bullet point above will, unless an applicable income tax treaty provides otherwise, be subject to a flat 30% tax on such gain, which may be offset by certain U.S. source capital losses even though the individual is not considered a resident of the United States.
Backup Withholding and Information Reporting
Information reporting and backup withholding generally will not apply to payments of interest on our Notes to a Non — U.S. Holder if such interest is paid and received outside the United States by a non-U.S. payor or non-U.S. middleman (within the meaning of U.S. Treasury Regulations) or the Non-U.S. Holder properly certifies under penalties of perjury as to its non-U.S. status (generally on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable) and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption.
Payment of proceeds to a Non-U.S. Holder from a sale, redemption or other taxable disposition of our notes to or through the U.S. office of a broker, or through a broker that is considered a U.S. payor or U.S. middleman (within the meaning of U.S. Treasury Regulations), generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder properly certifies under penalties of perjury as to its non-U.S. status (generally on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable) and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption.
Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

MATERIAL AUSTRALIAN AND U.K. TAX CONSEQUENCES
Australian Withholding Tax on Payments by Amcor Australia under its Guarantee
Payments of interest (or amounts in the nature of interest, such as payments under the Guarantee to the extent they do constitute interest) by Amcor Australia to a non-Australian resident (other than a non- resident acting through a permanent establishment of itself in Australia) or to an Australian resident acting through a permanent establishment outside Australia (a “Non-Australian Resident Investor”) may be subject to Australian interest withholding tax at a rate of 10% of the gross amount of interest paid. However, Australian interest withholding tax will not be payable if a relevant exemption applies under a Double Taxation Agreement (“DTA”) between Australia and the country in which the holder of a debt security is a resident for taxation purposes.
The Commissioner of Taxation in Australia has issued a Taxation Determination stating that guarantee payments would be treated as exempt from withholding tax under section 128F of the Australian Tax Act if the requirements of that section are satisfied with respect to the underlying debt securities. However, as the Issuer of the Notes is not a resident of Australia and not acting through a permanent establishment in Australia, the exemption provided by Section 128F of the Australian Tax Act is not relevant.
Australian income tax law does not specifically address the question of whether or not any payment by Amcor Australia under the Guarantee of an amount in respect of interest on a Note issued by the Issuer would be subject to interest withholding tax.
The Commissioner of Taxation in Australia has expressed the view that a payment by an Australian resident guarantor to a Non-Australian Resident Investor in relation to interest is itself in the nature of interest and is subject to Australian interest withholding tax, but this was in the case where both the guarantor and the borrower were Australian residents. While that expression of opinion has no binding effect, it is an indication that the Commissioner of Taxation in Australia may seek to collect withholding tax on payments of that kind. However, under the Indenture, if Amcor Australia is required to deduct Australian interest withholding tax from payments in relation to interest (including guarantee payments relating to interest), it is required, subject to the exceptions as set out in the Indenture, to pay such additional amounts to the beneficiaries of the guarantee as is necessary to ensure that they receive an amount equal to the amount which they would have received had no such withholding been required.
United Kingdom Withholding Tax
The following is a summary of the United Kingdom withholding taxation treatment at the date hereof in relation to payments by the Issuer under the Notes or by Amcor UK or Amcor plc under its Guarantee. It is based on current law and the practice of His Majesty’s Revenue and Customs (“HMRC”), which may be subject to change, sometimes with retrospective effect. The comments do not deal with other United Kingdom tax aspects of acquiring, holding or disposing of the Notes. The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective holder of the Notes. Prospective holders of the Notes who are in any doubt as to their tax position should seek independent professional advice.
Payments by AGF under the Notes
Payments of interest by the Issuer on the Notes may be made without withholding or deduction for or on account of United Kingdom income tax provided that the Notes are and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The NYSE is a recognised stock exchange for these purposes. Securities will be treated as listed on a “recognised stock exchange” if they are and continue to be officially listed in the United States in accordance with provisions corresponding to those generally applicable in European Economic Area (“EEA”) states and are admitted to trading on the main market of the NYSE. Provided, therefore, that the Notes are and remain so listed, interest on the Notes paid by the Issuer will be payable without withholding or deduction for or on account of United Kingdom tax by virtue of section 882 of the Income Tax Act 2007.
In other cases, an amount must generally be withheld from payments of interest paid by the Issuer on the Notes on account of United Kingdom income tax at the basic rate (currently 20 per cent). This withholding obligation is subject to any direction to the contrary by HMRC where an applicable double taxation treaty provides for a lower rate of withholding (or for no tax to be withheld) in relation to a holder of the Notes or the availability of any other relief or exemption.
Payments by Amcor UK or Amcor plc under its Guarantee
The United Kingdom withholding tax treatment of payments arising in the United Kingdom made by a guarantor under a guarantee is not certain. If Amcor UK or Amcor plc, acting as Guarantor, makes any payments under its Guarantee in respect of interest on the Notes (or other amounts due under such Notes other than the repayment of amounts subscribed for the Notes), such payments may be subject to United Kingdom withholding tax at the basic rate (currently 20 per cent.) subject to the availability of relief under the provisions of any applicable double taxation treaty or of exemptions under United Kingdom domestic law. However, as mentioned, such treatment is not certain and were such payments within the scope of United Kingdom withholding tax, it is also not certain whether they would be eligible for the reliefs and exemptions that are available to payments of interest and other similar sums (which availability could, in any event, depend on the particular circumstances of each beneficial owner of the Notes).

BOOK-ENTRY, DELIVERY AND FORM
We have obtained the information in this section concerning DTC, Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by the Issuer, the Guarantors or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.
Unless and until AGF issues the Notes in fully certificated, registered form under the limited circumstances described below under the heading “— Certificated Notes”:
•
you will not be entitled to receive a certificate representing your interest in the Notes;

•
all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•
all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company
DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered Notes registered in the name of Cede & Co. DTC is:
•
a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” under the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” under the New York Uniform Commercial Code; and

•
a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a participant, either directly or indirectly.
Purchases of Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except as provided below in “— Certificated Notes.”
To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Format
Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, AGF, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Notes.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Notes on your behalf. We, AGF and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. In addition, we, AGF and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We and AGF also do not supervise these systems in any way.
The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Transfers Within and Among Book-Entry Systems
Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.
DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.
Because of time-zone differences, credits of securities received in Clearstream or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date.
Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash amount only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Certificated Notes
Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
The Issuer will issue Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

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we or the Issuer advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

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an event of default has occurred and is continuing under the indenture; or

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we or the Issuer, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that Notes in fully certificated registered form are available through DTC. DTC will then surrender the global notes representing the Notes along with instructions for re-registration. The trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.
Unless and until AGF issues the Notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the Notes; (2) all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to you in accordance with its policies and procedures.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the Issuer and the Guarantors have severally, and not jointly, agreed to sell to the underwriters named below, for whom Citigroup Global Markets Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and TD Securities (USA) LLC are acting as representatives, have severally, and not jointly, agreed to the following respective principal amounts of the Securities.
Underwriter	Principal Amount of the Notes
Citigroup Global Markets Inc.	$85,000,000
Wells Fargo Securities, LLC	$85,000,000
J.P. Morgan Securities LLC	$85,000,000
Mizuho Securities USA LLC	$85,000,000
TD Securities (USA) LLC	$85,000,000
Deutsche Bank Securities Inc.	$25,000,000
PNC Capital Markets LLC	$25,000,000
Standard Chartered Bank	$25,000,000
Total	$500,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the Securities if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to the Securities the purchase commitments of non-defaulting underwriters may be increased or the offering of the Securities may be terminated.
The underwriters propose to offer the Securities initially at the applicable public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 0.200% of the principal amount of the Securities. The underwriters may allow, and dealers may re-allow, a concession not to exceed 0.150% of the principal amount of the Securities on sales to other dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.
We estimate that our out of pocket expenses for this offering, not including the underwriting discount, will be approximately $1.6 million and will be payable by us.
The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the NYSE. If such listing is obtained, we have no obligation to maintain such listing and we may delist the Notes at any time. We cannot provide you with any assurance regarding the liquidity of any trading market for the Notes of any series that develops, the ability of holders of such Notes to sell their Notes or the prices at which holders may be able to sell their Notes. One or more of the underwriters intend(s) to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.
We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the representatives until the settlement date for the Securities. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment involves sales by the underwriters of Securities in excess of the principal amount of the Securities the underwriters are obligated to purchase, which creates a syndicate short position.

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Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Securities originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Securities or preventing or retarding a decline in the market price of the Securities. As a result the price of the Securities may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.
Conflicts of Interest; Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. Additionally, Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the Notes.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
A portion of the aggregate net proceeds from the sale of the Notes will be used to repay commercial paper borrowings and potentially for the repayment of other short- and long-term debt. To the extent any of the underwriters or their affiliates own our commercial paper or are lenders under our revolving credit facility, such party would receive a portion of the aggregate net proceeds from the sale of the Notes. Accordingly, any such underwriter may have a conflict of interest, in that it has an interest in the offering beyond the underwriting discount it receives in connection with the offering and as a result, this offering is being conducted in accordance with FINRA Rule 5121 and any underwriter with a conflict of interest will not sell the Notes to an account over which it exercises discretion.

Selling Restrictions
Canada
The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are both accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities (including for greater certainty, any purchase confirmation and all notices) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
European Economic Area
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
Prohibition of sales to EEA retail investors.   The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering and selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

Prohibition of sales to UK retail investors.   The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, the expression “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Other regulatory restrictions.   The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials is only being made to those persons in the UK falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or high net-worth companies, and other companies to whom it may be lawfully communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order(all such persons together being referred to as “relevant persons”). In the UK, the Notes offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of the contents thereof.
All applicable provisions of the FSMA with respect to anything done in relation to the Notes in, from or otherwise involving the UK must be complied with.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute a public offer or a public solicitation to purchase or invest in the Securities. The Securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Securities may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
This prospectus supplement or the accompanying prospectus has not been approved by or registered with the Stock Exchange of Hong Kong Limited, Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Securities will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in this prospectus supplement or the accompanying prospectus being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
Japan
The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notification under Section 309B(1)(c) of the SFA.   The Issuer has determined that the Securities are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
Neither this prospectus supplement, nor any other prospectus or disclosure document (as defined in the Australian Act) in relation to the Notes or the Guarantees has been, or will be, lodged with, or registered by, Australian Securities and Investments Commission (“ASIC”) and the Securities may not be offered for issue, sale or purchase nor may offers for the issue, sale or purchase of the Securities be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes or Guarantees may be distributed or published in Australia unless, in each case:
(a)   the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Securities or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Australian Act;
(b)   any offer, invitation or distribution is not made to a person who is a “retail client” within the meaning of section 761G of the Australian Act;
(c)   such action complies with all applicable Australian laws, regulations and directives; and
(d)   such action does not require any document to be lodged with ASIC or the ASX.
Italy
The offering of the Securities has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the Securities should not, save as set out below, be offered or sold in the Republic of Italy in an offer to the public and sales of the Securities in the Republic of Italy should be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.
Accordingly, the Securities should not be offered, sold or delivered, and copies of this prospectus supplement and the accompanying prospectus and any other document relating to the Securities should not be distributed, in the Republic of Italy except:
(a)   to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Decree No. 58”) and defined in Article 34-ter, paragraph 1, let. b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“Regulation No. 11971”) or
(b)   in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.
Any such offer, sale or delivery of the Securities or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to the Securities in the Republic of Italy must be:
(i)   made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993 as amended, Decree No. 58, CONSOB Regulation No. 20307 of February 15, 2018, as amended and any other applicable laws and regulations;
(ii)   in compliance with Article 129 of Legislative Decree No. 385 of September 1, 1993, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on August 25, 2015 (as amended on August 10, 2016); and
(iii)   in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference in or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed):
•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 17, 2023;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2023, December 31, 2023 and March 31, 2024, filed with the SEC on November 1, 2023, February 7, 2024, and May 1, 2024 respectively; and

•
our Current Reports on Form 8-K filed with the SEC on November 13, 2023, March 19, 2024 and April 25, 2024.

You may request a copy of any filing referred to above (including any exhibits that are specifically incorporated by reference), at no cost, by contacting Amcor at the following address or telephone number:
Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom
+44 117 9753200

LEGAL MATTERS
The validity of the Securities will be passed upon for us by Perkins Coie LLP, as to certain matters of New York and Delaware law, and the validity of the Guarantees will be passed upon for us by Ogier (Jersey) LLP, as to certain matters of Jersey law, Herbert Smith Freehills Australian partnership, as to certain matters of Australian law, by Herbert Smith Freehills LLP as to certain matters of English law, and Armstrong Teasdale LLP, as to certain matters of Missouri law. The underwriters are represented by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Amcor plc
Ordinary Shares
Preferred Shares
Debt Securities
Guarantees
Warrants
Amcor Finance (USA), Inc.
Debt Securities
Guarantees
Amcor UK Finance plc
Debt Securities
Guarantees
Amcor Group Finance plc
Debt Securities
Guarantees
Amcor Pty Ltd
Debt Securities
Guarantees
Amcor Flexibles North America, Inc.
Debt Securities
Guarantees
Amcor plc may from time to time offer and sell any of the securities identified above, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of those securities. One or more of Amcor plc’s wholly owned subsidiaries, Amcor Finance (USA), Inc. (“AFUI”), Amcor UK Finance plc (“Amcor UK”), Amcor Group Finance plc (“AGF”), Amcor Pty Ltd (“Amcor Australia”) and/or Amcor Flexibles North America, Inc. (“Amcor Flexibles North America”), may also, from time to time, offer and sell debt securities in one or more series. One or more of AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Amcor plc issues. One or more of Amcor plc, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities AFUI issues. One or more of Amcor plc, AFUI, AGF, Amcor Australia and Amcor Flexibles North America may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Amcor UK issues. One or more of Amcor plc, AFUI, Amcor UK, Amcor Australia and Amcor Flexibles North America may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities AGF issues. One or more of Amcor plc, AFUI, Amcor UK, AGF and Amcor Flexibles North America may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Amcor Australia issues. One or more of Amcor plc, AFUI, Amcor UK, AGF and Amcor Australia may guarantee all payments of principal, interest (if any), premium (if any) and other amounts due on any debt securities Amcor Flexibles North America issues.
The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.
Each time Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America offers and sells securities, the applicable issuer and/or guarantor(s) will, as applicable, provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and specific terms of the securities. A prospectus supplement for any offering may also add, update, change or supersede information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of these securities, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement.
Amcor plc’s ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMCR.” On May 16, 2024, the last reported sales price of Amcor plc’s ordinary shares on the NYSE was $10.36 per share.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS, ANY RISK FACTORS SET FORTH IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2024.

i

ENFORCEABILITY OF CIVIL LIABILITIES
Amcor plc is a public limited company organized under the laws of the Bailiwick of Jersey. AFUI is a corporation formed in the United States under Delaware law. Amcor UK is a public limited company incorporated under the laws of England and Wales. AGF is a public limited company incorporated under the laws of England and Wales. Amcor Australia is an entity organized under the laws of the Commonwealth of Australia. Amcor Flexibles North America is a corporation formed in the United States under Missouri law. While directors and officers of Amcor Flexibles North America are primarily resident in the United States and the directors and officers of AFUI are primarily resident in the United States and Switzerland, most of the directors and officers of Amcor plc, Amcor Australia, Amcor UK and AGF (the “Non-U.S. Registrants”) reside outside the United States, principally in Australia, the United Kingdom and Switzerland. A substantial portion of the assets of the Non-U.S. Registrants, and the assets of the directors and officers of the Non-U.S. Registrants are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon the Non-U.S. Registrants or associated persons in a manner so as to allow enforcement of judgments of United States courts against them in the United States based on the civil liability provisions of the United States federal securities laws. In addition, there are doubts as to the enforceability in Australia, Jersey and England and Wales in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities based on United States federal securities laws. Also, judgments of United States courts (whether or not such judgments relate to United States federal securities laws) are not automatically enforceable in Australia, Jersey or England and Wales and will require a further judgment from the local court. Such judgments may or will not be enforceable in Australia, Jersey or England and Wales in certain other circumstances, including, among others, where the relevant proceedings were not commenced within the relevant limitation period, where such judgments are contrary to local public policy, statute, rules of natural justice or general principles of fairness or are obtained by fraud, are obtained in circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend, are not for a fixed or readily ascertainable sum, are for an interim remedy (such as an injunction), are not between identical parties and in the same interest, are rendered by a court that did not have jurisdiction according to the private international law rules of the local court, are subject to appeal, dismissal, reversal, setting aside or stay of execution in the court which gave the judgment or otherwise not final and conclusive before that court, involve multiple or punitive damages, are in respect of taxes or any revenue law (including for any fiscal penalty) or fine or other penalty or foreign governmental interests or where there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment.
There is no treaty between Jersey and the United States providing for the reciprocal recognition and enforcement of judgments (as opposed to arbitration awards) in civil and commercial matters. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. There is currently no treaty between Australia and the United States providing for recognition and enforcement in Australian courts of judgements of United States courts.
Each of (i) the Indentures (as defined herein), (ii) the debt securities and (iii) the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. Each of the issuers and guarantors, as applicable, has appointed C T Corporation as its authorized agent upon which process may be served in any action or proceeding arising out of or based upon the Indentures, the debt securities or the guarantees that may be instituted in any United States federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, and has irrevocably submitted to the non-exclusive jurisdiction of such courts in any such action or proceeding.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an automatic “shelf” registration process. By using a shelf registration statement, Amcor plc may, from time to time, offer any combination of ordinary shares, preferred shares, debt securities, guarantees or warrants described in this prospectus in one or more offerings; and Amcor plc’s subsidiaries, AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America, may, from time to time, offer any combination of debt securities and guarantees described in this prospectus in one or more offerings. In this prospectus we refer to the ordinary shares, preferred shares, debt securities, guarantees and warrants offered by Amcor plc, and the debt securities and guarantees offered by AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America, collectively as the “securities.” This prospectus provides you with a general description of the securities Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America may offer. Each time Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America offers and sells securities, the applicable issuer and/or guarantor(s) will, as applicable, provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and specific terms of the securities. The applicable issuer and/or guarantor(s) may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement. None of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document or such other date as is specified with respect to such information in such document. Our, AFUI’s, Amcor UK’s, AGF’s, Amcor Australia or Amcor Flexibles North America’s business, financial condition and results of operations may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
This prospectus is not intended to be and is not a prospectus for purposes of Regulation (EU) 2017/1129.
None of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America or to which we have referred you. None of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. None of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Such independent industry publications and other publicly available information generally states that the information contained therein or provided by such sources has been obtained from sources believed to be reliable. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
When we refer to “Amcor,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Amcor plc, and its subsidiaries, unless otherwise specified. When we refer to “Amcor plc,” we mean Amcor plc without reference to its subsidiaries. When we refer to “AFUI,” we mean Amcor Finance (USA), Inc., our wholly owned subsidiary. When we refer to “Amcor UK,” we mean Amcor UK Finance plc, our wholly owned subsidiary. When we refer to “AGF,” we mean Amcor Group Finance plc, our wholly owned subsidiary. When we refer to “Amcor Australia,” we mean Amcor Pty Ltd, our wholly owned subsidiary. When we refer to “Amcor Flexibles North America,” we mean Amcor Flexibles North America, Inc., our wholly owned subsidiary. When we refer to “you,” we mean the potential holders of the applicable series of securities.
WHERE YOU CAN FIND MORE INFORMATION
Amcor plc is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, Amcor plc files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. That Internet site is www.sec.gov, which you can access free of charge. The reports and other documents that Amcor plc files with the SEC can also be accessed free of charge through the Investor Relations section of our Internet website at www.amcor.com/investors/financial-information/sec-filings. We have not incorporated by reference into this prospectus the information on, or linked from, Amcor’s website or any other website, and you should not consider it to be a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.
Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference in or otherwise become a part of this prospectus, regardless of when furnished to the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 17, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2023;

•
our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023 and March 31, 2024, filed with the SEC on November 1, 2023, February 7, 2024 and May 1, 2024, respectively;

•
our Current Reports on Form 8-K filed with the SEC on November 13, 2023, March 19, 2024 and April 25, 2024; and

•
the description of our ordinary shares contained in the Registration Statement on Form 8-A filed with the SEC on June 7, 2019, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 17, 2023).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Amcor plc will provide, without charge, to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents (or, as may be applicable, portions of the documents) referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to:
Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom
+44 117 9753200

INFORMATION CONCERNING FORWARD LOOKING STATEMENTS
This prospectus, any prospectus supplements, the documents incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement and other written or oral statements made from time to time by us contain certain estimates, predictions, and other “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” “commit,” “estimate,” “potential,” “ambitions,” “outlook,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to:
•
changes in consumer demand patterns and customer requirements in numerous industries;

•
the loss of key customers, a reduction in their production requirements or consolidation among key customers;

•
significant competition in the industries and regions in which we operate;

•
an inability to expand our current business effectively through either organic growth, including product innovation, investments, or acquisitions;

•
challenging current and future global economic conditions, including the Russia-Ukraine conflict and inflation;

•
impacts of operating internationally;

•
price fluctuations or shortages in the availability of raw materials, energy and other inputs, which could adversely affect our business;

•
production, supply and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility;

•
pandemics, epidemics, or other disease outbreaks;

•
an inability to attract and retain our global executive management team and our skilled workforce or successfully manage the transition of key roles, including our Chief Executive Officer;

•
costs and liabilities related to environment, health, and safety laws and regulations, as well as changes in the global climate;

•
labor disputes and an inability to renew collective bargaining agreements at acceptable terms;

•
risks related to climate change;

•
cybersecurity risks, which could disrupt our operations or risk of loss of our sensitive business information;

•
failures or disruptions in our information technology systems which could disrupt our operations, compromise customer, employee, supplier, and other data;

•
rising interest rates that increase our borrowing costs on our variable rate indebtedness and could have other negative impacts;

•
a significant increase in our indebtedness or a downgrade in our credit rating could reduce our operating flexibility and increase our borrowing costs and negatively affect our financial condition and results of operations;

•
foreign exchange rate risk;

•
a significant write-down of goodwill and/or other intangible assets;

•
a failure to maintain an effective system of internal control over financial reporting;

•
an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the risks we face;

•
an inability to defend our intellectual property rights or intellectual property infringement claims against us;

•
litigation, including product liability claims, or regulatory developments;

•
increasing scrutiny and changing expectations from investors, customers, and governments with respect to our environmental, social, and governance practices and commitments resulting in additional costs or exposure to additional risks;

•
changing government regulations in environmental, health, and safety matters, including climate change; and

•
changes in tax laws or changes in our geographic mix of earnings; and

•
other risks and factors discussed in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

You are cautioned that the foregoing list of factors is not exclusive or exhaustive. The forward-looking statements included or incorporated by reference in this prospectus and any prospectus supplement speak only as of the date made and, other than as required by law, we do not undertake any obligation to update any forward-looking statements after the date they are made, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements, express or implied, in this prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THE COMPANY
Amcor is a global leader in developing and producing responsible packaging for food, beverage, pharmaceutical, medical, home and personal care, and other products. We work with leading companies around the world to protect their products and the people who rely on them, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures, and services. We are focused on making packaging that is increasingly light-weighted, recyclable and reusable, and made using an increasing amount of recycled content. During fiscal year 2023, Amcor generated $14.7 billion in net sales.
Amcor plc (ARBN 630 385 278) was incorporated on July 31, 2018 under the name “Arctic Jersey Limited” as a limited company under the laws of the Bailiwick of Jersey. On October 10, 2018, Arctic Jersey Limited was renamed “Amcor plc” and became a public limited company incorporated under the Laws of the Bailiwick of Jersey. Our history dates back more than 150 years, with origins in both Australia and the USA. AFUI was incorporated under the laws of the State of Delaware in 1995. Amcor UK is a public limited company incorporated under the laws of England and Wales that was formed in the United Kingdom in 2001. AGF is a public limited company incorporated under the laws of England and Wales that was formed in the United Kingdom in 2024. Amcor Australia is a company with limited liability incorporated under the laws of Australia that was formed in Australia in 1926. Amcor Flexibles North America (formerly known as Bemis Company, Inc. (“Bemis”)) was incorporated in 1885 under the laws of Missouri. In 2019, Amcor plc completed the acquisition of Bemis, with Amcor plc becoming the ultimate holding company of the group and Bemis a wholly owned subsidiary. In November 2020, Bemis changed its name from Bemis Company, Inc. to Amcor Flexibles North America, Inc. See “About this Prospectus” and “Where You Can Find More Information.”
The address for the principal executive office of Amcor plc, Amcor UK and AGF is 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, and the telephone number of that principal executive office is +44 117 9753200. The address for AFUI’s principal executive office is 2801 SW 149th Avenue, Suite 350, Miramar, Florida 33027, United States of America, and the telephone number of AFUI’s principal executive office is +1 954 499 4800. The address for Amcor Australia’s principal executive office is Level 11, 60 City Road, Southbank, Victoria 3006, Australia and the telephone number of Amcor Australia’s principal executive office is +61 3 9226 9000. The address for Amcor Flexibles North America’s principal executive office is 2301 Industrial Drive, Neenah, Wisconsin 54956, United States of America, and the telephone number of Amcor Flexibles North America’s principal executive office is +1 920 527 7300.
Our website address is www.amcor.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus or any applicable prospectus supplement.

SUMMARIZED FINANCIAL INFORMATION
Amcor plc, along with the other co-registrants, guarantee the following series of senior notes issued by the wholly owned subsidiaries, Amcor Flexibles North America, Amcor UK and AFUI.
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$500 million of 4.000% Guaranteed Senior Notes due 2025 issued by Amcor Flexibles North America;

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$300 million of 3.100% Guaranteed Senior Notes due 2026 issued by Amcor Flexibles North America;

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$600 million of 3.625% Guaranteed Senior Notes due 2026 issued by Amcor Flexibles North America;

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$500 million of 4.500% Guaranteed Senior Notes due 2028 issued by Amcor Flexibles North America;

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$500 million of 2.630% Guaranteed Senior Notes due 2030 issued by Amcor Flexibles North America;

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$800 million of 2.690% Guaranteed Senior Notes due 2031 issued by Amcor Flexibles North America;

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€500 million of 1.125% Guaranteed Senior Notes due 2027 issued byAmcor UK; and

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$500 million of 5.625% Guaranteed Senior Notes due 2033 issued by AFUI.

The six series of senior notes issued by Amcor Flexibles North America are guaranteed by its parent entity, Amcor plc, and the subsidiary guarantors Amcor Australia, AFUI and Amcor UK. The series of senior notes issued by Amcor UK is guaranteed by its parent entity, Amcor plc, and the subsidiary guarantors Amcor Australia, Amcor Flexibles North America and AFUI. The series of senior notes issued by AFUI is guaranteed by its ultimate parent entity, Amcor plc, and the subsidiary guarantors Amcor Australia, Amcor Flexibles North America and Amcor UK.
All guarantors fully, unconditionally, and irrevocably guarantee, on a joint and several basis, to each holder of the notes of each series, the due and punctual payment of the principal of, and any premium and interest on, such notes and all other amounts payable, when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the notes and related indenture. The obligations of the applicable guarantors under their guarantees will be or are, as applicable, limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, or similar laws) under applicable law. The guarantees will be or are, as applicable, unsecured and unsubordinated obligations of the guarantors and rank equally with all existing and future unsecured and unsubordinated debt of each guarantor. None of Amcor plc’s other subsidiaries guarantee such notes. The issuers and guarantors conduct large parts of their operations through other subsidiaries of Amcor plc.
Amcor Flexibles North America is incorporated in Missouri in the United States, Amcor UK is incorporated in England and Wales, United Kingdom, AFUI is incorporated in Delaware in the United States, and the guarantors are incorporated under the laws of Jersey, Australia, the United States, and England and Wales and, therefore, insolvency proceedings with respect to the issuers and guarantors could proceed under, and be governed by, among others, Jersey, Australian, United States, or English insolvency law, as the case may be, if either issuer or any guarantor defaults on its obligations under the applicable notes or guarantees, respectively.
Below is the summarized financial information of the combined Obligor Group (as defined below) made up of Amcor plc (as parent guarantor), Amcor Flexibles North America, Amcor UK, and AFUI (as subsidiary issuers of the notes and guarantors of each other’s notes), and Amcor Australia and, including and assuming for these purposes, AGF (as the remaining subsidiary guarantors).
Basis of Preparation
The following summarized financial information is presented for the parent, issuer, and guarantor subsidiaries, including and assuming for these purposes AGF (“Obligor Group”), on a combined basis after elimination of intercompany transactions between entities in the combined group and amounts related to investments in any subsidiary that is a non-guarantor.

This information is not intended to present the financial position or results of operations of the combined group of companies in accordance with accounting principles generally accepted in the United States.
Statement of Income for Obligor Group
($ in millions)	Nine Months Ended March 31, 2024	Year Ended June 30, 2023
Net sales – external	$732	$1,065
Net sales – to subsidiaries outside the Obligor Group	3	6
Total net sales	735	1,071
Gross profit	139	187
Net income	$380	$1,583(1)
Net income attributable to non-controlling interests	0	0
Net income attributable to Obligor Group	$380	$1,583

(1)
Includes $1,993 million net intercompany income from Amcor entities from outside the Obligor Group, mainly attributable to intercompany dividends and intercompany interest income.

Balance Sheets for Obligor Group
($ in millions)	March 31, 2024	June 30, 2023
Assets
Current assets – external	$1,710	$1,184
Current assets – due from subsidiaries outside the Obligor Group	146	190
Total current assets	$1,856	$1,374
Non-current assets – external	1,439	1,415
Non-current assets – due from subsidiaries outside the Obligor Group	12,276	10,992
Total non-current assets	13,715	12,407
Total assets	$15,571	$13,781
Liabilities
Current liabilities – external	$2,708	$1,912
Current liabilities – due to subsidiaries outside the Obligor Group	22	37
Total current liabilities	2,730	1,949
Non-current liabilities – external	7,221	6,801
Non-current liabilities – due to subsidiaries outside the Obligor Group	10,742	9,917
Total non-current liabilities	17,963	16,718
Total liabilities	$20,693	$18,667

USE OF PROCEEDS
Unless we state otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long term and short term debt, such as commercial paper, and the financing of acquisitions. We may invest proceeds that we do not immediately require for the foregoing uses in short term marketable securities.

DESCRIPTION OF SHARE CAPITAL
In this description, references to “Amcor,” the “Company,” “we,” “us” or “our” refer only to Amcor plc and not to any of our subsidiaries or affiliates, including AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America.
The following is a summary of the material terms of our ordinary shares as set forth in our Articles of Association and the material provisions of the laws of Jersey, Channel Islands. This summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Association, which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. CHESS Depositary Interests (“CDI’s”) representing our ordinary shares are traded on the Australian Securities Exchange (“ASX”).
Share Capital
The authorized share capital of Amcor is $100,000,000, divided into 9,000,000,000 ordinary shares of $0.01 par value each and 1,000,000,000 preferred shares of $0.01 par value each, which may be issued in such class or classes or series as our board of directors (“board”) may determine in accordance with our Articles of Association. As of April 29, 2024, we had 1,445,343,212 ordinary shares issued and outstanding.
All ordinary shares have equal voting rights and no right to a fixed income and carry the right to receive dividends that have been declared by Amcor. The holders of ordinary shares have the right to receive notice of, and to attend and vote at, all general meetings of Amcor. The rights and obligations attaching to any preferred shares will be determined at the time of issue by our board in its absolute discretion and must be set forth in a statement of rights. Any preferred shares that are issued may have priority over the ordinary shares with respect to dividend or liquidation rights or both. We do not have any preferred shares issued and outstanding.
Our board may issue ordinary shares or preferred shares without further shareholder action, unless shareholder action is required by applicable law or by the rules of the NYSE, ASX or other stock exchange or quotation system on which any class or series of our ordinary shares may be listed or quoted.
Subject to our Articles of Association and the rights or restrictions attached to any shares or class of shares, if Amcor is wound up and the property of Amcor available for distribution among the shareholders is more than sufficient to pay (i) all the debts and liabilities of Amcor and (ii) the costs, charges and expenses of the winding up, the excess must be divided among the shareholders in proportion to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares. If Amcor is wound up, the directors or liquidator (as applicable) may, with the sanction of a special resolution of the shareholders of Amcor and any other sanction required by the Companies (Jersey) Law 1991 (the “Jersey Companies Law”), divide among the shareholders the whole or any part of the assets of Amcor and determine how the division will be carried out as between the shareholders or different classes of shareholders.
CDIs are units of beneficial ownership in shares constituted under Australian law which may be held and transferred through the CHESS system. For further information regarding the CDIs, see “— CHESS Depositary Interests” below. All references to shares in this summary will be deemed, where the context permits, also to be references to the CDIs.
Amcor’s registered office address and the address where Amcor’s register of members is maintained is 3rd Floor 44 Esplanade, St. Helier, Jersey JE4 9WG.
Organizational Documents; Governing Law
The rights of Amcor shareholders are governed by, among other things, our Articles of Association and the laws of Jersey, Channel Islands, including the Jersey Companies Law.
Voting Rights
Each ordinary share entitles the holder to one vote per share at any general meeting of shareholders. An ordinary resolution requires approval by the holders of a majority of the voting rights represented at a meeting, in person or by proxy, and voting thereon. A special resolution requires approval by the holders of two-thirds of the voting rights represented at a meeting, in person or by proxy, and voting thereon (or such greater majority as the Articles of Association may prescribe).
Voting rights with respect to any class of preferred shares (if any) will be determined by our board and set out in the relevant statement of rights for such class.
Neither Jersey law nor the Articles of Association restrict non-resident shareholders from holding or exercising voting rights in relation of our ordinary shares. There are no provisions in the Jersey Companies Law relating to cumulative voting.
No Preemptive Rights
Amcor shareholders do not have preemptive rights to acquire newly issued ordinary shares.
Variation of Rights
The rights attached to any class of ordinary shares, such as voting, dividends and the like, may, unless their terms of issue state otherwise, be varied by a special resolution passed at a separate meeting of the holders of shares of such class.
Certificated and Uncertificated Shares
Ordinary shares may be held in either certificated or uncertificated form. Every holder of certificated shares is entitled, without payment, to have a certificate for the shares that it owns executed under Amcor’s seal or in such other manner as provided by the Jersey Companies Law.
Transfer of Shares
Generally, fully paid ordinary shares are issued in registered form and may be freely transferred pursuant to the Articles of Association unless the transfer is restricted by applicable securities laws or prohibited by another instrument.
Dividends
Our board may declare and pay any dividends from time to time as it may determine. Our board may rescind a decision to pay a dividend if it decides, before the payment date, that Amcor’s financial position no longer justifies the payment. The payment of a dividend does not require shareholder confirmation or approval at a general meeting of the shareholders.
Holders of our ordinary shares are entitled to receive equally, on a per share basis, any dividends that may be declared in respect of ordinary shares by our board.
Our board may direct that a dividend will be satisfied from any available source permitted by law, including wholly or partly by the distribution of assets, including paid up shares or securities of another company. If Amcor declares cash dividends, such dividends will be declared in U.S. dollars.
Under the Jersey Companies Law, dividends may be paid from any source permitted by law (other than from nominal capital account and capital redemption reserve), subject to a requirement for the directors who are to authorize the payment of any dividend to make a statutory solvency statement.
Our Articles of Association permit our board to require that all dividend payments will be paid only through electronic transfer into an account selected by the shareholder rather than by a bank check.
No dividend or other monies payable on or in respect of a share will bear interest as against Amcor (unless the terms of the share specify otherwise).
If any dividend is unclaimed for 11 calendar months after issuance, our board may stop payment on the dividend or otherwise make use of the unclaimed amount for the benefit of Amcor until claimed or otherwise disposed of according to the laws relating to unclaimed monies.

Alteration of Share Capital
Under the Jersey Companies Law, Amcor may, by special resolution of its shareholders: increase its share capital; consolidate and sub-divide; convert shares into or from stock; re-denominate any of its shares into another currency or reduce its share capital, capital redemption reserve or share premium account in any way.
Redeemable Shares
Our ordinary shares will not initially be redeemable. Pursuant to the Jersey Companies Law and our Articles of Association, our board may issue redeemable shares or convert existing non-redeemable shares, whether issued or not, into redeemable shares, which shares will be, in each case, redeemable in accordance with their terms or at the option of Amcor and/or at the option of the holder (provided that an issued non-redeemable share may only be converted into a redeemable share with the agreement of the holder or pursuant to a special resolution). The directors who are to authorize a redemption of shares are required to make a statutory solvency statement.
Purchase of Own Shares
Subject to the provisions of the Jersey Companies Law (including, for the avoidance of doubt, the requirement for a statutory solvency statement) and our Articles of Association, Amcor may purchase its own shares or CDIs and either cancel them or hold them as treasury shares.
Under Jersey law, Amcor’s purchase of its own shares must be sanctioned by a special resolution of Amcor’s shareholders (excluding the shareholder from whom Amcor proposes to purchase shares or CDIs). If the purchase is to be made on a stock exchange, the special resolution must specify the maximum number of shares or CDIs to be purchased, the maximum and minimum prices which may be paid, and the date on which the authority to purchase is to expire (which may not be more than five years after the date of the resolution). If the purchase is to be made otherwise than on a stock exchange, the purchase must be made pursuant to a written purchase contract approved in advance by a resolution of shareholders (excluding the shareholder from whom Amcor proposes to purchase shares or CDIs).
Shareholder Meetings
Annual Meetings of Shareholders
Under Jersey law, Amcor must hold an annual general meeting once every calendar year and not more than 18 months may elapse between two successive annual general meetings, at such date, time and place as may be determined by our Board.
A general shareholder meeting may only be called by a resolution of the board or as otherwise provided in the Jersey Companies Law.
Special Meetings of Shareholders
The board may, and upon request of shareholders as required by Jersey law (and as described below) must, convene an extraordinary general meeting of the shareholders.
Under the Jersey Companies Law, shareholders of Amcor holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may legally require the directors to call a meeting of shareholders. Upon receiving a requisition notice from shareholders, the board must call a special meeting as soon as practicable but in any case not later than two months after the date of the requisition. If the directors do not within 21 days from the date of the deposit of the requisition proceed to call a meeting to be held within two months of that date, the requisitionists, or any of them representing more than half of the total voting rights of all of them, may themselves call a meeting, but a meeting so called may not be held after three months from that date.
Notice of Meetings; Record Date
Under the Articles of Association and applicable stock exchange listing rules, the notice for a general meeting must be sent to all shareholders. The content of a notice of a general meeting called by the board is to be decided by the board, but it must designate the meeting as an annual or extraordinary general meeting and must state the general nature of the business to be transacted at the meeting and any other matters required by the Jersey Companies Law.
For the purpose of determining whether a person is entitled as a shareholder to attend or vote at a meeting and how many votes such person may cast, Amcor may specify in the notice a date not more than 60 days nor less than 10 days before the date fixed for the meeting, as the date for the determination of the shareholders entitled to receive notice of, attend or vote at the meeting or appoint a proxy.
Quorum
Under the Articles of Association, no business may be transacted at any general meeting unless a quorum (the holders of shares representing at least the majority of total voting rights of all shareholders entitled to vote at such meeting) is present in person or by proxy at the time when the meeting proceeds to business.
Action by Written Consent
The Articles of Association prohibit actions to be taken by unanimous written consent. Under the Articles of Association, any action required or permitted to be taken by shareholders or any class of them must be effected at a general meeting of Amcor or of the class in question and may not be effected by any consent or resolution in writing of the shareholders.
Shareholder Proposals
Under Articles of Association, a shareholder of record who has the right to vote at an annual general meeting may, on giving notice to Amcor no more than 120 days and no less than 90 days before the date which is one year after the date of the previous annual general meeting, require Amcor to include a resolution to be proposed at the annual general meeting. Any proposed business must be a proper matter for shareholder action.
In addition, a shareholder of record who has the right to vote at general meetings may propose persons for nomination as directors subject to complying with the applicable requirements to be set forth in the Articles of Association, including delivery to Amcor of specified information on director nominees. Shareholder nominations must be made on notice of (i) in the case of annual general meetings, no more than 120 calendar days and no less than 90 days (in each case from the anniversary date of the preceding annual general meeting), or (ii) in the case of extraordinary general meetings called for the purpose of electing directors, not later than the 10th day following the day on which notice of the date of such meeting was mailed.
Conditions of Admission
Under the Articles of Association, the board and the chairperson of any general meeting may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the safety of persons attending and the orderly conduct of a general meeting including, without limitation, requirements for identification to be produced by those attending the meeting, searches and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairperson are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.
Board of Directors
Election of Directors
Amcor directors are appointed by Amcor’s board of directors and shall hold office until the end of the next annual general meeting following such appointment. Under the Articles of Association, all directors are subject to annual re-election by shareholders. Directors will hold office until the conclusion of the next annual general meeting following his or her appointment, unless such director is re-elected at the general meeting.

Where the number of persons validly proposed for election or re-election as a director is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors and an absolute majority of votes cast will not be a pre-requisite to the election of such directors.
Removal of Directors
Under the Articles of Association, a director may only be removed from office by ordinary resolution of Amcor shareholders as a result of:
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the director’s conviction (with a plea of nolo contendere deemed to be a conviction) of a serious felony involving moral turpitude or a violation of U.S. federal or state securities law, but excluding a conviction based entirely on vicarious liability; or

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the director’s commission of any material act of dishonesty (such as embezzlement) resulting or intended to result in material personal gain or enrichment of the director at the expense of the Company or any subsidiary and which act, if made the subject to criminal charges, would be reasonably likely to be charged as a felony.

For these purposes nolo contendere, felony and moral turpitude have the meaning given to them by the laws of the United States of America or any relevant state thereof and shall include equivalent acts in any other jurisdiction.
Vacancies
The Articles of Association provide that any vacancy occurring on the Amcor board (whether caused by increase in size of the Amcor board, or by death, disability, resignation, removal or otherwise) shall only be filled by a majority vote of the Amcor board then in office, even though fewer than a quorum.
Any directors appointed by the Amcor board to fill a vacancy will hold office until the next annual general meeting following his or her appointment.
Business Combinations with Interested Shareholders
Under the Articles of Association, Amcor is prohibited from engaging in any business combination with any “interested shareholder” for a period of three years following the time that such shareholder became an interested shareholder (subject to certain specified exceptions), unless (in addition to other exceptions) prior to such business combination the board approved either the business combination or the transaction which resulted in the shareholder becoming an “interested shareholder.”
An “interested shareholder” is (subject to certain specified exceptions) any person (together with its affiliates and associates) that (i) owns more than 15% of Amcor’s voting stock or (ii) is an affiliate or associate of Amcor and owned more than 15% of Amcor’s voting stock within three years of the date on which it is sought to be determined whether such person is an “interested shareholder.”
Disclosure of Shareholding Ownership
Holders of beneficial interests in Amcor ordinary shares must comply with the beneficial ownership disclosure obligations contained in section 13(d) of the Exchange Act and the rules promulgated thereunder.
Under the Articles of Association, Amcor may, by written notice, require any person whom Amcor knows or has reasonable cause to believe to hold an interest in Amcor ordinary shares or to have held an interest at any time during the three years prior, to confirm whether that is the case and give further information as to their interest as requested.
Where a person fails to comply with such notice within the reasonable time period specified in the notice or has made a statement which is false or inadequate, then, unless the Amcor board determines otherwise, the following restrictions will apply to the applicable shares and to any new shares issued in right of those shares for so long as such person remains in default under the notice:

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no voting rights will be exercisable in respect of those shares;

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any dividend or other distribution payable in respect of those shares will be withheld by Amcor without interest; and

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no transfer of those shares will be registered except for an “excepted transfer”.

An “excepted transfer” means a transfer:
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pursuant to acceptance of a takeover offer under the Jersey Companies Law;

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made through the NYSE, ASX or any other stock exchange on which Amcor ordinary shares are normally traded; or

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of the whole of a person’s beneficial interest in the shares to an unaffiliated third party.

CHESS Depositary Interests
CDIs are quoted and traded on the financial market operated by ASX. Ordinary shares are not traded on the financial market operated by the ASX. This is because ASX’s electronic settlement system, known as CHESS, cannot be used directly for the transfer of securities of issuers, such as Amcor, incorporated in countries whose laws do not recognize CHESS as a system to record uncertificated holdings or to electronically transfer legal title. CDIs have been created to facilitate electronic settlement and transfer in Australia for companies in this situation.
CDIs are a type of depositary receipt which provide the holder with ultimate beneficial ownership of the underlying ordinary shares of Amcor. The legal title to these ordinary shares is held by Cede & Co., with CHESS Depositary Nominees Pty Ltd (ABN 75 071 346 506), a wholly-owned subsidiary of ASX, which we refer to as the “Depositary Nominee,” holding the beneficial title to those ordinary shares on behalf of CDI holders.
Each CDI represents a beneficial interest in one ordinary share and, unlike ordinary shares, each CDI can be held, transferred and settled electronically through CHESS.
CDIs are traded electronically on the financial market operated by the ASX. However, there are a number of differences between holding CDIs and ordinary shares. The major differences are that:
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CDI holders do not have legal title in the underlying ordinary shares to which the CDIs relate (the chain of title in the ordinary shares underlying the CDIs is summarized above);

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CDI holders are not able to vote personally as shareholders at a meeting of Amcor. Instead, ASX operation rules provide for a process for CDI holders to provide instruction to the Depositary Nominee in relation to the exercise of voting rights; and

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CDI holders will not be directly entitled to certain other rights conferred on holders of ordinary shares, including the right to apply to a Jersey court for an order on the grounds that the affairs of Amcor are being conducted in a manner which is unfairly prejudicial to the interests of Amcor shareholders; and the right to apply to the Jersey Financial Services Commission to have an inspector appointed to investigate the affairs of Amcor.

Alternatively, CDI holders can convert their CDIs into Amcor ordinary shares in sufficient time before the relevant meeting, in which case they will be able to vote personally as shareholders of Amcor.
Application of Standard Table
The “standard table” of provisions under the Jersey Companies Law does not apply.
Material Differences Between Rights of Holders of Amcor’s Ordinary Shares and Rights of Holders of the Common Stock of Delaware Corporations
Jersey, Channel Islands, companies are governed by the Jersey Companies Law. The Jersey Companies Law differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Jersey Companies Law applicable to Amcor and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.
Corporate law issue	Delaware law	Jersey law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.
However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.
Under Delaware corporate law, a corporation is required to set a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting.

The Jersey Companies Law does not provide for a shareholder right to put a proposal before the shareholders at the annual general meeting. However, under the Jersey Companies Law, shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may require the directors to call a meeting of shareholders. This must be held as soon as practicable but in any case not later than two months after the date of the deposit of the requisition. The requisition shall state the objects of the meeting.
Pursuant to the Articles of Association, no business may be transacted at a general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

Under the Jersey Companies Law, the quorum requirements for shareholders meetings can be prescribed in a company’s articles of association. The Articles of Association provide that a quorum is persons holding or representing by proxy, attorney or Representative (as defined in the Articles of Association) at least a majority of the voting power of the shares entitled to vote at such meeting.
Interested Shareholders Transactions	The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a	The Jersey Companies Law has no comparable provision. As a result, Amcor cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Jersey law does not regulate transactions between a company and its significant shareholders, as a general matter, such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Corporate law issue	Delaware law	Jersey law

group who or which owns or owned more than 15% of the target’s outstanding voting stock within the past three years.
This has the effect of limiting the ability of a potential acquirer to make a two tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:
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either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

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the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.
A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution of shareholders (requiring a two-thirds majority of the shareholders voting) and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.
Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests

Corporate law issue	Delaware law	Jersey law
of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.
Cumulative Voting
Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.
There are no provisions in relation to cumulative voting under the Jersey Companies Law.
Approval of Corporate Matters by Written Consent
Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. In addition, a corporation may eliminate the right of shareholders to act by written consent through amendment to its certificate of incorporation.
All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Under the Articles of Association, shareholders may not pass a resolution by written consent.
Business Combinations and Asset Sales	With certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.	The Jersey Companies Law allows for the merger of two companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under the Jersey Companies Law requires the directors of the constituent companies to enter into and to approve a written merger agreement (in certain, but not all, circumstances), which must also be

Corporate law issue	Delaware law	Jersey law
authorized by a special resolution of the shareholders of each constituent company (which as noted above requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting (or such higher threshold as may be set out in a company’s articles of association)). In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger.

The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of the company’s outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different than those under which the person made such offer.
In addition, where the company and its creditors or shareholders or a class of either of them propose a compromise or arrangement between the company and its creditors or our shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of the company’s shareholders or class of shareholders (as applicable) to be called in such a manner as the court

Corporate law issue	Delaware law	Jersey law
directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon the company and all the creditors, shareholders or members of the specific class of either of them (as applicable). Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court.

The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above, taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.
The Jersey Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and act in good faith, for a proper purpose and in the best interests of the company.

Election and Removal of Directors	Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors and may be removed with or without cause (or, with respect to a classified board, only with cause unless the certificate of incorporation provides otherwise) by the approval of a majority of the outstanding shares entitled to vote.	As permitted by the Jersey Companies Law and pursuant to the Articles of Association, directors of Amcor can be appointed and removed in the manner described in the section headed “Board of Directors” above.
Fiduciary Duties of Directors	Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of	Under the Jersey Companies Law, a director of a Jersey company, in exercising the director’s powers and discharging the director’s duties, has a fiduciary duty to act honestly and in

Corporate law issue	Delaware law	Jersey law
care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
good faith with a view to the best interests of the company; and a duty of care to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Customary law is also an important source of law in the area of directors’ duties in Jersey as it expands upon and provides a more detailed understanding of the general duties and obligations of directors. The Jersey courts view English common law as highly persuasive in this area. In summary, the following duties will apply as manifestations of the general fiduciary duty under the Jersey Companies Law: a duty to act in good faith and in what he or she bona fide considers to be the best interests of the company; a duty to exercise powers for a proper purpose; a duty to avoid any actual or potential conflict between his or her own and the company’s interests; and a duty to account for profits and not take personal profit from any opportunities arising from his or her directorship, even if he or she is acting honestly and for the good of the company. However, the articles of association of a company may permit the director to be personally interested in arrangements involving the company (subject to the requirement to have disclosed such interest).
Under the Articles of Association, a director who has an interest in a matter that is being considered at a meeting of the Board (as defined in the Articles of Association) may, despite that interest, be present and be counted in a quorum at the meeting, unless that is prohibited by the Jersey Companies Law, but may not vote on the matter if such interest is one which to a material extent conflicts or may conflict with the interests of the Company and of which the director is aware, and in respect of any such matter the decision of the chairperson of the meeting shall be final.

Corporate law issue	Delaware law	Jersey law
Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include, subject to certain exceptions, in its certificate of incorporation provisions limiting the personal liability of its directors and officers to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.
Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.
A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

The Jersey Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:
•
incurred in defending any civil or criminal legal proceedings where:

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the person is either acquitted or receives a judgment in their favor;

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where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

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where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

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incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;

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incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty, or breach of trust under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or

•
incurred in a case in which the company normally maintains insurance for persons other than directors.

The Articles of Association provide that Amcor must indemnify each Officer on a full indemnity basis and to the full extent permitted by law

Corporate law issue	Delaware law	Jersey law
against all losses, liabilities, costs, charges and expenses incurred by the Officer as a present or former director or officer of the Company or of a related body corporate.
Variation of Rights of Shares	Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Under Jersey law and the Articles of Association, if Amcor’s share capital is divided into more than one class of shares, the rights attached to any class of shares may, unless their terms of issue state otherwise, be varied (i) with the written consent of the holders of two-thirds of the shares of the class; or (ii) by a special resolution passed at a separate meeting of the holders of shares of the class.
Appraisal Rights	A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.	In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger and the Court’s powers extend to specifying terms of acquisition different from those of the offer (which could include terms as to price or form of consideration).
Shareholder Suits	Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at a minimum the shareholder making the application.
Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating the affairs of a company,

Corporate law issue	Delaware law	Jersey law

requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders. There may be customary personal law actions available to shareholders which would include certain derivate and other actions to bring proceedings against the directors of the company as well as the company.
In principle, Amcor will normally be the proper plaintiff and a class action or derivative action may not be brought by a minority shareholder. However, a minority shareholder can seek in limited circumstances agreement from the court for special dispensation if the shareholder can show:
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that there are wrongdoers in control of the company;

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those wrongdoers are using their power to prevent anything being done about it;

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the wrongdoing is unconscionable and oppressive; and

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in certain other limited circumstances.

Under the Articles of Association, unless the Jersey Companies Law or any other Jersey law provides otherwise or unless the Board determines otherwise, the Royal Court of Jersey is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Amcor; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of Amcor to Amcor or its members, creditors or other constituents; (iii) any action asserting a claim against Amcor or any director or officer of Amcor arising pursuant to any provision of the Jersey Companies Law or the Articles of Association; or (iv) any action asserting a claim against Amcor or

Corporate law issue	Delaware law	Jersey law
any director or officer of Amcor governed by the internal affairs doctrine. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits.
Inspection of Books and Records	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Shareholders of Amcor will have the right under the Jersey Companies Law to inspect Amcor’s register of shareholders and, provided certain conditions are met, to obtain a copy. Shareholders of Amcor will also be able to inspect the minutes of any shareholder meetings.
The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge and, in the case of a public company or a company which is a subsidiary of a public company, of any other person on payment of such sum (if any), not exceeding £5, as the company may require.

Amendments of Governing Documents	Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote. Bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the	The memorandum of association and articles of association of a Jersey company may only be amended by special resolution passed by shareholders in general meeting or by written resolution passed in accordance with its articles of association.

Corporate law issue	Delaware law	Jersey law
certificate of incorporation, also be amended by the board of directors.
Dissolution and Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board of directors.
Under the Jersey Companies Law and the Articles of Association, Amcor may be voluntarily dissolved, liquidated or wound up by a special resolution of the shareholders. In addition, a company may be wound up by the courts of Jersey if the court is of the opinion that it is just and equitable to do so or that it is expedient in the public interest to do so.
Alternatively, a creditor with a claim against a Jersey company of not less than £3,000 may apply to the Royal Court of Jersey for the property of that company to be declared en désastre (being the Jersey law equivalent of a declaration of bankruptcy). Such an application may also be made by the Jersey company itself without having to obtain any shareholder approval.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
In this description, references to “Amcor,” the “Company,” “we,” “us” or “our” refer only to Amcor plc and not to any of our subsidiaries or affiliates, including AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America. Also, in this section, references to “holders” mean those who own debt securities and the related guarantees registered in their own names, on the books that the appropriate registrar for Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in “street name” or in debt securities and the related guarantees issued in book-entry form and held through one or more depositaries.
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that Amcor plc may offer (the “Amcor plc debt securities”), that AFUI may offer (the “AFUI debt securities”), that Amcor UK may offer (the “Amcor UK debt securities”), that AGF may offer (the “AGF debt securities”), that Amcor Australia may offer (the “Amcor Australia debt securities”) or that Amcor Flexibles North America may offer (the “Amcor Flexibles North America debt securities”) pursuant to this prospectus. When Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America offers to sell a particular series of debt securities, the applicable issuer will describe the specific terms of the series in a supplement to this prospectus. The applicable issuer will also indicate in any applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
Amcor plc may issue Amcor plc debt securities under either (1) a senior indenture (the “Amcor plc senior indenture”) among Amcor plc, as issuer; AFUI, Amcor UK, AGF, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “Amcor plc senior debt guarantors”) in respect of certain series of Amcor plc senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor plc senior debt trustee”), or (2) a subordinated indenture (the “Amcor plc subordinated indenture”) among Amcor plc, as issuer; AFUI, Amcor UK, AGF, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “Amcor plc subordinated debt guarantors” and, together with the Amcor plc senior debt guarantors, the “Amcor plc debt guarantors”) in respect of certain series of Amcor plc subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor plc subordinated debt trustee”).Any Amcor plc debt securities that we issue under the Amcor plc senior indenture will constitute unsubordinated debt of Amcor plc (“Amcor plc senior debt securities”) and will rank senior to any Amcor plc debt securities that Amcor plc issues under the Amcor plc subordinated indenture (“Amcor plc subordinated debt securities”). Any guarantees that one or more of AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the Amcor plc senior debt guarantors, issues under the Amcor plc senior indenture will constitute unsubordinated obligations of AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as applicable (each, an “Amcor plc senior debt guarantee”), and will rank senior to any guarantees that AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the Amcor plc subordinated debt guarantors, issue under the Amcor plc subordinated indenture (each, an “Amcor plc subordinated debt guarantee” and, together with the Amcor plc senior debt guarantees, the “Amcor plc debt guarantees”).
AFUI may issue AFUI debt securities under either (1) a senior indenture (the “AFUI senior indenture”) among AFUI, as issuer; Amcor plc, Amcor UK, AGF, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “AFUI senior debt guarantors”) in respect of certain series of AFUI senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “AFUI senior debt trustee”), or (2) a subordinated indenture (the “AFUI subordinated indenture”) among AFUI, as issuer; Amcor plc, Amcor UK, AGF, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “AFUI subordinated debt guarantors” and, together with the AFUI senior debt guarantors, the “AFUI debt guarantors”) in respect of certain series of AFUI subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “AFUI subordinated debt trustee”). Any AFUI debt securities that AFUI issues under the AFUI senior indenture will constitute unsubordinated debt of AFUI (“AFUI senior debt securities”) and will rank senior to any AFUI debt securities that AFUI issues under the AFUI subordinated indenture (“AFUI subordinated debt securities”). Any guarantees that one or more of Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the AFUI

senior debt guarantors, issues under the AFUI senior indenture will constitute unsubordinated obligations of Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as applicable (each, an “AFUI senior debt guarantee”), and will rank senior to any guarantees that Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the AFUI subordinated debt guarantors, issue under the AFUI subordinated indenture (each, an “AFUI subordinated debt guarantee” and, together with the AFUI senior debt guarantees, the “AFUI debt guarantees”).
Amcor UK may issue Amcor UK debt securities under either (1) a senior indenture (the “Amcor UK senior indenture”) among Amcor UK, as issuer; Amcor plc, AFUI, AGF, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “Amcor UK senior debt guarantors”) in respect of certain series of Amcor UK senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor UK senior debt trustee”), or (2) a subordinated indenture (the “Amcor UK subordinated indenture”) among Amcor UK, as issuer; Amcor plc, AFUI, AGF, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “Amcor UK subordinated debt guarantors” and, together with the Amcor UK senior debt guarantors, the “Amcor UK debt guarantors”) in respect of certain series of Amcor UK subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor UK subordinated debt trustee”).Any Amcor UK debt securities that Amcor UK issues under the Amcor UK senior indenture will constitute unsubordinated debt of Amcor UK (“Amcor UK senior debt securities”) and will rank senior to any Amcor UK debt securities that Amcor UK issues under the Amcor UK subordinated indenture (“Amcor UK subordinated debt securities”). Any guarantees that one or more of Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the Amcor UK senior debt guarantors, issues under the Amcor UK senior indenture will constitute unsubordinated obligations of Amcor plc, AFUI, Amcor Australia or Amcor Flexibles North America, as applicable (each, an “Amcor UK senior debt guarantee”), and will rank senior to any guarantees that Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the Amcor UK subordinated debt guarantors, issue under the Amcor UK subordinated indenture (each, an “Amcor UK subordinated debt guarantee” and, together with the Amcor UK senior debt guarantees, the “Amcor UK debt guarantees”).
AGF may issue AGF debt securities under either (1) a senior indenture (the “AGF senior indenture”) among AGF, as issuer; Amcor plc, AFUI, Amcor UK, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “AGF senior debt guarantors”) in respect of certain series of AGF senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “AGF senior debt trustee”), or (2) a subordinated indenture (the “AGF subordinated indenture”) among AGF, as issuer; Amcor plc, AFUI, Amcor UK, Amcor Australia and/or Amcor Flexibles North America, as guarantors (the “AGF subordinated debt guarantors” and, together with the AGF senior debt guarantors, the “AGF debt guarantors”) in respect of certain series of AGF subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “AGF subordinated debt trustee”). Any AGF debt securities that AGF issues under the AGF senior indenture will constitute unsubordinated debt of AGF (“AGF senior debt securities”) and will rank senior to any AGF debt securities that AGF issues under the AGF subordinated indenture (“AGF subordinated debt securities”). Any guarantees that one or more of Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the AGF senior debt guarantors, issues under the AGF senior indenture will constitute unsubordinated obligations of Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as applicable (each, an “AGF senior debt guarantee”), and will rank senior to any guarantees that Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the Am AGF subordinated debt guarantors, issue under the AGF subordinated indenture (each, an “AGF subordinated debt guarantee” and, together with the AGF senior debt guarantees, the “AGF debt guarantees”).
Amcor Australia may issue Amcor Australia debt securities under either (1) a senior indenture (the “Amcor Australia senior indenture”) among Amcor Australia, as issuer; Amcor plc, AFUI, Amcor UK, AGF and/or Amcor Flexibles North America, as guarantors (the “Amcor Australia senior debt guarantors”) in respect of certain series of Amcor Australia senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor Australia senior debt trustee”), or (2) a subordinated indenture (the “Amcor Australia subordinated indenture”) among Amcor Australia, as issuer; Amcor plc, AFUI, Amcor UK, AGF and/or Amcor Flexibles North America, as guarantors (the “Amcor Australia subordinated debt guarantors” and, together with the Amcor Australia senior debt guarantors, the “Amcor Australia debt guarantors”) in respect of certain series of Amcor Australia subordinated debt securities

(as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor Australia subordinated debt trustee”). Any Amcor Australia debt securities that Amcor Australia issues under the Amcor Australia senior indenture will constitute unsubordinated debt of Amcor Australia (“Amcor Australia senior debt securities”) and will rank senior to any Amcor Australia debt securities that Amcor Australia issues under the Amcor Australia subordinated indenture (“Amcor Australia subordinated debt securities”). Any guarantees that one or more of Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the Amcor Australia senior debt guarantors, issues under the Amcor Australia senior indenture will constitute unsubordinated obligations of Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as applicable (each, an “Amcor Australia senior debt guarantee”), and will rank senior to any guarantees that Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the Amcor Australia subordinated debt guarantors, issue under the Amcor Australia subordinated indenture (each, an “Amcor Australia subordinated debt guarantee” and, together with the Amcor Australia senior debt guarantees, the “Amcor Australia debt guarantees”).
Amcor Flexibles North America may issue Amcor Flexibles North America debt securities under either (1) a senior indenture (the “Amcor Flexibles North America senior indenture”) among Amcor Flexibles North America, as issuer; Amcor plc, AFUI, Amcor UK, AGF and/or Amcor Australia, as guarantors (the “Amcor Flexibles North America senior debt guarantors”) in respect of certain series of Amcor Flexibles North America senior debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor Flexibles North America senior debt trustee”), or (2) a subordinated indenture (the “Amcor Flexibles North America subordinated indenture”) among Amcor Flexibles North America, as issuer; Amcor plc, AFUI, Amcor UK, AGF and/or Amcor Australia, as guarantors (the “Amcor Flexibles North America subordinated debt guarantors” and, together with the Amcor Flexibles North America senior debt guarantors, the “Amcor Flexibles North America debt guarantors”) in respect of certain series of Amcor Flexibles North America subordinated debt securities (as defined below); and Deutsche Bank Trust Company Americas, as trustee (the “Amcor Flexibles North America subordinated debt trustee”). Any Amcor Flexibles North America debt securities that Amcor Flexibles North America issues under the Amcor Flexibles North America senior indenture will constitute unsubordinated debt of Amcor Flexibles North America (“Amcor Flexibles North America senior debt securities”) and will rank senior to any Amcor Flexibles North America debt securities that Amcor Flexibles North America issues under the Amcor Flexibles North America subordinated indenture (“Amcor Flexibles North America subordinated debt securities”). Any guarantees that one or more of Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the Amcor Flexibles North America senior debt guarantors, issues under the Amcor Flexibles North America senior indenture will constitute unsubordinated obligations of Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as applicable (each, an “Amcor Flexibles North America senior debt guarantee”), and will rank senior to any guarantees that Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the Amcor Flexibles North America subordinated debt guarantors, issue under the Amcor Flexibles North America subordinated indenture (each, an “Amcor Flexibles North America subordinated debt guarantee” and, together with the Amcor Flexibles North America senior debt guarantees, the “Amcor Flexibles North America debt guarantees”).
In this description:
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the Amcor plc debt securities, AFUI debt securities, Amcor UK debt securities, AGF debt securities, Amcor Australia debt securities and Amcor Flexibles North America debt securities are sometimes referred to together as the “debt securities”;

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the Amcor plc senior debt securities, AFUI senior debt securities, Amcor UK senior debt securities, AGF senior debt securities, Amcor Australia senior debt securities and Amcor Flexibles North America senior debt securities are sometimes referred to together as the “senior debt securities”;

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the Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities and Amcor Flexibles North America subordinated debt securities are sometimes referred together as the “subordinated debt securities”;

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the Amcor plc senior indenture, AFUI senior indenture, Amcor UK senior indenture, AGF senior indenture, Amcor Australia senior indenture and Amcor Flexibles North America senior indenture are sometimes referred to together as the “senior indentures”;

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the Amcor plc subordinated indenture, AFUI subordinated indenture, Amcor UK subordinated indenture, AGF subordinated indenture, Amcor Australia subordinated indenture and Amcor Flexibles North America subordinated indenture are sometimes referred to together as the “subordinated indentures”;

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the senior indentures and the subordinated indentures are sometimes referred to together as the “indentures”;

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the Amcor plc debt guarantees, AFUI debt guarantees, Amcor UK debt guarantees, AGF debt guarantees, Amcor Australia debt guarantees and Amcor Flexibles North America debt guarantees are sometimes referred to together as the “guarantees”;

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each of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America, in each case in its capacity as issuer of debt securities, is sometimes referred to as an “issuer”;

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each of the Amcor plc debt guarantors, AFUI debt guarantors, Amcor UK debt guarantors, AGF debt guarantors, Amcor Australia debt guarantors and Amcor Flexibles North America debt guarantors are sometimes referred to as “guarantors”;

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each of the Amcor plc senior debt trustee, the AFUI senior debt trustee, the Amcor UK senior debt trustee, the AGF senior debt trustee, Amcor Australia senior debt trustee and the Amcor Flexibles North America senior debt trustee is sometimes referred to as a “senior debt trustee”;

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each of the Amcor plc subordinated debt trustee, the AFUI subordinated debt trustee, the Amcor UK subordinated debt trustee, the AGF subordinated debt trustee, Amcor Australia subordinated debt trustee and the Amcor Flexibles North America subordinated debt trustee is sometimes referred to as a “subordinated debt trustee”; and

•
each of the senior debt trustee and the subordinated debt trustee is sometimes referred to as the “trustee.”

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and the board of directors of the applicable issuer (if other than Amcor plc) and set forth or determined in the manner provided in a resolution of our board of directors and the board of directors of the applicable issuer (if other than Amcor plc), in an officers’ certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. Further terms of the debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.
An applicable prospectus supplement will specify the issuer, the guarantors, if any, whether the debt securities offered thereby will be senior or subordinated debt and whether the debt securities are to be guaranteed.
General
The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.
The Amcor plc senior debt securities and any senior debt guarantee of Amcor plc with respect to AFUI senior debt securities, Amcor UK senior debt securities, AGF senior debt securities, Amcor Australia senior debt securities or Amcor Flexibles North America senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Amcor plc and will rank equally in right of payment with Amcor plc’s other unsecured and unsubordinated indebtedness, except, in each case for indebtedness mandatorily preferred by law. The Amcor plc subordinated debt securities and any subordinated debt guarantee of Amcor plc with respect to AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Amcor plc’s senior indebtedness. Because Amcor plc is a holding company, the holders of Amcor plc debt securities and debt guarantees of Amcor plc with respect to AFUI debt securities, Amcor UK debt securities, AGF debt securities, Amcor Australia debt securities or Amcor Flexibles North America debt securities, as applicable, may not receive assets of our subsidiaries in a liquidation or recapitalization until the claims of our subsidiaries’ creditors and any insurance policyholders (in the case of our insurance subsidiaries) are paid, except to the extent that Amcor plc may have recognized claims against such subsidiaries.
The AFUI senior debt securities and any senior debt guarantee of AFUI with respect to Amcor plc senior debt securities, Amcor UK senior debt securities, AGF senior debt securities, Amcor Australia senior debt securities or Amcor Flexibles North America senior debt securities, as applicable, will be unsecured and unsubordinated obligations of AFUI and will rank equally in right of payment with AFUI’s other unsecured and unsubordinated indebtedness, except, in each case for indebtedness mandatorily preferred by law. The AFUI subordinated debt securities and any subordinated debt guarantee of AFUI with respect to Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to AFUI’s senior indebtedness.
The Amcor UK senior debt securities and any senior debt guarantee of Amcor UK with respect to Amcor plc senior debt securities, AFUI senior debt securities, AGF debt securities, Amcor Australia senior debt securities or Amcor Flexibles North America senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Amcor UK and will rank equally in right of payment with Amcor UK’s other unsecured and unsubordinated indebtedness, except, in each case for indebtedness mandatorily preferred by law. The Amcor UK subordinated debt securities and any subordinated debt guarantee of Amcor UK with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Amcor UK’s senior indebtedness.
The AGF senior debt securities and any senior debt guarantee of AGF with respect to Amcor plc senior debt securities, Amcor UK senior debt securities, AFUI senior debt securities, Amcor Australia senior debt securities or Amcor Flexibles North America senior debt securities, as applicable, will be unsecured and unsubordinated obligations of AGF and will rank equally in right of payment with AGF’s other unsecured and unsubordinated indebtedness, except, in each case for indebtedness mandatorily preferred by law. The AGF subordinated debt securities and any subordinated debt guarantee of AGF with respect to Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, AFUI subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to AGF’s senior indebtedness.
The Amcor Australia senior debt securities and any senior debt guarantee of Amcor Australia with respect to Amcor plc senior debt securities, AFUI senior debt securities, Amcor UK senior debt securities, AGF senior debt securities or Amcor Flexibles North America senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Amcor Australia and will rank equally in right of payment with Amcor Australia’s other unsecured and unsubordinated indebtedness, except, in each case for indebtedness mandatorily preferred by law. The Amcor Australia subordinated debt securities and any subordinated debt guarantee of Amcor Australia with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Amcor Australia’s senior indebtedness.
The Amcor Flexibles North America senior debt securities and any senior debt guarantee of Amcor Flexibles North America with respect to Amcor plc senior debt securities, AFUI senior debt securities, Amcor UK senior debt securities, AGF senior debt securities or Amcor Australia senior debt securities, as applicable, will be unsecured and unsubordinated obligations of Amcor Flexibles North America and will rank equally in right of payment with Amcor Flexibles North America’s other unsecured and unsubordinated indebtedness, except, in each case for indebtedness mandatorily preferred by law. The Amcor Flexibles North America subordinated debt securities and any subordinated debt guarantee of Amcor Flexibles North America with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities or Amcor Australia subordinated debt securities, as applicable, will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Amcor Flexibles North America’s senior indebtedness.
An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:
•
the name of the issuer of those debt securities and, if applicable, the name of any guarantors;

•
the title of the debt securities and whether the debt securities and, if applicable, any guarantees will be senior or subordinated;

•
the total principal amount of the debt securities;

•
whether the issuer will issue the debt securities in global form;

•
the maturity date or dates of the debt securities;

•
the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

•
the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

•
whether those debt securities will be guaranteed;

•
the place or places where principal of, and any premium or interest on, the debt securities will be paid;

•
whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer at its option or at the option of the holders;

•
whether there will be a sinking fund;

•
if other than United States dollars and denominations of $2,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

•
if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

•
if the debt securities are not subject to defeasance by the issuer;

•
any deletions from, modifications of or additions to the events of default applicable to such debt securities;

•
whether the Amcor plc debt securities will be exchangeable for or convertible into ordinary shares of Amcor plc or other securities or property and the terms and conditions governing such exchange or conversion;

•
whether the AFUI debt securities, Amcor UK debt securities, AGF debt securities, Amcor Australia debt securities or Amcor Flexibles North America debt securities, as applicable, will be exchangeable for or convertible into other securities or property of the applicable issuer and the terms and conditions governing such exchange or conversion;
•
if applicable, a discussion of certain material United States federal income tax consequences; and

•
any other terms of the debt securities being offered.

If an issuer denominates the purchase price of a series of debt securities in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, any applicable prospectus supplement will describe any special United States federal income tax consequences.
The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.
Unless otherwise indicated in any applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $2,000 or multiples of $1,000.
The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. Any applicable prospectus supplement will describe any special United States federal income tax consequences applicable to any of those discounted debt securities.
The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. Any applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked
The indentures do not restrict our, AFUI’s, Amcor UK’s, AGF’s, Amcor Australia’s or Amcor Flexibles North America’s ability to incur unsecured indebtedness or, subject to the restrictions described in “— Certain Covenants — Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing our, AFUI’s, Amcor UK’s, AGF’s, Amcor Australia’s or Amcor Flexibles North America’s indebtedness, as applicable. Accordingly, unless any applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuer or, if applicable, any guarantors incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, we, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America could become highly leveraged.
Payment and Paying Agents
Unless specified otherwise in any applicable prospectus supplement, the principal of, and any interest on, the debt securities will be payable by wire transfer for global securities or by check mailed to the address of the person entitled to the payment as it appears in the security register maintained by the trustee in accordance with the applicable indenture. Unless specified otherwise in any applicable prospectus supplement by the applicable issuer, any interest payments will be made to the persons in whose name the debt securities are registered at the close of business on the record date immediately preceding the applicable interest payment date for such debt securities, as specified in any applicable prospectus supplement.
Unless specified otherwise in any applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as the applicable issuer’s sole paying agent for payments with respect to the applicable debt securities. The applicable issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the applicable issuer will be required to maintain a paying agent in each place of payment for any debt securities, as applicable.
All moneys paid by the applicable issuer or the applicable guarantors to a paying agent for the payment of the principal or of any premium or interest on any applicable debt securities which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the applicable issuer or the applicable guarantors and the holder of such debt securities thereafter may look only to the applicable issuer or the applicable guarantors for payment thereof.
Payment of Additional Amounts
All payments of, or in respect of, principal of, and any premium and interest on, debt securities, and all payments pursuant to any guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States (including the District of Columbia and any state, possession or territory thereof), Jersey, Australia, the United Kingdom or any other jurisdiction in which the applicable issuer or the applicable guarantor becomes a resident for tax purposes (whether by merger, consolidation or otherwise) or through which the applicable issuer or any applicable guarantor makes payment on an applicable series of debt securities or any applicable Guarantee (each, a “Relevant Jurisdiction”) or any political subdivision or taxing authority of any of the foregoing, unless such taxes, duties, assessments or governmental charges are required by the law of the Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted. In that event, the applicable issuer or the applicable guarantors, as applicable, will pay such additional amounts (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in the payment to the holder of the applicable debt securities of the amounts which would have been payable in respect of such debt securities or guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:
(1)
any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such holder or beneficial owner of the applicable debt securities:

(a)
was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction or otherwise had some connection with the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such debt securities or guarantee;

(b)
presented such debt securities or guarantee for payment in any Relevant Jurisdiction, unless such debt securities or guarantee could not have been presented for payment elsewhere;

(c)
presented such debt securities or guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such debt securities or guarantee first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such debt securities or guarantee for payment on any day within such period of thirty (30) days; or

(d)
with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a person with a permanent establishment or fixed base in the United States, a “ten percent shareholder” of the applicable issuer or applicable guarantor, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding debt securities);

(2)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other government charge;

(3)
any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the debt securities or the guarantees thereof;

(4)
any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the holder or beneficial owner of such debt securities or, in the case of a global security, the beneficial owner of such global security, with a timely request of the applicable issuer, the applicable guarantors, the Trustee or any Paying Agent addressed to such holder or beneficial owner, as the case may be, (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or (b) to make or provide any declaration, application or claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of an Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, W-8ECI or W-9);

(5)
any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or under a similar provision;

(6)
any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the debt securities to comply with (a) the requirements of Sections 1471 through 1474 (commonly known as “FATCA”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction; or

(7)
any combination of items (1), (2), (3), (4), (5) and (6);

nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such debt securities or guarantee to any such holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment on such debt securities or guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the debt securities or guarantee.
Whenever there is mentioned, in any context, any payment of or in respect of the principal of, or any premium or interest on, any debt securities (or any payments pursuant to the guarantee thereof), such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the applicable indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the applicable indenture, and any express mention of the payment of Additional Amounts in any provisions of the applicable indenture shall not be construed as excluding Additional Amounts in those provisions of such indenture where such express mention is not made.
Certain other additional amounts may be payable in respect of debt securities and guarantees as a result of certain consolidations or mergers involving, or conveyances, transfer or leases of properties and assets by, the applicable issuer or the applicable guarantors. See “— Certain Covenants — Consolidation, merger and sale of assets.”

Redemption for changes in withholding taxes
If, as the result of (a) any change in or any amendment to the laws, regulations, or published tax rulings of any Relevant Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application, or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations or published tax rulings either generally or in relation to debt securities or guarantees, which change or amendment is proposed and becomes effective on or after the later of (x) the original issue date of an applicable series of debt securities or guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of an issuer or any guarantor, change in place of payment on an applicable series of debt securities or guarantees or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such later date, the applicable issuer or the applicable guarantors would be required to pay any Additional Amounts pursuant to the applicable indenture or the terms of any guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of the guarantors, a payment in respect of such interest would be required to be made by the applicable guarantors under the guarantees thereof on such interest payment date and the applicable guarantors would be unable, for reasons outside their control, to procure payment by the applicable issuer), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the applicable issuer or the applicable guarantors, the applicable issuer may, at its option, redeem all (but not less than all) of the corresponding debt securities, upon not less than 30 nor more than 60 days’ written notice as provided in the applicable indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided, however, that:
(1)
no such notice of redemption may be given earlier than 60 days prior to the earliest date on which such issuer or such guarantors would be obligated to pay such Additional Amounts were a payment in respect of the applicable series of debt securities or the applicable guarantees thereof then due; and

(2)
at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

Prior to any such redemption, such issuer, the applicable guarantor or any Person with whom such issuer or the applicable guarantor has consolidated or merged, or to whom such issuer or the applicable guarantor has conveyed or transferred or leased all or substantially all of its properties and assets (the successor Person in any such transaction, a “Successor Person”), as the case may be, shall provide the Trustee with an opinion of counsel to the effect that the conditions precedent to such redemption have occurred and a certificate signed by an authorized officer stating that the obligation to pay Additional Amounts cannot be avoided by taking measures that such issuer, the applicable guarantor or the Successor Person, as the case may be, believes are commercially reasonable.
Certain Covenants
Pursuant to the applicable indenture, the corresponding issuer and guarantors have covenanted and agreed as follows.
Limitation on Liens
Pursuant to the applicable indenture, for so long as any of the applicable series of Amcor plc debt securities or the applicable guarantees issued by Amcor plc are outstanding, Amcor plc will not, and will not permit any Subsidiary to, create, assume, incur, issue or otherwise have outstanding any Lien upon, or with respect to, any of the present or future business, property, undertaking, assets or revenues (including, without limitation, any Equity Interests and uncalled capital), whether now owned or hereafter acquired (together, “assets”) of Amcor plc or such Subsidiary, to secure any Indebtedness, unless the applicable series of debt securities and applicable guarantees are secured by such Lien equally and ratably with (or prior to) such Indebtedness, except for the following, to which this covenant shall not apply:
(a)
Liens on assets securing Indebtedness of Amcor plc or such Subsidiary outstanding on the original issue date of the applicable series of debt securities;

(b)
Liens on assets securing Indebtedness owing to Amcor plc or any Subsidiary (other than a Project Subsidiary);

(c)
Liens existing on any asset prior to the acquisition of such asset by Amcor plc or any Subsidiary after the original issue date of the applicable series of applicable debt securities, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets, (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date of such acquisition of such asset and (iv) such Lien shall be discharged within one year of the date of acquisition of such asset or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;

(d)
Liens on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the original issue date of the applicable series of debt securities that existed prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated), (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) and (iv) such Lien shall be discharged within one year of the date such Person becomes a Subsidiary (or is so merged or consolidated) or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to Amcor plc and the Subsidiaries;

(e)
Liens created to secure Indebtedness, directly or indirectly, incurred for the purpose of purchasing Equity Interests or other assets (other than real or personal property of the type contemplated by clause (f) below), provided that (i) such Lien shall secure only such Indebtedness incurred for the purpose of purchasing such assets, (ii) such Lien shall apply only to the assets so purchased (and to proceeds and products of, and, in the case of any assets other than Equity Interests, any subsequently after-acquired property that is affixed or incorporated into, the assets so purchased) and (iii) such Lien shall be discharged within two years of such Lien being granted;

(f)
Liens created to secure Indebtedness incurred for the purpose of acquiring or developing any real or personal property or for some other purpose in connection with the acquisition or development of such property, provided that (i) such Lien shall secure only such Indebtedness, (ii) such Lien shall not apply to any other assets of Amcor plc or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the property so acquired or developed and (iii) the rights of the holder of the Indebtedness secured by such Lien shall be limited to the property that is subject to such Lien, it being the intention that the holder of such Lien shall not have any recourse to Amcor plc or any Subsidiaries personally or to any other property of Amcor plc or any Subsidiary;

(g)
Liens for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that (i) such Lien applies only to the assets that are the subject of such import or export contract and (ii) the amount of Indebtedness secured thereby does not exceed the amount so guaranteed or insured;

(h)
Liens for Indebtedness from an international or governmental development agency or authority to finance the development of a specific project, provided that (i) such Lien is required by applicable law or practice and (ii) the Lien is created only over assets used in or derived from the development of such project;

(i)
any Lien created in favor of co-venturers of Amcor plc or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;

(j)
Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;

(k)
Liens arising by operation of law in the ordinary course of business of Amcor plc or any Subsidiary;

(l)
Liens created by Amcor plc or any Subsidiary over a Project Asset of Amcor plc or such Subsidiary, provided that such Lien secures only (i) in the case of a Lien over assets referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by Amcor plc or such Subsidiary or (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of Amcor plc or such Subsidiary;

(m)
Liens arising under any netting or set-off arrangement entered into by Amcor plc or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Amcor plc or any Subsidiary;

(n)
Liens incurred in connection with any extension, renewal, replacement or refunding (together, a “refinancing”) of any Lien permitted in clauses (a) through (m) above and any successive refinancings thereof permitted by this clause (n) (each an “Existing Security”), provided that (i) such Liens do not extend to any asset that was not expressed to be subject to the Existing Security, (ii) the principal amount of Indebtedness secured by such Liens does not exceed the principal amount of Indebtedness that was outstanding and secured by the Existing Security at the time of such refinancing and (iii) any refinancing of an Existing Security incurred in accordance with clauses (c) through (e) above (and any subsequent refinancings thereof permitted by this clause (n)) will not affect the obligation to discharge such Liens within the time frames that applied to such Existing Security at the time it was first incurred (as specified in the applicable clause);

(o)
any Lien arising as a result of a Change in Lease Accounting Standard; and

(p)
other Liens by Amcor plc or any Subsidiary securing Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Indebtedness secured thereby, the aggregate principal amount of all outstanding Indebtedness of Amcor plc and any Subsidiary secured by any Liens pursuant to this clause (p) shall not exceed 10% of Total Tangible Assets at such time.

There are no restrictions in either of the indentures limiting the amount of unsecured Indebtedness that Amcor plc or any of its Subsidiaries may have outstanding at any time.
Consolidation, merger and sale of assets
Each indenture provides that for so long as any of the debt securities of any series issued thereunder or guarantees thereunder are outstanding, neither the applicable issuer nor any applicable guarantor may consolidate with or merge into any other Person that is not such issuer or an applicable guarantor, or convey, transfer or lease all or substantially all of its properties and assets to any Person that is not such issuer or an applicable guarantor, unless:
(1)
any Person formed by such consolidation or into which such issuer or such guarantor, as the case may be, is merged or to whom such issuer or such guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership or trust organized and validly existing under the laws of its jurisdiction of organization, and such Person either is such issuer or any other applicable guarantor or assumes by supplemental indenture such issuer’s or such guarantor’s obligations, as the case may be, on such applicable series of debt securities or such guarantees, as applicable, and under such indenture (including any obligation to pay any Additional Amounts);
(2)
immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the applicable issuer or any applicable guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)
any such Person not incorporated or organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, Jersey, the Commonwealth of Australia or the United Kingdom or any state or territory thereof shall expressly agree by a supplemental indenture;

(a)
to indemnify the holder of each such applicable series of debt securities and each beneficial owner of an interest therein against (X) any tax, duty, assessment or other governmental charge imposed on such holder or beneficial owner or required to be withheld or deducted from any, payment to such holder or beneficial owner as a consequence of such consolidation, merger, conveyance, transfer or lease, and (Y) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease; and

(b)
that all payments pursuant to such applicable series of debt securities or such applicable guarantees in respect of the principal of and any premium and interest on such series of debt securities, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization or residency of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person will pay such additional amounts (“Successor Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder or beneficial owner of debt securities of such series of the amounts which would have been received pursuant to such debt securities or such guarantees, as the case may be, had no such withholding or deduction been required, subject to the same exceptions as would apply with respect to the payment by the applicable issuer or the applicable guarantors of Additional Amounts in respect of such debt securities or such guarantees (substituting the jurisdiction of organization of such Person for any Relevant Jurisdiction) (see “— Payment of Additional Amounts”); and

(4)
certain other conditions are met.

The foregoing provisions would not necessarily afford holders of an applicable series of debt securities protection in the event of highly leveraged or other transactions involving the applicable issuer or the applicable guarantors that may adversely affect holders of such debt securities.
Events of Default
An “Event of Default” is defined in each indenture, with respect to a series of debt securities, as:
•
a default in the payment of any principal of or any premium on any debt securities of such series when due, whether at maturity, upon redemption or otherwise and, provided that if such default is caused solely by technical or administrative error, the continuance of such default for a period of three Business Days;

•
a default in the payment of any interest or any Additional Amounts due and payable on any debt securities of such series and the continuance of such default for a period of 30 days;

•
a default in the performance or breach of any other covenant, obligation or agreement of the applicable issuer or any applicable guarantor in the applicable indenture with respect to the applicable debt securities of such series or applicable guarantee and the continuance of such default or breach for a period of 60 days, after written notice of such default has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the applicable debt securities of such series outstanding;
•
(i) any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) of the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary becomes due and is required to be paid prior to its contractual maturity date by reason of any event of default or acceleration (however described), (ii) the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary fails (after the expiration of any applicable grace period) to make any payment in respect of any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) on the due date for payment, (iii) any security given by the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) is enforced or (iv) default is made (after the expiration of any applicable grace period) by the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies), unless such Indebtedness is discharged or an event of default or acceleration related to such Indebtedness is waived or rescinded, as applicable;

•
one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (or its equivalent in any other currency or currencies), shall be rendered against the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary or any combination thereof and the same shall remain unsatisfied or undischarged for a period of 30 consecutive days, during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon assets of the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary to enforce such judgment;

•
any applicable guarantee is held to be unenforceable or invalid in a judicial proceeding or is claimed in writing by the applicable issuer or any applicable guarantor not to be valid or enforceable, or any applicable guarantee is denied or disaffirmed in writing by the applicable Issuer or any applicable guarantor, except, in each case, as permitted in accordance with the terms of such indenture; and

•
certain events of bankruptcy or insolvency with respect to the applicable issuer, any applicable guarantor or any applicable Principal Subsidiary, as more fully set out in such indenture.

If an Event of Default (other than certain events of bankruptcy or insolvency) with respect to the debt securities of any series occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of such debt securities to be due and payable immediately, by a notice in writing to the applicable issuer with a copy to the applicable guarantors (and to the trustee if given by holders). Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable. If certain Events of Default triggered by certain events of bankruptcy or insolvency occur and are continuing, the principal of, Additional Amounts, if any, and any accrued interest on the applicable series of debt securities then outstanding shall become immediately due and payable; provided, however, that any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment for payment of money has been obtained by the trustee, the holders of a majority in principal amount of such debt securities at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to the debt securities of such series, other than the non-payment of the accelerated principal or interest, have been cured or waived as provided in the applicable indenture and certain other actions have been taken by the applicable issuer or an applicable guarantor.
The foregoing provision shall be without prejudice to the rights of each individual holder to initiate an action against the applicable issuer or the applicable guarantors for payment of any principal, Additional Amounts, and/or interest past due on any corresponding debt securities, as the case may be.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the applicable holders, unless among other things, such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the applicable series of outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect of the debt securities of such series.
No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder (in each case to the extent otherwise permitted by applicable law), unless:
•
such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request, and such holder or holders have offered indemnity satisfactory to the trustee to institute such proceeding on behalf of the holders; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer.

Such limitations do not apply, however, to a suit instituted by a holder of debt securities for the enforcement of payment of the principal of or interest on such debt securities on or after the applicable due date specified in such debt securities.
Modification and waiver
There are three types of changes the applicable issuer can make to the applicable indenture and the corresponding debt securities.
Changes requiring unanimous approval
First, there are the following changes, which the applicable issuer cannot make to an applicable series of debt securities or the applicable indenture without the specific consent of the holder of each outstanding debt security affected thereby:
•
Change the stated maturity of, or any installment of, the principal, premium (if any) or interest on the debt securities of such series or the rate of interest on the debt securities of such series or change the applicable issuer’s obligation to pay Additional Amounts on the debt securities of such series, as described above under the section entitled “— Payment of Additional Amounts.”

•
Change the place or currency of payment on the debt securities of such series.

•
Impair the ability of any holder of the debt securities of such series to sue for payment.

•
Reduce the amount of principal payable upon acceleration of the maturity of the debt securities of such series following an Event of Default.

•
Reduce any amounts due on the debt securities of such series.

•
Reduce the aggregate principal amount of the debt securities of such series the consent of the holders of which is needed to modify or amend the applicable indenture.

•
Reduce the aggregate principal amount of the debt securities of any series the consent of the holders of which is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults.

•
Modify in a way that adversely affects holders any other aspect of the provisions dealing with modification or waiver under the applicable indenture.

•
Modify in a way that adversely affects holders the terms and conditions of the applicable guarantors’ payment obligations (including with respect to Additional Amounts) under the debt securities of such series.

•
Waive a default or an Event of Default in the payment of principal of, or interest or premium, if any, on the debt securities of such series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, and a waiver of the payment default that resulted from such acceleration).

•
Subordinate the debt securities of any series or the guarantees thereof to any other obligation of the applicable issuer or any of the applicable guarantors.

•
Release any applicable guarantee (other than in accordance with the applicable indenture).

•
Change any of the provisions set forth above requiring the consent of the holders of the applicable debt securities.

Changes requiring majority approval
With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, the applicable issuer and the Trustee may modify the applicable indenture or the debt securities of such series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of modifying in any manner the rights of the holders of such debt securities; provided that the applicable issuer cannot obtain a waiver of a payment default or any change in respect of the applicable indenture or the debt securities of such series listed under “— Changes requiring unanimous approval” without the consent of each holder of applicable debt securities to such waiver or change.
Changes not requiring approval
The third type of change does not require any vote or consent by holders of an applicable series of debt securities. This type is limited to clarifications and certain other changes as specified in the applicable indenture that would not adversely affect holders of the debt securities of such series in any material respect, including conforming the provisions of any indenture to the disclosure set forth in this prospectus or any applicable prospectus supplement or free writing prospectus.
Further details concerning voting / consenting
When taking a vote or obtaining a consent, the applicable issuer will use the principal amount that would be due and payable on the voting date, if the maturity of the corresponding debt securities of such series were accelerated to that date because of an Event of Default.
Debt securities of an applicable series will not be considered outstanding, and therefore not eligible to vote, if the applicable issuer has deposited or set aside in trust for you money for their payment or redemption, or if such debt securities have been cancelled by the trustee or delivered to the trustee for cancellation.
The applicable issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders of debt securities. If the applicable issuer or the Trustee sets a record date for a vote or other action to be taken by holders of the debt securities of any series, that vote or action may be taken only by persons who are holders of such outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that such issuer may specify (or as the Trustee may specify, if it set the record date). The applicable issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.
Satisfaction and discharge
The applicable indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

(1)
either:

(a)
all debt securities under such indenture that have been authenticated and delivered, except lost, stolen or destroyed debt securities under such indenture that have been replaced or paid and applicable series of debt securities for whose payment money has been deposited in trust and thereafter repaid to the applicable issuer or discharged from such trust, have been delivered to the trustee for cancellation; or

(b)
all debt securities under such indenture that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, and, in each case the applicable issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in US dollars, not-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the applicable series of debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the maturity date or redemption date, as the case may be;

(2)
no default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the applicable issuer is a party or by which the applicable issuer is bound;

(3)
the applicable issuer has paid or caused to be paid all sums payable by it under the applicable indenture including all amounts due and payable to the trustee; and

(4)
the applicable issuer has delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the applicable series of debt securities at its maturity date or redemption date, as the case may be.

In addition, the applicable issuer must deliver to the trustee an officers’ certificate of one of its responsible officers and an opinion of counsel reasonably acceptable to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance and covenant defeasance
Each indenture provides that the applicable issuer and the applicable guarantors, at the applicable issuer’s or the applicable guarantor(s)’s option with respect to debt securities of a series issued thereunder:
(1)
will be deemed to have been discharged from their respective obligations in respect of an applicable series of debt securities (except for certain obligations to register the transfer of or exchange such debt securities, to replace stolen, lost, destroyed or mutilated debt securities of such series upon satisfaction of certain requirements (including, without limitation; providing such security or indemnity as the Trustee, the applicable issuer or the applicable guarantors may require) and except obligations to pay all amounts due and owing to the trustee under the applicable indenture), to maintain paying agents and to hold certain moneys in trust for payment); or

(2)
need not comply with certain restrictive covenants of the applicable indenture (including those described under “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Consolidation, merger and sale of assets”), in each case if the applicable issuer or the applicable guarantors deposit in trust with the trustee (i) money in an amount, (ii) U.S. Government Obligations that through the scheduled payment of principal and interest in respect of the debt securities of such series in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (iii) a combination thereof, in each case sufficient to pay all the principal of, and any premium and interest (and any Additional Amounts then known) on such debt securities, on the dates such payments are due in accordance with the terms of the applicable indenture and such debt securities.

In the case of discharge pursuant to clause (1) above, the applicable issuer or the applicable guarantors, as the case may be, is required to deliver to the trustee an opinion of counsel stating that (a) the applicable issuer or the applicable guarantors, as the case may be, has received from, or there has been published by, the IRS, a ruling or (b) since the original issue date of the series of debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the applicable series of debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (1) above and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised. In the case of discharge pursuant to clause (2) above, the applicable issuer or the applicable guarantors, as the case may be, is required to deliver to the Trustee an opinion of counsel stating that the holders of the debt securities of the applicable series will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (2) above and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:
•
by the applicable depositary to a nominee of the depositary;

•
by any nominee to the depositary itself or another nominee; or

•
by the depositary or any nominee to a successor depositary or any nominee of the successor.

An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.
When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.
As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:
•
will not be entitled to have any of the underlying debt securities registered in their names;

•
will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•
will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.
It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.
Subordination under the Amcor plc Subordinated Debt Indenture
The Amcor plc subordinated debt securities and the subordinated debt guarantees of Amcor plc with respect to AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities and Amcor Flexibles North America subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America, respectively, to the extent provided in the Amcor plc subordinated debt indenture. None of Amcor plc, as issuer, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as Amcor plc subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Amcor plc subordinated debt securities or any Amcor plc subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Amcor plc, as issuer, or AFUI, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America, as Amcor plc subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, as described above, the holders of Amcor plc subordinated debt securities or the Amcor plc subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be.
The Amcor plc subordinated debt indenture defines the term “senior indebtedness” to mean:
•
all indebtedness of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, whether outstanding on the date of the Amcor plc subordinated debt indenture or incurred later, for money borrowed (other than Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Amcor plc subordinated debt indenture);
•
any indebtedness of others described in the preceding bullet point which Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, has guaranteed or which is otherwise its legal obligation;

•
any of Amcor plc’s, AFUI’s, Amcor UK’s, AGF’s, Amcor Australia’s or Amcor Flexibles North America’s, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

•
renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

“Senior indebtedness” does not include:
•
any indebtedness of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, to its subsidiaries; or

•
any indebtedness of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, which by its terms ranks equal or subordinated to the Amcor plc subordinated debt securities or Amcor plc subordinated debt guarantees in rights of payment or upon liquidation.

Because of the subordination provisions described above, some of the general creditors of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, may recover proportionately more than holders of the Amcor plc subordinated debt securities or Amcor plc subordinated debt guarantees if the assets of Amcor plc, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, are distributed as a result of insolvency or bankruptcy. The Amcor plc subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Amcor plc subordinated debt indenture. See “— Defeasance” for additional information regarding the legal defeasance provisions affecting the subordinated debt.
We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Amcor plc and any applicable Amcor plc subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Amcor plc subordinated debt securities.
Subordination under the AFUI Subordinated Debt Indenture
The AFUI subordinated debt securities and the subordinated debt guarantees of AFUI with respect to Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities and Amcor Flexibles North America subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America, respectively, to the extent provided in the AFUI subordinated debt indenture. None of AFUI, as issuer, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as AFUI subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the AFUI subordinated debt securities or any AFUI subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of AFUI, as issuer, or Amcor plc, Amcor UK, AGF, Amcor Australia and Amcor Flexibles North America, as AFUI subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, as described above, the holders of Amcor plc subordinated debt securities or the

AFUI subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be.
The AFUI subordinated debt indenture defines the term “senior indebtedness” to mean:
•
all indebtedness of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, whether outstanding on the date of the AFUI subordinated debt indenture or incurred later, for money borrowed (other than AFUI subordinated debt securities, Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the AFUI subordinated debt indenture);

•
any indebtedness of others described in the preceding bullet point which AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, has guaranteed or which is otherwise its legal obligation;

•
any of AFUI’s, Amcor plc’s, Amcor UK’s, AGF’s, Amcor Australia’s or Amcor Flexibles North America’s, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

•
renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

“Senior indebtedness” does not include:
•
any indebtedness of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, to its subsidiaries; or

•
any indebtedness of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, which by its terms ranks equal or subordinated to the Amcor plc subordinated debt securities or AFUI subordinated debt guarantees in rights of payment or upon liquidation.

Because of the subordination provisions described above, some of the general creditors of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, may recover proportionately more than holders of the AFUI subordinated debt securities or AFUI subordinated debt guarantees if the assets of AFUI, Amcor plc, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, are distributed as a result of insolvency or bankruptcy. The AFUI subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the AFUI subordinated debt indenture. See “— Defeasance” for additional information regarding the legal defeasance provisions affecting the subordinated debt.
We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of AFUI and any applicable AFUI subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell AFUI subordinated debt securities.
Subordination under the Amcor UK Subordinated Debt Indenture
The Amcor UK subordinated debt securities and the subordinated debt guarantees of Amcor UK with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities and Amcor Flexibles North America subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia and Amcor Flexibles North America, respectively, to the extent provided in the Amcor UK subordinated debt indenture. None of Amcor UK, as issuer, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as Amcor UK subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Amcor UK subordinated debt securities or any Amcor UK subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Amcor UK, as issuer, or Amcor plc, AFUI, AGF, Amcor Australia and Amcor Flexibles North America, as Amcor UK subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, as described above, the holders of Amcor UK subordinated debt securities or the Amcor UK subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be.
The Amcor UK subordinated debt indenture defines the term “senior indebtedness” to mean:
•
all indebtedness of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, whether outstanding on the date of the Amcor UK subordinated debt indenture or incurred later, for money borrowed (other than Amcor UK subordinated debt securities, Amcor plc subordinated debt securities, AFUI subordinated debt securities, AGF subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Amcor UK subordinated debt indenture);

•
any indebtedness of others described in the preceding bullet point which Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, has guaranteed or which is otherwise its legal obligation;

•
any of Amcor UK’s, Amcor plc’s, AFUI’s, AGF’s, Amcor Australia’s or Amcor Flexibles North America’s, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

•
renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

“Senior indebtedness” does not include:
•
any indebtedness of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, to its subsidiaries; or

•
any indebtedness of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, which by its terms ranks equal or subordinated to the Amcor UK subordinated debt securities or Amcor UK subordinated debt guarantees in rights of payment or upon liquidation.

Because of the subordination provisions described above, some of the general creditors of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, may recover proportionately more than holders of the Amcor UK subordinated debt securities or Amcor UK subordinated debt guarantees if the assets of Amcor UK, Amcor plc, AFUI, AGF, Amcor Australia or Amcor Flexibles North America, as the case may be, are distributed as a result of insolvency or bankruptcy. The Amcor UK subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Amcor UK subordinated debt indenture. See “— Defeasance” for additional information regarding the legal defeasance provisions affecting the subordinated debt.

We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Amcor UK and any applicable Amcor UK subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Amcor UK subordinated debt securities.
Subordination under the AGF Subordinated Debt Indenture
The AGF subordinated debt securities and the subordinated debt guarantees of AGF with respect to Amcor plc subordinated debt securities, Amcor UK subordinated debt securities, AFUI subordinated debt securities, Amcor Australia subordinated debt securities and Amcor Flexibles North America subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia and Amcor Flexibles North America, respectively, to the extent provided in the AGF subordinated debt indenture. None of AGF, as issuer, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as AGF subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the AGF subordinated debt securities or any AGF subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of AGF, as issuer, or Amcor plc, AFUI, Amcor UK, Amcor Australia and Amcor Flexibles North America, as AGF subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, as described above, the holders of AGF subordinated debt securities or the AGF subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be.
The AGF subordinated debt indenture defines the term “senior indebtedness” to mean:
•
all indebtedness of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, whether outstanding on the date of the AGF subordinated debt indenture or incurred later, for money borrowed (other than AGF subordinated debt securities, Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, Amcor Australia subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the AGF subordinated debt indenture);

•
any indebtedness of others described in the preceding bullet point which AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, has guaranteed or which is otherwise its legal obligation;

•
any of AGF’s, Amcor plc’s, AFUI’s, Amcor UK’s, Amcor Australia’s or Amcor Flexibles North America’s, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

•
renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

“Senior indebtedness” does not include:
•
any indebtedness of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, to its subsidiaries; or

•
any indebtedness of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, which by its terms ranks equal or subordinated to the AGF subordinated debt securities or AGF subordinated debt guarantees in rights of payment or upon liquidation.

Because of the subordination provisions described above, some of the general creditors of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, may recover proportionately more than holders of the AGF subordinated debt securities or AGF subordinated debt guarantees if the assets of AGF, Amcor plc, AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America, as the case may be, are distributed as a result of insolvency or bankruptcy. The AGF subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the AGF subordinated debt indenture. See “— Defeasance” for additional information regarding the legal defeasance provisions affecting the subordinated debt.
We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of AGF and any applicable AGF subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell AGF subordinated debt securities.
Subordination under the Amcor Australia Subordinated Debt Indenture
The Amcor Australia subordinated debt securities and the subordinated debt guarantees of Amcor Australia with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities and Amcor Flexibles North America subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF and Amcor Flexibles North America, respectively, to the extent provided in the Amcor Australia subordinated debt indenture. None of Amcor Australia, as issuer, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as Amcor plc subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Amcor Australia subordinated debt securities or any Amcor Australia subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Amcor Australia, as issuer, or Amcor plc, AFUI, Amcor UK, AGF and Amcor Flexibles North America, as Amcor Australia subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, as described above, the holders of Amcor Australia subordinated debt securities or the Amcor Australia subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be.
The Amcor Australia subordinated debt indenture defines the term “senior indebtedness” to mean:
•
all indebtedness of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, whether outstanding on the date of the Amcor Australia subordinated debt indenture or incurred later, for money borrowed (other than Amcor Australia subordinated debt securities, Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities or Amcor Flexibles North America subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Amcor Australia subordinated debt indenture);

•
any indebtedness of others described in the preceding bullet point which Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, has guaranteed or which is otherwise its legal obligation;

•
any of Amcor Australia’s, Amcor plc’s, AFUI’s, Amcor UK’s, AGF’s or Amcor Flexibles North America’s, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

•
renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

“Senior indebtedness” does not include:
•
any indebtedness of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, to its subsidiaries; or

•
any indebtedness of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, which by its terms ranks equal or subordinated to the Amcor Australia subordinated debt securities or Amcor Australia subordinated debt guarantees in rights of payment or upon liquidation.

Because of the subordination provisions described above, some of the general creditors of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, may recover proportionately more than holders of the Amcor Australia subordinated debt securities or Amcor Australia subordinated debt guarantees if the assets of Amcor Australia, Amcor plc, AFUI, Amcor UK, AGF or Amcor Flexibles North America, as the case may be, are distributed as a result of insolvency or bankruptcy. The Amcor Australia subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Amcor Australia subordinated debt indenture. See “— Defeasance” for additional information regarding the legal defeasance provisions affecting the subordinated debt.
We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Amcor Australia and any applicable Amcor Australia subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Amcor Australia subordinated debt securities.
Subordination under the Amcor Flexibles North America Subordinated Debt Indenture
The Amcor Flexibles North America subordinated debt securities and the subordinated debt guarantees of Amcor Flexibles North America with respect to Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities and Amcor Australia subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF and Amcor Australia, respectively, to the extent provided in the Amcor Flexibles North America subordinated debt indenture. None of Amcor Flexibles North America, as issuer, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as Amcor Flexibles North America subordinated debt guarantors, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Amcor Flexibles North America subordinated debt securities or any Amcor Flexibles North America subordinated debt guarantees at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. If any of Amcor Flexibles North America, as issuer, or Amcor plc, AFUI, Amcor UK, AGF and Amcor Australia, as Amcor Flexibles North America subordinated debt guarantors, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, as described above, the holders of Amcor Flexibles North America subordinated debt securities or the Amcor Flexibles North America subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be.
The Amcor Flexibles North America subordinated debt indenture defines the term “senior indebtedness” to mean:
•
all indebtedness of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, whether outstanding on the date of the Amcor Flexibles North

America subordinated debt indenture or incurred later, for money borrowed (other than Amcor Flexibles North America subordinated debt securities, Amcor plc subordinated debt securities, AFUI subordinated debt securities, Amcor UK subordinated debt securities, AGF subordinated debt securities or Amcor Australia subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a Capitalized Lease Obligation (as defined in the Amcor Flexibles North America subordinated debt indenture);
•
any indebtedness of others described in the preceding bullet point which Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, has guaranteed or which is otherwise its legal obligation;

•
any of Amcor Flexibles North America’s, Amcor plc’s, AFUI’s, Amcor UK’s, AGF’s or Amcor Australia’s, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

•
renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above.

“Senior indebtedness” does not include:
•
any indebtedness of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, to its subsidiaries; or

•
any indebtedness of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, which by its terms ranks equal or subordinated to the Amcor Flexibles North America subordinated debt securities or Amcor Flexibles North America subordinated debt guarantees in rights of payment or upon liquidation.

Because of the subordination provisions described above, some of the general creditors of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, may recover proportionately more than holders of the Amcor Flexibles North America subordinated debt securities or Amcor Flexibles North America subordinated debt guarantees if the assets of Amcor Flexibles North America, Amcor plc, AFUI, Amcor UK, AGF or Amcor Australia, as the case may be, are distributed as a result of insolvency or bankruptcy. The Amcor Flexibles North America subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Amcor Flexibles North America subordinated debt indenture. See “— Defeasance” for additional information regarding the legal defeasance provisions affecting the subordinated debt.
We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Amcor Flexibles North America and any applicable Amcor Flexibles North America subordinated debt guarantor of a recent date in any prospectus supplement under which we offer to sell Amcor Flexibles North America subordinated debt securities.
Guarantees
Under each guarantee, the applicable guarantor will unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the applicable indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.
The obligations of each guarantor under the guarantees will be unconditional, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the applicable guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the applicable issuer.

Conversion Rights
An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into ordinary shares of Amcor plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the applicable issuer’s option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.
Governing law
The indentures, and any debt securities and related guarantees that the applicable issuers and the applicable guarantors may, from time to time, issue, will be governed by and construed in accordance with the laws of the State of New York, but without regard to the principles of conflicts of laws of such State that would permit or require the application of the laws of a jurisdiction other than such State, provided, however, that all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Amcor plc will be governed by and construed in accordance with the laws of the Bailiwick of Jersey, all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by AFUI will be governed by and construed in accordance with the laws of the State of Delaware, all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Amcor UK will be governed by and construed in accordance with the laws of England and Wales, all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by AGF will be governed by and construed in accordance with the laws of England and Wales, all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Amcor Australia will be governed by and construed in accordance with the laws of the Commonwealth of Australia and all matters governing the authorization and execution of the applicable indentures and any debt securities and guarantees issued by Amcor Flexibles North America will be governed by and construed in accordance with the laws of Missouri.
Consent to service of process
The indentures provide that each of the applicable issuers and the applicable guarantors have irrevocably designated C T Corporation as its authorized agent for service of process in any legal action or proceeding, arising out of or relating to the applicable indentures, and any debt securities or related guarantees that the applicable issuers and the applicable guarantors may, from time to time, issue, brought in any federal or state court in the Borough of Manhattan, The City of New York, New York, and the applicable issuers and the applicable guarantors will each irrevocably submit to the non-exclusive jurisdiction of such courts.
Concerning the Trustee
Deutsche Bank Trust Company Americas is the Trustee under each indenture. Among other things, the indentures provide that the applicable issuers and the applicable guarantors will jointly and severally indemnify the Trustee, its directors, officers and employees against any claim, loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, bad faith or willful misconduct of the Trustee in connection with the acceptance or administration of the trust created by the applicable indenture.
Certain Definitions
For purposes of this Description of Debt Securities and Guarantees:
“Accounts” means the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement of the Group, prepared on a consolidated basis in accordance with U.S. GAAP, together with reports (including directors’ reports and, if applicable, auditors’ reports) and notes attached to or intended to be read with any such consolidated financial statements.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, United States, London, United Kingdom, Sydney, Australia or Melbourne, Australia are required or authorized to be closed.
“Change in Lease Accounting Standard” means, and shall be deemed to have occurred, as of the date of effectiveness of the FASB Accounting Standards Codification 842, Leases (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) and, as applicable, the date of effectiveness of the AASB AAS 16 (Leases).
“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.
“Finance Lease” means a “finance lease” in accordance with U.S. GAAP under FASB Accounting Standards Codification 840, Leases.
“Group” means Amcor plc and its Subsidiaries taken as a whole.
“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall not be a Hedge Agreement.
“Indebtedness” means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised or otherwise arising in respect of any financial accommodation whatsoever, including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Indebtedness (whether actual or contingent, present or future) of another Person that is guaranteed, directly or indirectly, by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (c) the net amount actually or contingently (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d) liabilities (whether actual or contingent, present or future) in respect of redeemable preferred Equity Interests in such Person or any obligation of such Person incurred to buy back any Equity Interests in such Person, (e) liabilities (whether actual or contingent, present or future) under Finance Leases for which such Person is liable, (f) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (g) all obligations of such Person in respect of the deferred purchase price of any asset or service and any related obligation deferred (i) for more than 90 days or (ii) if longer, in respect of trade creditors, for more than the normal period of payment for sale and purchase within the relevant market (but not including any deferred amounts arising as a result of such a purchase being contested in good faith), (h) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (i) all obligations of such Person evidenced by debentures, notes, debenture stock, bonds or other financial instruments, whether issued for cash or a consideration other than cash and in respect of which such Person is liable as drawer, acceptor, endorser, issuer or otherwise, (j) obligations of such Person in respect of notes, bills of exchange or commercial paper or other financial instruments and (k) any indebtedness (whether actual or contingent, present or future) for moneys owing under any instrument entered into by such Person primarily as a method of raising finance and that is not otherwise referred to in this definition. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Lien” means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or capital lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset.
“Limited Recourse Indebtedness” means Indebtedness incurred by the Company or any Subsidiary to finance the creation or development of a Project or proposed Project of the Company or such Subsidiary, provided that, as specified in the terms of such Limited Recourse Indebtedness:
(a)
the Person (the “Relevant Person”) in whose favor such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against the Company or such Subsidiary, as applicable, or against the Project Assets of the Company or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of the Project Assets of the Company or such Subsidiary, as applicable encumbered by such Lien and the amount of Indebtedness secured by such Lien; and

(b)
the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, the Company or any Subsidiary (including for breach of any representation or warranty or obligation), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against the Company or any Subsidiary or (iii) to apply to wind up, or prove in the winding up of, the Company or any Subsidiary, such that the Relevant Person’s only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.

“Person” means any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Subsidiary” means, as of any date, any Subsidiary (including any Successor Person of such Subsidiary) that (i) accounts for greater than 5% of the consolidated total assets of the Company and its Subsidiaries as of such date, determined in accordance with U.S. GAAP, or (ii) accounted for greater than 5% of the consolidated revenues of the Company and its Subsidiaries for the immediately preceding fiscal year of the Company, determined in accordance with U.S. GAAP.
“Project” means any project or development undertaken or proposed to be undertaken by the Company or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.
“Project Assets” means (a) any asset or property of the Company or any Subsidiary relating to the creation or development of a Project or proposed Project of the Company or such Subsidiary, including any assets or property of the Company or such Subsidiary, as applicable, derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent company of such Subsidiary, provided that (i) such Subsidiary carries on no business other than the business of such Project or proposed Project and (ii) there is no recourse to such direct parent company of such Subsidiary other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests.
“Subsidiary” means, with respect any Person, (a) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns or controls sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and (b) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Total Tangible Assets” means, as of any date, (a) the aggregate amount of the assets (other than intangible assets, goodwill and deferred tax assets) of the Group, as disclosed on the consolidated statement of financial position in the most recent Accounts of the Group, minus (b) the lesser of (i) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (ii) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Accounts of the Group, plus (c) the net cash proceeds received by the Company from any share capital issuance by the Company consummated after the date of the most recent balance sheet included in such Accounts and on or prior to such date.
“U.S. GAAP” means the generally accepted accounting principles in the United States.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

DESCRIPTION OF WARRANTS
Amcor plc may issue warrants to purchase its debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, subject to the consent of the Jersey Financial Services Commission, if required. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Amcor plc and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of certain material United States federal income tax consequences; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America may sell the securities covered by this prospectus in any of the following ways (or in any combination):
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through underwriters, dealers or remarketing firms;

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directly to one or more purchasers, including to a limited number of institutional purchasers;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents;

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directly to our stockholders, including as a dividend or distribution or in a subscription rights offering;

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any combination of the distribution methods above; or

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any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.
In addition, we, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and that applicable prospectus supplement, sell securities covered by this prospectus and that applicable prospectus supplement. If so, the third party may use securities borrowed from us, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America or others to settle such sales and may use securities received from us to close any related short positions. We, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and that applicable prospectus supplement.
The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in any applicable prospectus supplement or supplements and will include, among other things:
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the type of and terms of the securities offered;

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the price of the securities;

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the proceeds to us from the sale of the securities;

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the names of the securities exchanges, if any, on which the securities are listed;

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the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

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any underwriting discounts, agency fees or other compensation to underwriters or agents; and

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any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in any applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in any applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The applicable prospectus supplement will state any material relationships between the underwriters and us and the nature of the underwriters’ obligation to take and pay for securities.
Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.
If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.
Securities may also be offered and sold, if so indicated in any applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America and its compensation will be described in any applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.
The securities may be sold directly by us, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America or through agents designated by us from time to time. In the case of securities sold directly by us, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America to such agents, will be set forth in any applicable prospectus supplement. Unless otherwise indicated in any applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
We, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement or supplements relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.
Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, AFUI, Amcor UK, AGF, Amcor Australia and/or Amcor Flexibles North America, to indemnification by us, AFUI, Amcor UK, AGF, Amcor Australia and/or Amcor Flexibles North America against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
Unless otherwise indicated in any applicable prospectus supplement, all securities offered by this prospectus will be new issues with no established trading market. We, AFUI, Amcor UK, AGF, Amcor Australia or Amcor Flexibles North America, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in any applicable prospectus supplement, neither we, AFUI, Amcor UK, AGF, Amcor Australia nor Amcor Flexibles North America shall be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
The validity of the securities will be passed upon for us by Perkins Coie LLP, as to certain matters of New York and Delaware law, Armstrong Teasdale LLP, as to certain matters of Missouri law, Ogier (Jersey) LLP, as to certain matters of Jersey law, Herbert Smith Freehills, as to certain matters of Australian law, and Herbert Smith Freehills LLP, as to certain matters of English law.

$500,000,000
Amcor Group Finance plc
5.450% Guaranteed Senior Notes due 2029
With full and unconditional guarantees as to payment of
principal and interest by each of
Amcor plc
Amcor Finance (USA), Inc.
Amcor UK Finance plc
Amcor Pty Ltd
Amcor Flexibles North America, Inc.

PROSPECTUS SUPPLEMENT

Global Coordinators
Citigroup	Wells Fargo Securities
Joint Book-Running Managers
J.P Morgan Mizuho TD Securities
Deutsche Bank Securities PNC Capital Markets LLC Standard Chartered Bank
May 21, 2024